                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  NEXLAND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.0001 per share, of Nexland, Inc.

    (2) Aggregate number of securities to which transaction applies: (i) 34,824,172 shares of Nexland common stock, (ii) vested in-the-money options to purchase 6,178,846 shares of Nexland common stock and (iii) warrants to purchase 100,000 shares of Nexland common stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based upon the estimated aggregate merger consideration of $19,600,000 to be paid to the Nexland stockholders. The actual merger consideration will be equal to $19,600,000, less payment to the holders of outstanding and vested in-the-money options and warrants. The amount to be paid to the holders of outstanding and vested in-the-money options and warrants is estimated to be $1,746,198. In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $19,600,000 by 0.0000809000.

    (4) Proposed maximum aggregate value of transaction: $19,600,000.

    (5) Total fee paid: $1,585.64.


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                               ------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
                                                      -------------------------
    (3) Filing Party:
                      ---------------------------------------------------------
    (4) Date Filed:
                    -----------------------------------------------------------

                                [LOGO OF NEXLAND]


                                  NEXLAND, INC.
                              1101 BRICKELL AVENUE
                             NORTH TOWER - 2ND FLOOR
                              MIAMI, FLORIDA 33131


Dear Stockholder:

         We invite you to attend a special meeting of stockholders of Nexland, Inc. to be held at 10 a.m., Eastern time, on July 14, 2003, at J.W. Marriott Hotel, 1109 Brickell Avenue, 5th Floor, Miami, Florida 33131. Holders of record of Nexland common stock at the close of business on June 13, 2003 will be entitled to vote at the special meeting or any adjournment or postponement of that meeting.

         At the special meeting, we will ask you to approve and adopt the merger agreement that we entered into on May 13, 2003 with Symantec Corporation, a Delaware corporation, and Nebraska Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Symantec. Under the merger agreement, Nebraska Acquisition Sub will be merged with Nexland. As a result of the merger, Nexland will become a wholly owned subsidiary of Symantec.

         If we complete the merger, our stockholders will receive an aggregate amount in cash equal to $19,600,000, less payment to the holders of outstanding and vested in-the-money options and warrants, or approximately $0.5118 per share of outstanding common stock, assuming no options or warrants are exercised or cancelled prior to the merger and based on 34,824,172 shares of common stock outstanding as of May 13, 2003.

         We cannot complete the merger unless all of the conditions to closing are satisfied, including the approval and adoption of the merger agreement by holders of a majority of the outstanding shares of Nexland common stock. Assuming the merger agreement is approved and adopted by the holders of a majority of the outstanding shares of Nexland common stock and the other conditions to closing are satisfied, the merger will be completed promptly following the special meeting.

         Nexland's Board of Directors carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the Board of Directors has determined that the terms of the merger agreement and the merger are advisable and are fair to and in the best interests of Nexland and its stockholders. In making this determination, the Board of Directors considered, among other things, oral opinions, subsequently confirmed in writing, on May 13, 2003, of Kendrick Pierce Securities, Inc., Nexland's financial advisor, to the effect that, as of that date and on the basis of and subject to the matters reviewed with the Board of Directors and contained in Kendrick Pierce's written opinion, which is attached as an appendix to the attached proxy statement, the aggregate consideration to be received by the holders of Nexland common stock in the merger is fair from a financial point of view.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         Several stockholders and all directors, who collectively hold approximately 81.0% of our common stock, have expressed their support for the merger and have entered into voting agreements and executed irrevocable proxies obligating them to vote their shares in favor of the approval and adoption of the merger agreement.

         The attached notice of special meeting and proxy statement explain the proposed merger and merger agreement and provide detailed information concerning the special meeting. Please carefully read these materials, including the appendices.

         Your vote is important, so I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read the attached proxy statement, please indicate on the enclosed proxy card the manner in which you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of Nexland's Board of Directors. Returning the proxy card does not deprive you of your right to attend the special meeting and to vote your shares in person. If you do not vote, it will have the same effect as voting against the merger.

         We hope to see you at the meeting.

                                   Sincerely,


                                  ---------------------------------------------
                                Gregory S. Levine
                                  President, Chief Executive Officer and
                                  Chairman of the Board

June 16, 2003

                                  NEXLAND, INC.
                              1101 BRICKELL AVENUE
                             NORTH TOWER - 2ND FLOOR
                              MIAMI, FLORIDA 33131

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 14, 2003

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Nexland, Inc. will be held on July 14, 2003, at J.W. Marriott Hotel, 1109 Brickell Avenue, 5th Floor, Miami, Florida 33131, at 10 a.m., Eastern time, for the following purposes, as more fully described in the attached proxy statement:

         (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated May 13, 2003, by and among Symantec Corporation, Nebraska Acquisition Sub, Inc. and Nexland, Inc.; and

         (2) To consider such other business as may properly come before the special meeting and any adjournment or postponement thereof.

         Your Board of Directors has unanimously determined that the merger is in the best interests of Nexland and its stockholders and unanimously recommends that you vote to approve and adopt the merger agreement. This item of business to be submitted to a vote of the stockholders at the special meeting is more fully described in the attached proxy statement, which we urge you to read carefully.

         Stockholders of record at the close of business on June 13, 2003 are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the meeting. All stockholders are cordially invited to attend the special meeting in person. Approval and adoption of the merger agreement will require the affirmative vote of the holders of a majority of outstanding Nexland common stock.

         Nexland common stockholders will have the right to dissent from the merger and obtain payment in cash for the fair value of their shares of common stock under applicable provisions of the Delaware General Corporation Law. To perfect dissenter's rights, Nexland stockholders must give written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. The judicially determined fair value of your shares may be more or less than the price per share to be paid in the merger. In the absence of an equitable exception, a stockholder in an appraisal proceeding will bear its own expenses, including expert witness and attorneys' fees. A copy of the applicable Delaware statutory provisions is included as Appendix D to the attached proxy statement and a summary of these provisions can be found under "The Merger - Appraisal Rights of Stockholders" in the attached proxy statement.

         You should not send any certificates representing shares of Nexland common stock with your proxy card. Upon approval of the merger, you will be sent instructions regarding the procedure to exchange your stock certificates for the cash merger consideration.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
                                MERGER PROPOSAL.

                             YOUR VOTE IS IMPORTANT

         Your vote is very important. Whether or not you plan to attend the special meeting, to ensure your representation, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. Any executed but unmarked proxy cards will be voted for approval and adoption of the merger agreement. You may revoke your proxy in the manner described in the attached proxy statement at any time before it has been voted at the special meeting. Any stockholder attending the special meeting may vote in person even if such stockholder has previously returned a proxy card.

                                      By Order of the Board of Directors,


                                      -----------------------------------------
                                      Gregory S. Levine
                                      President, Chief Executive Officer and
Miami, Florida                        Chairman of the Board
June 16, 2003

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This proxy statement is dated and is first being mailed to our stockholders on or about June 16, 2003.

                                TABLE OF CONTENTS


                                                                                                           PAGE NO.
                                                                                                           --------

SUMMARY TERM SHEET..............................................................................................iii

QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1
         When and where is the special meeting?...................................................................1
         What is the purpose of the special meeting?..............................................................1
         What effect will the merger have on Nexland?.............................................................1
         What will I receive in the merger?.......................................................................1
         Will I own any shares of Nexland common stock or Symantec common stock after completion of the merger?...1
         What do I need to do now?................................................................................1
         Should I send my stock certificates now?.................................................................2
         When do you expect the merger to be completed?...........................................................2
         When will I receive the cash consideration for my shares of Nexland common stock?........................2
         What are the United States federal income tax consequences of the merger?................................2
         What rights do I have to dissent from the merger?........................................................2
         Do members of Nexland's management team have different interests in the merger?..........................2
         What happens to options to purchase Nexland common stock in the merger?..................................3
         What happens to warrants to purchase Nexland common stock in the merger?.................................3
         Who is entitled to vote?.................................................................................3
         Who can attend the special meeting?......................................................................3
         If my shares are held in "street name" by my broker, will my broker vote my shares for me?...............3
         What constitutes a quorum?...............................................................................3
         How do I vote?...........................................................................................3
         What if I do not specify how my shares are to be voted?..................................................4
         Can I change my vote after I return my proxy card?.......................................................4
         What is the Board of Directors' recommendation?..........................................................4
         What vote is required to approve the merger agreement?...................................................4
         Who should I contact if I have more questions about the merger?..........................................4

SUMMARY...........................................................................................................5
         The Parties..............................................................................................5
         The Special Meeting......................................................................................5
         Vote Required............................................................................................6
         Record Date For Voting...................................................................................6
         The Merger...............................................................................................6

SUMMARY UNAUDITED CONDENSED FINANCIAL DATA.......................................................................12
INFORMATION CONCERNING THE SPECIAL MEETING.......................................................................13
THE MERGER.......................................................................................................15
         Background of the Merger................................................................................15
         Purpose of the Merger; Certain Effects of the Merger....................................................17
         Recommendation of the Board of Directors................................................................17
         Reasons for the Merger..................................................................................17
         Opinion of Kendrick Pierce Securities, Inc..............................................................18
         Interests of Certain Persons in the Merger..............................................................22


                                                                                                           PAGE NO.
                                                                                                           --------

         Merger Financing; Source of Funds.......................................................................22
         Material United States Federal Income Tax Consequences..................................................22
         Exchange of Cash for Nexland Stock Certificates.........................................................24
         Accounting Treatment....................................................................................24
         Appraisal Rights of Stockholders........................................................................24

THE MERGER AGREEMENT.............................................................................................26
SECURITY OWNERSHIP OF NEXLAND COMMON STOCK.......................................................................36
PRICE RANGE OF COMMON STOCK AND DIVIDENDS........................................................................38
         Holders Of Common Equity................................................................................38
         Dividends...............................................................................................38

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................39
OTHER MATTERS....................................................................................................40
         Proposals by Stockholders of Nexland....................................................................40
         Incorporation by Reference..............................................................................40
         Where You Can Find More Information.....................................................................40

APPENDIX A......................................................................................................A-1

APPENDIX B......................................................................................................B-1

APPENDIX C......................................................................................................C-1

APPENDIX D......................................................................................................D-1

APPENDIX E......................................................................................................E-1



                                  NEXLAND, INC.
                              1101 BRICKELL AVENUE
                             NORTH TOWER - 2ND FLOOR
                              MIAMI, FLORIDA 33131

                            -------------------------

                                 PROXY STATEMENT
                                  JUNE 3, 2003

                            -------------------------


         This proxy statement is being furnished to stockholders of Nexland, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at the special meeting of stockholders of Nexland to be held on July 14, 2003, at J.W. Marriott Hotel, 1109 Brickell Avenue, 5th Floor, Miami, Florida 33131, at 10 a.m., local time, and at any postponements or adjournments thereof. Nexland is making this proxy solicitation.

                               SUMMARY TERM SHEET

         The following summary briefly describes the material terms of the proposed merger whereby we will become a wholly-owned subsidiary of Symantec. This summary does not contain all the information that may be important for you to consider when evaluating the merger. We encourage you to read this proxy statement in its entirety before voting. The sections below include references to direct you to more complete descriptions of the matters discussed in this summary.

         If we complete the merger, our stockholders will receive an aggregate amount in cash equal to $19,600,000, less payment to the holders of outstanding and vested in-the-money options and warrants. Based on 34,824,172 shares of common stock outstanding as of May 13, 2003 and assuming no options or warrants are exercised or cancelled prior to the merger, you will receive approximately $0.5118 per share of outstanding common stock.

         The most relevant aspects and consequences of the merger are summarized as follows:

         o Our stockholders and holders of options and warrants to purchase our common stock will no longer have any equity interest in us.

         o All outstanding and vested in-the-money options to purchase shares of Nexland common stock will be canceled and extinguished and will be automatically exchanged for the right to receive a cash payment equal to an aggregate of $1,746,197.57, subject to adjustment.

         o All outstanding warrants to purchase shares of Nexland common stock that are not validly exercised before the effective time of the merger will be automatically terminated without consideration. Holders of warrants will be given an opportunity to exercise the warrants prior to the completion of the merger, in which case such holders will receive a cash payment equal to the difference between approximately $0.5118 per share and the per share exercise price for such warrant.

         o We will no longer be a public company, and our stock will no longer be traded on the Over-the-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc.

         o All outstanding shares of our common stock will be owned by Symantec other than those shares for which appraisal rights are exercised. See "The Merger Agreement - Purpose of the Merger; Certain Effects of the Merger" beginning on page 17.

         o The merger is subject to several conditions, including obtaining the affirmative vote of the holders of a majority of the outstanding shares of our common stock and other customary closing conditions. See "The Merger Agreement - Conditions to the Merger" beginning on page 31.

         o Our Board of Directors has unanimously determined that the merger is advisable, fair to, and in the best interests of, us and our stockholders and unanimously recommends that you approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger. See "The Merger - Recommendation of the Board of Directors" beginning on page 17.

         o Our Board of Directors has received an opinion from Kendrick Pierce Securities, Inc., our financial advisor, to the effect that the cash merger consideration to be received by our stockholders is fair, from a financial point of view, to our stockholders. See "The Merger
            - Opinion of Kendrick Pierce Securities, Inc." beginning on page 18.

         o Executive officers and directors of Nexland have some interests in the merger that may be different from, or in addition to, the interests of stockholders generally. Nexland has provided our officers and directors with liability insurance in respect of acts or omissions of each person covered by our current policy occurring prior to the completion of the merger. In addition, Gregory S.

            Levine and I. Daniel Sultan will be employed by Symantec following the merger and Martin E. Dell'Oca will receive severance compensation. See "The Merger - Interests of Certain Persons in the Merger" beginning on page 22.

         o The merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Current directors and officers of Nexland holding an aggregate of approximately [80.2%] of our outstanding common stock have agreed to vote in favor of the merger. See "Information Concerning the Special Meeting" beginning on page 13 and "The Merger Agreement - Voting Agreements" beginning on page 35.

         o Our common stockholders are entitled to appraisal rights under Delaware law. See "The Merger - Appraisal Rights of Stockholders" beginning on page 24.

         o We expect the receipt of the cash merger consideration by our stockholders to be treated as a taxable transaction. See "The Merger
            - Material United States Federal Income Tax Consequences" beginning on page 22.

         o If the merger agreement is terminated, we may be required to pay Symantec a termination fee of $800,000 and reimburse Symantec for all merger-related expenses or reimburse Symantec up to $300,000 for all merger related expenses, depending on the circumstances of the termination. See "The Merger Agreement - Termination Fee" beginning on page 34.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         The following are some questions, you, as our stockholder, may have about the merger and answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information provided in these questions and answers is not complete and additional important information is contained in the remainder of this proxy statement.


WHEN AND WHERE IS THE SPECIAL MEETING?

         We will hold a special meeting of our stockholders on Monday, July 14, 2003, at 10:00 a.m., Eastern time, at J.W. Marriott Hotel, 1109 Brickell Avenue, 5th Floor, Miami, Florida 33131.


WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

         At the special meeting, you will be asked to approve and adopt the merger agreement dated May 13, 2003 among Symantec Corporation, Nebraska Acquisition Sub, Inc. and Nexland, Inc. Only our stockholders as of the close of business on June 13, 2003, the record date, will be entitled to vote at the special meeting.


WHAT EFFECT WILL THE MERGER HAVE ON NEXLAND?

         A special merger subsidiary formed by Symantec will be merged with and into Nexland. Upon completion of the merger, Nexland will become a wholly owned subsidiary of Symantec.


WHAT WILL I RECEIVE IN THE MERGER?

         In the merger you will receive a cash payment for your shares of Nexland common stock. Nexland stockholders will receive an aggregate amount in cash equal to $19,600,000, less payment to the holders of outstanding and vested in-the-money options and warrants. This is expected to result in a cash payment of approximately $0.5118 for each share of Nexland common stock outstanding immediately prior to the consummation of the merger based on 34,824,172 shares of common stock outstanding as of May 13, 2003.


WILL I OWN ANY SHARES OF NEXLAND COMMON STOCK OR SYMANTEC COMMON STOCK AFTER COMPLETION OF THE MERGER?

         No.  You will be paid cash for your shares of Nexland common stock.


WHAT DO I NEED TO DO NOW?

         After reading this proxy statement carefully, you should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person. Unless contrary instructions are indicated on your proxy, all of your shares of Nexland common stock represented by valid proxies will be voted "FOR" the approval and adoption of the merger agreement and the merger.


SHOULD I SEND MY STOCK CERTIFICATES NOW?

         No. If the merger is completed, each share of Nexland common stock issued and outstanding immediately prior to the completion of the merger will be canceled and extinguished and will be automatically converted into the right to receive an amount of cash consideration as provided for in the merger agreement, without interest. After the merger is completed, Symantec will send you written instructions for exchanging your Nexland stock certificates for your cash consideration.


WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

         Assuming the merger agreement is approved and adopted by the holders of a majority of the outstanding shares of Nexland common stock, the merger is expected to be completed promptly following the special meeting. However, we cannot assure you that all conditions to the merger will be satisfied or, if satisfied, the date by which they will be satisfied.


When will I receive the cash consideration for my shares of Nexland common stock?

         After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration paid in the merger. When you properly return and complete the required documentation with your shares, you will promptly receive from the paying agent a payment of the cash consideration for your shares.


WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

         We expect the merger to be treated as a taxable transaction to you for United States federal income tax purposes. A brief summary of the United States federal income tax consequences of the merger appears beginning on page 22 of this proxy statement. You are urged to consult your tax advisor as to the tax consequences to you of the merger in your particular circumstances.


WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?

         If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law which are summarized beginning on page 24 of this proxy statement. The appraised fair value of your shares will be determined exclusive of any value arising from the accomplishment or expectation of the merger and may be more or less than the merger consideration.


Do members of Nexland's management team have different interests in the merger?

         Yes. One member of management will receive severance benefits under an existing employment agreement as a result of the merger and two members of management will be employed by Symantec after the merger. Officers and directors of Nexland have also been provided with liability insurance for acts and omissions occurring prior to the completion of the merger. In addition, options to purchase shares of Nexland common stock granted to our employees, including officers and directors, will be cancelled and will be automatically exchanged for the right to receive a cash payment equal to an aggregate of $1,746,197.57, subject to adjustment. Of that total, officers and directors will receive $931,884.95 in exchange for options they hold. As a condition of Symantec entering into the merger agreement, certain members of our management have entered into indemnification agreements pursuant to which they will indemnify Symantec for a portion of the amount by which Nexland's total liabilities exceed $4,700,000 as of the closing of the merger. See "The Merger - Interests of Certain Persons in the Merger."

WHAT HAPPENS TO OPTIONS TO PURCHASE NEXLAND COMMON STOCK IN THE MERGER?

         Under the merger agreement, all outstanding and vested in-the-money options will be canceled and extinguished and will be automatically exchanged for the right to receive a cash payment equal to an aggregate of $1,746,197.57, subject to adjustment, of which officers and directors will receive $931,884.95 in exchange for options they hold. An in-the-money option is any option that has an exercise price per share that is less than $0.5118 per share, the amount of the cash consideration per share to be paid in the merger. All other options will be canceled and extinguished upon completion of the merger without consideration. No options will be assumed by Symantec as a result of the merger.


WHAT HAPPENS TO WARRANTS TO PURCHASE NEXLAND COMMON STOCK IN THE MERGER?

         Outstanding warrants to purchase shares of Nexland common stock will not be assumed by Symantec as a result of the merger. Holders of warrants will be given an opportunity to exercise the warrants prior to the completion of the merger, in which case such holders will receive a cash payment equal to the difference between approximately $0.5118 and the per share exercise price for such warrant. Any warrants not exercised prior to the completion of the merger will be automatically canceled without consideration.


WHO IS ENTITLED TO VOTE?

         Only stockholders of record on the close of business on the record date, June 13, 2003, are entitled to receive notice of the special meeting and to vote the shares of Nexland common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of Nexland common stock will be entitled to one vote on each matter to be voted upon at the meeting. The holders of common stock vote together as a single class.


WHO CAN ATTEND THE SPECIAL MEETING?

         All Nexland stockholders as of the record date, or their duly appointed proxies, may attend the special meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 9:30 a.m., and seating will begin at 9:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.


IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         No. If you hold your shares in "street name" (that is, through a broker or other nominee), your broker will not be able to vote your shares without instructions from you. You should follow the directions provided by your broker to vote your shares. If you plan to attend the special meeting, please note that you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.


WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Nexland common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, Nexland stockholders held a total of 34,824,172 votes. As such, holders of at least 17,412,087 shares must be present at the meeting, in person or by proxy, to obtain a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.


HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, then it will be voted as you direct. If you intend to vote to approve the merger agreement, you should mark the box on the proxy card to indicate you vote "FOR" the merger agreement. If you are a registered stockholder and attend the meeting, then you may deliver your completed proxy card in person or vote by ballot at the meeting. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.


WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

         If you submit a proxy but do not indicate any voting instructions, then your shares of Nexland common stock will be voted in accordance with the Board of Directors' recommendations.


CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.


WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION?

         In summary, the Board of Directors recommends a vote "FOR."

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote for the approval and adoption of the merger agreement in accordance with the recommendation of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.


WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

         The affirmative vote of the holders of a majority of the outstanding shares of Nexland common stock will be required for approval of the merger agreement. A properly executed proxy marked "Abstain" with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the matter to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum. Accordingly, a broker non-vote will have the same effect as a vote against the approval and adoption of the merger agreement.


WHO SHOULD I CONTACT IF I HAVE MORE QUESTIONS ABOUT THE MERGER?

         If you have questions about the merger or would like additional copies of this proxy statement, you should contact Martin E. Dell'Oca, Chief Financial Officer of Nexland, at (305) 358-7771.

                                     SUMMARY

         This summary, together with the Questions and Answers section, highlights selected information discussed in greater detail elsewhere in this proxy statement and may not contain all of the information that is important to you. We urge you to read carefully this entire proxy statement and the other documents to which this proxy statement refers, including the merger agreement, which is attached to this proxy statement as Appendix A and the information regarding appraisal rights, which is attached to this proxy statement as Appendix D, to understand fully the merger. See the section titled "Where You Can Find More Information" on page 40 for details of how you can obtain additional information about Nexland and the merger. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this proxy statement.


THE PARTIES

         NEXLAND, INC. Nexland is in the business of designing and selling the Internet Sharing Box product line. These products consist of hardware routers that allow users, connected to the Internet, to share Internet access at the same time using only one modem, one telephone line or cable connection, and one Internet access account. In addition, these products include a "firewall," providing network security. The products are compatible with personal computers. All products allow simultaneous and independent Internet access for up to 253 users on a network, as well as firewall security protection to prevent unwanted access to the local network. Nexland's common stock is quoted on the Over-the-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "XLND."

         Nexland is incorporated under the laws of the State of Delaware. Nexland's executive offices are located at 1101 Brickell Avenue, Suite 200, North Tower, Miami, Florida 33131. Nexland's telephone number is (305) 358-7771.

         SYMANTEC CORPORATION. Symantec, a world leader in Internet security technology, provides a broad range of content and network security software and appliance solutions to enterprises, individuals and service providers. Symantec is a leading provider of client, gateway and server security solutions for virus protection, firewall and virtual private network, vulnerability management, intrusion detection, Internet content and e-mail filtering, remote management technologies and security services to enterprises and service providers around the world. Founded in 1982, Symantec has offices in 38 countries worldwide. Symantec's common stock is quoted on the Nasdaq National Market under the symbol "SYMC."

         Symantec is Nexland's largest customer, having accounted for approximately 61% and 29% of our sales for the years ended December 31, 2002 and 2001, respectively.

         Symantec is incorporated under the laws of the State of Delaware. Symantec's executive offices are located at 20330 Stevens Creek Boulevard, Cupertino, California 95014. Symantec's telephone number is (408) 253-9600.

         NEBRASKA ACQUISITION SUB, INC. Symantec formed Nebraska Acquisition Sub as a Delaware corporation for the sole purpose of entering into the merger agreement. Nebraska Acquisition Sub is a wholly owned subsidiary of Symantec and has not engaged in any business activity other than in connection with the merger and the related transactions.

         Nebraska Acquisition Sub's executive offices are located at 20330 Stevens Creek Boulevard, Cupertino, California 95014. Its telephone number is
(408) 253-9600.


THE SPECIAL MEETING

         The special meeting will be held at 10 a.m., Eastern time, on July 14, 2003 at J.W. Marriott Hotel, 1109 Brickell Avenue, 5th Floor, Miami, Florida 33131. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement, a copy of which is attached as Appendix A to this proxy statement, pursuant to which Nebraska Acquisition Sub will be merged with and into us and we will become a wholly owned subsidiary of Symantec. For a more complete description of the special meeting, please refer to the section titled "Information Concerning the Special Meeting" on page 13 of this proxy statement.


VOTE REQUIRED

         In order for the merger to be completed, the merger agreement must be approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Holders of approximately 80.2% of our common stock have expressed their intention to vote in favor of the merger agreement and have signed voting agreements and executed irrevocable proxies obligating them to vote their shares in favor of the merger. A copy of the form of voting agreement is attached as Appendix B to this proxy statement.


RECORD DATE FOR VOTING

         The close of business on June 13, 2003 is the record date for determining holders of shares of our common stock entitled to vote at the special meeting. Each share of common stock will be entitled to one vote. On the record date, there were 34,824,172 shares of common stock entitled to vote at the special meeting.


THE MERGER

         For a more complete description of the merger, please refer to the section titled "The Merger" beginning on page 15 of this proxy statement. A copy of the merger agreement governing the merger is attached as Appendix A to this proxy statement. You are encouraged to read the merger agreement in its entirety because it is the legal document that governs the merger.

         STRUCTURE OF THE MERGER. The merger transaction will be effected by the merger of Nebraska Acquisition Sub with and into Nexland, resulting in Nexland becoming a wholly owned subsidiary of Symantec.

         WHAT YOU WILL RECEIVE IN THE MERGER. Pursuant to the merger agreement and upon completion of the merger, each outstanding share of Nexland common stock will be canceled and automatically converted into the right to receive an amount of cash equal to the dollar amount equal to the fraction, the numerator of which is $19,600,000 minus the amount of consideration paid to the holders of outstanding and vested in-the-money options and validly exercised warrants, and the denominator of which is the total number of shares of Nexland common stock outstanding immediately prior to the completion of the merger. Assuming that no options or warrants are exercised or canceled prior to the completion of the merger and based on 34,824,172 shares of common stock outstanding as of May 13, 2003, each outstanding share of Nexland common stock will be converted into the right to receive a cash amount of $0.5118 upon completion of the merger.

         PURPOSE OF THE MERGER. The principal purpose of the merger is to bring value to our stockholders by selling Nexland's business for cash. For a more complete description of the purpose of the merger, please refer to the section titled "The Merger - Purpose of the Merger; Certain Effects of the Merger" on page 16 of this proxy statement.

         DELISTING OF NEXLAND COMMON STOCK. Upon completion of the merger, Nexland's common stock will be delisted from the Over-the-Counter Bulletin Board and will no longer be publicly traded. For a more complete description of the delisting of Nexland common stock, please refer to the section titled "The Merger - Purpose of the Merger; Certain Effects of the Merger" on page 16 of this proxy statement.

         RECOMMENDATION OF THE BOARD OF DIRECTORS. The Board of Directors, taking into account, among other things, the opinion of Kendrick Pierce Securities, Inc., has unanimously determined that the merger agreement and the merger are advisable and are fair to you and in your and our best interests and unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement. For a more complete discussion of the recommendation of the Board, see the section titled "The Merger - Recommendation of the Board of Directors" on page 16 of this proxy statement.

         OPINION OF KENDRICK PIERCE SECURITIES, INC. On May 8, 2003, Kendrick Pierce Securities, Inc. delivered an oral opinion, subsequently confirmed in writing on May 13, 2003, to the Board of Directors that, as of that date and on the basis of and subject to the matters reviewed with the Board, the aggregate consideration to be received by the stockholders in the merger, was fair from a financial point of view to Nexland's stockholders. We have attached a copy of the opinion as Appendix C to this proxy statement. The opinion of Kendrick Pierce is addressed to the Board, does not address any other aspect of the merger, and does not constitute a recommendation as to how you should vote at the special meeting. For a more complete description of the opinion of Kendrick Pierce, please refer to the section titled "The Merger - Opinion of Kendrick Pierce Securities, Inc." beginning on page 22 of this proxy statement.

         INTERESTS OF CERTAIN PERSONS IN THE MERGER. In considering the recommendation of the Board of Directors with respect to the merger, stockholders should be aware that the executive officers and directors of Nexland have interests in the merger that may be different from, or in addition to, the interests of Nexland stockholders generally. For example, several officers of Nexland are expected to be employed by Symantec following the merger, and one executive officer will receive severance compensation upon completion of the merger pursuant to an existing employment agreement. All the holders of outstanding and vested in-the-money options to purchase shares of Nexland common stock, including officers and directors of Nexland, will receive a cash payment equal to the difference between $0.5118 and the per share exercise price for their option in connection with the merger. In addition, the executive officers and directors of Nexland will be indemnified by Nexland, and Nexland will cause directors and officers insurance to be provided on their behalf. As a condition to Symantec entering into the merger agreement, certain officers of Nexland have each entered into an indemnification agreement pursuant to which he will indemnify Symantec for a portion of the amount that Nexland's total liabilities exceed $4,700,000 as of the closing of the merger. The Board of Directors was aware of these interests and considered them, among other matters, in making its recommendation to approve and adopt the merger agreement and the merger. For a more complete description of the interests of certain persons in the merger, please refer to the section titled "The Merger-Interests of Certain Persons in the Merger" beginning on page 22 of this proxy statement.

         REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER. We are not aware of any material governmental or regulatory approval required for completion of the merger other than compliance with Delaware law.

         CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The receipt of cash for shares pursuant to the merger is a taxable event to our stockholders. In general, a stockholder who receives cash in exchange for shares should recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the cash and the stockholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. If the shares exchanged constitute capital assets in the hands of the stockholder, such gain or loss would be capital gain or loss. In general, capital gains recognized by an individual are subject to preferential United States federal income tax rates if the shares were held for more than one year, and if held for one year or less at the time of the merger, they are subject to a tax at ordinary income tax rates. Capital loss deductions are subject to limits. You are urged to consult your tax advisor as to the consequences of the merger in your particular circumstances immediately following the merger. For a more complete description of United States federal income tax consequences of the merger, please refer to the section titled "The Merger-Material United States Federal Tax Consequences" beginning on page 22 of this proxy statement.

         CONDITIONS TO THE MERGER. Each party's obligation to complete the merger is subject to a number of conditions, including the approval and adoption of the merger agreement by our stockholders and the absence of any prohibition against the completion of the merger by any applicable law or regulation, judgment, order or decree. The obligations of Symantec and Nebraska Acquisition Sub are not subject to a financing condition.

         Our obligation to complete the merger is subject to additional conditions, any of which may be waived by us, including, generally, the accuracy of the representations and warranties of Symantec and the performance in all material respects of Symantec's obligations under the merger agreement.

         The obligations of Symantec to complete the merger are subject to additional conditions, any of which may be waived by Symantec, including, among others:

         o  The accuracy of our representations and warranties;

         o The performance in all material respects of our obligations under the merger agreement;

         o Gregory S. Levine, I. Daniel Sultan and David Lonardo being employed by Symantec on substantially the same terms and with substantially the same responsibilities and having entered into terms of employment satisfactory to Symantec;

         o The assignment to Nexland by Nexland, S.A. of certain trademarks to "Nexland," "Internet Sharing Box," "Etherland," and "Plug N' Net";

         o The amendment of the irrevocable option agreement terminating the limited license granted to Nexland, S.A., granting Nexland, S.A. a limited license to sell Nexland's products which Nexland, S.A. holds in inventory in Europe and Africa for a period of 180 days and granting Nexland, S.A. the limited right to use certain trademarks in Europe and Africa for a period of 180 days;

         o The delivery by Gregory S. Levine, I. Daniel Sultan and Martin E. Dell'Oca to Symantec of an indemnification agreement; and

         o The holders of 5% or less of our outstanding shares of common stock having demanded and perfected appraisal rights at the effective time of the merger.

         The assignment to Nexland by Nexland S.A. of certain trademarks, the amendment of the irrevocable option agreement and the delivery of indemnification agreements has already been completed. For a more complete description of the conditions to the merger, please refer to the section titled "The Merger Agreement - Conditions to the Merger" beginning on page 31 of this proxy statement.

         TERMINATION OF THE MERGER AGREEMENT. The merger agreement may be terminated, whether before or after receiving stockholder approval, without completing the merger, under certain circumstances, including the following:

         o  By the mutual written consent of the parties;

         o  By us or Symantec:

            o if the merger is not completed by August 31, 2003, or such other date as we and Symantec may agree upon;

            o if there is any law that makes completion of the transactions contemplated by the merger agreement illegal or if there is an order, decree, ruling or injunction having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; or

            o if our stockholders do not approve and adopt the merger agreement at the special meeting or any adjournment or postponement thereof.

         o  By Symantec:

            o if Nexland fails to comply in any material respect with any of the covenants or agreements contained in the merger agreement to be complied with or performed by Nexland, or if there exists a breach or breaches of any representation or warranty of Nexland contained in the merger agreement;

            o if our Board of Directors fails to recommend the adoption of the merger agreement to our stockholders, or withdraws, amends or modifies in a manner adverse to Symantec its recommendation to the stockholders of Nexland for adoption of the merger agreement;

            o if a tender offer for any of the outstanding shares of capital stock of Nexland is commenced prior to the special meeting and within the time required by Rule 14e-2(a) under the Securities Exchange Act of 1934, and the Board of Directors fails to recommend against acceptance of such tender offer, or takes no position with respect to such tender offer, or states its inability to take a position with respect to such tender offer;

            o if Nexland or our Board of Directors takes any position with respect to any acquisition proposal (other than the merger agreement) other than a recommendation to reject such acquisition proposal; or

            o if our Board of Directors resolves to accept, accepts or recommends to the stockholders of Nexland a superior proposal.

         o  By Nexland:

            o if Symantec or Nebraska Acquisition Sub fails to comply in any material respect with any of its covenants or agreements contained in the merger agreement, or if there exists any breach or breaches of any representation or warranty of Symantec or Nebraska Acquisition Sub contained in the merger agreement; and

            o if prior to the closing of merger, our Board of Directors determines in good faith, after consultation with its financial and legal advisors, that another acquisition proposal constitutes a superior proposal and the Board of Directors believes in its good faith judgment, after receiving advice of its outside legal counsel, that its failure to terminate the merger agreement and enter into the superior proposal would constitute a breach of its fiduciary duties, provided that we:

               o  provide proper notice to Symantec of our intention;

               o afford Symantec an opportunity to match the terms of the superior proposal and to negotiate with us to make other adjustments in the terms and conditions of the merger agreement that would permit the Board of Directors to recommend the merger agreement as revised;

               o have not received from Symantec within three business days of Symantec's receipt of proper notice an offer that our Board of Directors determines in good faith matches or exceeds such superior proposal or is otherwise sufficient to permit the Board of Directors to continue to recommend the merger agreement as amended by such offer from Symantec in lieu of the superior proposal; or

               o within three business days of Symantec's receipt of proper notice, Nexland pays to Symantec the applicable termination fee and expense reimbursement described below.

         In the event of termination of the merger agreement by either party, the merger agreement will become void and have no effect, provided that any termination of the merger agreement will not relieve a breaching party from liability for a breach of the merger agreement or for the payment of the termination fee and expenses reimbursement described below. For a more complete description of the termination provisions, please refer to the section titled "The Merger Agreement - Termination of the Merger Agreement" beginning on page 32 of this proxy statement.

         TERMINATION FEE.

         o Nexland has agreed to pay Symantec a termination fee of $800,000, plus all of the expenses incurred by Symantec in connection with the merger agreement, if the merger agreement is terminated by Symantec as a result of:

            o our Board failing to recommend the adoption of the merger agreement to the Nexland stockholders, or withdrawing, amending or modifying in a manner adverse to Symantec its recommendation to Nexland stockholders for adoption of the merger agreement;

            o the commencement of a tender offer for any of the outstanding shares of capital stock of Nexland prior to the special meeting and within the time required by Rule 14e-2(a) under the Securities Exchange Act of 1934, and our Board of Directors fails to recommend against acceptance of such tender offer, takes no position with respect to such tender offer or states its inability to take a position with respect to such tender offer;

            o our Board taking any position with respect to any acquisition proposal (other than the merger agreement) other than a recommendation to reject such acquisition proposal;

            o our Board resolving to accept, accepting or recommending to Nexland stockholders a superior proposal;

            o Nexland failing to comply in any material respect with any of the covenants or agreements contained in the merger agreement to be complied with or performed by Nexland; or

            o our Board determining in good faith, after consultation with its financial and legal advisors, that another acquisition proposal constitutes a superior proposal and our Board believes in its good faith judgment, after receiving advice of its outside legal counsel, that its failure to terminate the merger agreement and enter into the superior proposal would constitute a breach of its fiduciary duties.

         o Nexland has agreed to reimburse Symantec up to $300,000 of the expenses incurred by Symantec in connection with the merger agreement, if the merger agreement is terminated by Nexland or Symantec because of Nexland's failure to obtain stockholder approval at the special meeting or any adjournment or postponement thereof, provided that if Nexland is acquired within the 12 months following the termination of the merger agreement for failure to obtain the required stockholder vote, then Nexland will pay Symantec a termination fee equal to $800,000 less any termination fee previously paid.

         For a more complete description of the termination provisions, please refer to the section titled "The Merger Agreement - Termination of the Merger Agreement" beginning on page 32 of this proxy statement.

         APPRAISAL RIGHTS. You are entitled to exercise appraisal rights in connection with the merger. If you elect to exercise appraisal rights, you must comply with Section 262 of the Delaware General Corporation Law, which requires you to deliver to us, before the stockholder vote to approve and adopt the merger agreement is taken, written notice of your intent to demand appraisal of your shares if the merger is completed, and requires you not to vote to adopt the merger agreement. We have attached a copy of Section 262 as Appendix D to this proxy statement. If you exercise appraisal rights, you will not receive the cash consideration pursuant to the merger agreement. Instead, you will receive the appraisal value of your shares which will be determined by a court exclusive of any value arising from the accomplishment or the expectation of the merger and may be more or less than the consideration provided in the merger agreement. In addition, in the absence of an equitable exception, a stockholder in an appraisal proceeding will bear its own expenses, including expert witness and attorneys' fees. For a more complete description of the termination provisions, please refer to the section titled "The Merger Agreement - Termination of the Merger Agreement" beginning on page 32 of this proxy statement.

         VOTING AGREEMENTS. As a condition to Symantec entering into the merger agreement, Gregory S. Levine, Martin E. Dell'Oca, I. Daniel Sultan, Andre Chouraqui, Laurent Solomon and Yves Many have entered into voting agreements with Symantec, providing that they will vote all shares of Nexland's common stock owned by them on, or acquired by them prior to, the record date for the approval of the merger agreement and the merger, against any action or agreement that would result in a breach in any material respect of Nexland and Symantec under the merger agreement, and, except as otherwise agreed to in writing in advance by Nexland, against any other acquisition proposal, any change in the Board of Directors of Nexland other than in connection with the merger, any amendment of Nexland's certificate of incorporation other than in connection with the merger or any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially and adversely affect the contemplated benefits to Nexland of the merger and the other transactions contemplated by the merger agreement. In addition, the parties to the voting agreements have agreed not to solicit, initiate or encourage inquiries or proposals concerning any acquisition proposal or have discussions or negotiations with any third party regarding any acquisition proposal or induce or encourage any other stockholder to vote against, or fail to vote in favor of, the merger agreement and the merger. The parties to the voting agreements agreed not to transfer or dispose of their shares unless such transferee agrees to be bound by the voting agreement. The parties to the voting agreements delivered irrevocable proxies to Symantec pursuant to which Symantec will vote for the merger and vote against any other acquisition proposal. The stockholders who entered into the voting agreement beneficially owned an aggregate of 28,221,338 outstanding shares of Nexland's common stock, representing approximately 81.0% of the combined voting power of Nexland's common stock outstanding as of May 13, 2003. Such vote is sufficient without any other votes in favor to approve the merger agreement. A copy of the form of voting agreement is attached as Appendix B to this proxy statement. For a more complete description of the termination provisions, please refer to the section titled "The Merger Agreement - Voting Agreements" beginning on page 35 of this proxy statement.

         INDEMNIFICATION AGREEMENTS. As a condition to Symantec entering into the merger agreement, Gregory S. Levine, Martin E. Dell'Oca and I. Daniel Sultan have each entered into an indemnification agreement with Symantec, providing that he will indemnify Symantec for a portion of the amount by which total liabilities of Nexland exceed $4,700,000 as of the closing of the merger. Under the indemnification agreements, the amounts for which each of Gregory S. Levine, Martin E. Dell'Oca and I. Daniel Sultan may be liable will not exceed $374,400, $85,600 or $1,540,000, respectively. If the parties to the indemnification agreements are not able to agree on the amount of liabilities of Nexland and the amounts, if any, payable to Symantec, the indemnification agreements provide that an independent certified public accountant will be appointed to resolve the dispute.

                             SUMMARY FINANCIAL DATA

         The following table sets forth a summary of statement of operations data of Nexland, Inc. for the periods presented.


                                                           THREE MONTHS ENDED              YEAR ENDED
                                                             MARCH 31, 2003            DECEMBER 31, 2002
                                                              (UNAUDITED)                  (AUDITED)
                                                           ------------------          ------------------

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA:

Sales                                                         $  751,742                   $7,743,630
Cost of sales                                                    316,037                    4,038,944
                                                              ----------                   ----------
Gross profit                                                     435,705                    3,704,686
Operating expenses                                               843,001                    3,004,931
Interest expense                                                  15,670                      282,699
Extraordinary loss                                                    --                       78,378
                                                              ----------                   ----------
Net income (loss)                                             $ (422,966)                  $  338,678
                                                              ==========                   ==========

Net income (loss) per share                                   $    (0.01)                  $     0.01
                                                              ==========                   ==========



         The following table sets forth a summary of the balance sheet of Nexland, Inc. for the periods presented.


                                                          AS OF MARCH 31, 2003       AS OF DECEMBER 31, 2002
                                                               (UNAUDITED)                  (AUDITED)
                                                          --------------------       -----------------------

CONDENSED CONSOLIDATED BALANCE SHEET DATA:
Cash                                                          $    93,468                 $   222,095
Working capital                                                (1,040,497)                   (503,032)
Total assets                                                  $ 1,414,405                 $ 1,554,205
Total current liabilities                                       1,968,368                   1,524,107
Total liabilities                                               2,438,368                   2,155,202
Total capital deficit                                          (1,023,963)                   (600,997)
                                                              -----------                 -----------
Total liabilities and capital deficit                         $ 1,414,405                 $ 1,554,205
                                                              ===========                 ===========
Book value per share                                          $    (0.029)                $    (0.017)

                   INFORMATION CONCERNING THE SPECIAL MEETING

         DATE, TIME AND PLACE OF THE SPECIAL MEETING. This proxy statement is furnished to you in connection with the solicitation of proxies by our Board of Directors for the special meeting of stockholders to be held at 10 a.m., Eastern time, on July 14, 2003, at J.W. Marriott Hotel, 1109 Brickell Avenue, 5th Floor, Miami, Florida 33131, or any postponement or adjournment of the meeting. This proxy statement, the notice of special meeting and the accompanying proxy card are first being mailed to stockholders on or about June 16, 2003.

         PURPOSE OF THE SPECIAL MEETING. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement pursuant to which Nexland will become a wholly owned subsidiary of Symantec. The merger agreement is attached as Appendix A to this proxy statement. In the merger, each Nexland stockholder will receive approximately $0.5118 per share based on 34,824,172 shares of Nexland common stock outstanding as of May 13, 2003.

         RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK ENTITLED TO VOTE. All stockholders of record at the close of business on June 13, 2003 are entitled to notice of, and to vote at, the special meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Nexland common stock is required to constitute a quorum for the transaction of business. The outstanding voting stock of Nexland as of June 13, 2003, consisted of 34,824,172 shares of common stock.

         VOTING RIGHTS; VOTE REQUIRED. You are entitled to one vote for each share of common stock that you held as of the close of business on the record date. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve and adopt the merger agreement. In determining whether the approval and adoption of the merger agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement. Holders of approximately 80.2% of our common stock, as of the record date, have agreed to vote in favor of the merger and the merger agreement.

         VOTING AND REVOCATION OF PROXIES. You may vote in person at the special meeting or by proxy. Nexland recommends that you vote by proxy even if you plan to attend the special meeting. A form of proxy card for your use at the special meeting accompanies this proxy statement. If a stockholder's shares are held of record in "street name" by a broker, bank or other nominee and the stockholder intends to vote the shares in person at the special meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares to be voted. Subject to the following sentence, all properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted "for" the approval and adoption of the merger agreement in accordance with the recommendation of the Board of Directors.

         If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the special meeting and voting in person. In addition, you may revoke any proxy you give at any time before the special meeting by delivering to our Secretary at our executive offices at 1101 Brickell Avenue, North Tower, 2nd Floor, Miami, Florida 33131, on or before the business day prior to the special meeting, or at the special meeting itself, a written statement revoking it or a duly executed proxy bearing a later date. If you have executed and delivered a proxy to us, your attendance at the special meeting will not in and of itself constitute a revocation of your proxy. If you have instructed a broker to vote your shares, you must follow the directions provided by your broker to change those instructions. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the approval and adoption of the merger agreement.

         Your vote is important. Please return your marked proxy card promptly so your shares can be represented at the meeting, even if you plan to attend the meeting in person. You should not send any share certificates with your proxy card. If we complete the merger, you will be sent further information regarding the procedure for the exchange of certificates representing your common stock.

         SOLICITATION OF PROXIES. This solicitation of proxies is being made on behalf of our Board of Directors. We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

         OTHER MATTERS. Except for the vote on the merger agreement, no other matter is expected to come before the special meeting.

                                   THE MERGER

         This section describes the proposed merger and the merger agreement. While Nexland believes that the description covers the material terms of the proposed merger, this summary may not contain all of the information that is important to you. Stockholders should carefully read this entire document and the other documents referred to in this proxy statement, such as the merger agreement, for a more complete understanding of the merger.


BACKGROUND OF THE MERGER

         Nexland's management and Board of Directors has believed for some time that the value of Nexland's business was not, and would not be, adequately reflected in the market price of our shares because of our lack of resources to fund our business operations and the lack of liquidity in our common stock.

         In order to explore opportunities that might provide value for Nexland stockholders, our management engaged from time to time in the ordinary course of business in discussions with representatives of other companies regarding possible financing transactions, business partnerships, strategic relationships and other transactions. However, none of these discussions resulted in any attractive proposals for a business combination transaction of this nature. In April 2002, Nexland engaged a financial advisor to advise and assist Nexland in matters related to corporate reorganization and capitalization, intercompany and affiliate agreements, and other corporate finance-related advisory services that were believed to be necessary or desirable to enhance Nexland's stock price and marketability. The financial advisor recommended that Nexland take certain actions, including resolving outstanding issues with its foreign affiliates by acquiring one affiliate and acquiring an option to acquire the other affiliate, repurchasing outstanding convertible debentures and exploring the prospects for a going private transaction.

         In the third quarter of 2002, representatives of Symantec contacted Nexland about the possibility of acquiring Nexland.

         Nexland and Symantec already had a business relationship. Since June 2000, Nexland has been the original equipment manufacturer, or OEM, for Symantec's Client VPN product. The Client VPN product was originally developed by AXENT Technologies, Inc., a company acquired by Symantec in December 2000. During 2001, Nexland and Symantec broadened their relationship and jointly developed the Symantec Firewall/VPN Appliance, which was introduced in October 2001 and incorporates Nexland's entry-level appliance technology.

         After significant merger discussions between Nexland and Symantec, Symantec suggested that its best offer would be in the "mid-teens," which Nexland interpreted to mean a price in the range of between $14 million and $16 million. Acting on the advice of our financial advisors, Nexland rejected the proposal and Symantec withdrew its offer.

         In November 2002, Nexland completed the transactions with its foreign affiliates, consisting of the purchase of the assets of one affiliate and acquiring an option to purchase the assets of another. In December 2002, Nexland engaged a new financial advisor, Skyway Advisors, to explore strategic alternatives relating to a merger or sale. While Nexland was preparing offering materials, Symantec again indicated its interest in acquiring Nexland. In January 2003, Nexland agreed to enter into exclusive negotiations with Symantec, which resulted in Nexland signing a non-binding letter of intent in January 2003 pursuant to which Symantec would acquire Nexland for a purchase price of $21.7 million.

         On February 28, 2003 counsel for Symantec delivered a draft merger agreement to counsel for Nexland. Between February and May 2003, Nexland and Symantec negotiated the terms of the merger agreement and reviewed alternative structures for the possible sale of Nexland to Symantec. These structures included a possible sale of the assets of the business and included the structure of the proposed transaction. In each case, Nexland believed there would be significant transaction costs, including taxes payable upon the sale. We determined that, assuming we were to proceed with any sale of our business, the ultimate structure of the proposed transaction would have to minimize those costs.

         Between February and May 2003, Nexland held a number of meetings and conference calls with Symantec, our financial advisors, our counsel and Symantec's counsel to discuss the terms of the proposed transaction and exchanged various drafts and redrafts of the proposed merger agreement and ancillary agreements. In addition, between February and May 2003, counsel to Symantec conducted due diligence of Nexland. In May 2003, Nexland engaged Kendrick Pierce Securities, Inc. as Nexland's financial advisors to render an opinion as to whether the consideration to be received by the stockholders of Nexland in connection with the merger is fair to such holders from a financial point of view. At that time a team from Kendrick Pierce briefed senior management on the valuation of Nexland, the competitive landscape and the potential interest of other bidders. The negotiations during this period highlighted significant issues for both parties. In particular, the following issues were among those discussed and, in some cases, were unresolved until the merger was signed:

         o  The structure of the transaction;

         o  The base aggregate consideration to be paid by Symantec;

         o Restrictions on our ability to solicit or entertain competing proposals and the fiduciary exceptions applicable to such restrictions;

         o The amount of the termination fee to be paid to Symantec in the event the transaction is not consummated under specified circumstances, and the circumstances in which the fee would be payable;

         o The date after which either party may terminate the merger agreement if the merger is not completed;

         o Provisions relating to the treatment of our employees during the period prior to, and following, the merger; and

         o  The terms of the voting agreements.

         These discussions culminated in the terms contained in the merger agreement attached as Appendix A to this proxy statement. On May 13, 2003, a meeting of our Board of Directors was held at our executive offices to review the final terms of the proposed transaction. The Board received the oral opinion, subsequently confirmed in writing, of Kendrick Pierce Securities, Inc. that, as of that date and on the basis of and subject to the matters reviewed with the Board, the aggregate consideration was fair from a financial point of view to our stockholders. The Board, with the benefit of the presentation and advice, having deliberated regarding the terms of the proposed transaction, unanimously determined that the merger agreement and the merger are advisable and are fair to and in the best interest of us and our stockholders and unanimously approved the merger agreement and the merger.

         The parties executed the merger agreement on May 13, 2003 after the close of business. On May 14, 2003, Nexland issued a press release announcing the signing of the merger agreement.

         During the merger discussions, we also separately discussed the production of new products for Symantec. These discussions extended to technical matters, such as what new products can be produced and what their specifications will be. Since we have executed a merger agreement with Symantec, these discussions are now confined to technical matters. However, if the merger does not proceed we may reopen discussions about the terms on which we can produce new products for Symantec.

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

         The principal purpose of the merger is to bring value to our stockholders by selling Nexland for cash. The merger will be accomplished by a merger of Nebraska Acquisition Sub, Inc., a corporation formed and wholly owned by Symantec, into Nexland with Nexland as the surviving corporation and becoming a subsidiary of Symantec. In the merger, all of the shares of Nexland common stock held by our stockholders, other than dissenting stockholders who perfect their appraisal rights, will be converted into the right to receive the cash merger consideration. The cash merger consideration will be approximately $0.5118 per share outstanding immediately prior to the completion of the merger based on 34,824,172 shares of Nexland common stock outstanding as of May 13, 2003.

         The merger will terminate all equity interests in Nexland held by securityholders, and Symantec will be the sole beneficiary of any earnings and growth of Nexland following the merger. Our common stock is currently registered under the Securities Exchange Act of 1934 under the symbol "XLND." Upon the completion of the merger, our common stock will be delisted from the Over-the-Counter Bulletin Board and registration of our common stock under the Exchange Act will be terminated.


RECOMMENDATION OF THE BOARD OF DIRECTORS

         On May 13, 2003, our Board unanimously determined that the terms of the merger agreement and the merger are advisable and are fair to and in the best interests of us and our stockholders and unanimously approved the merger agreement and the merger. Accordingly, our Board unanimously recommends that our stockholders vote "for" the approval and adoption of the merger agreement.


REASONS FOR THE MERGER

         In determining to approve and recommend the merger agreement and the merger, and in reaching its determination that the merger agreement and the merger are advisable and are fair to and in the best interests of us and our stockholders, the Board consulted with our financial and legal advisors, and considered, among other things, the following factors:

         o Historical information concerning our business, our financial performance and conditions, operations, technologies, management and competitive positions;

         o The fact that our auditors have noted in their audit opinions in connection with our 2001 and 2002 financial statements that we are dependent on outside financing and have had losses since inception that raise substantial doubt about our ability to continue as a going concern;

         o The fact that we expect continued annual net losses for the foreseeable future;

         o The view of our Board that our financial performance is not expected to improve significantly over the short term as an independent entity;

         o Current financial market conditions and historical market prices, significant price volatility and limited trading volume with respect to our common stock;

         o The fact that access to further capital has been severely impacted by continued market volatility;

         o The financial condition, results of operations and prospects of our business, before and after giving effect to the merger;

         o The belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations, and the other terms described under "The Merger Agreement" beginning on page 26, are reasonable;

         o The fact that the merger agreement provides for a prompt cash payment for all our shares thereby enabling our stockholders to obtain the benefits of the merger at the earliest possible time;

         o The terms of the voting agreements and of the merger agreement relating to other potential bids, including the ability of Nexland to terminate the merger agreement, which would have the effect of terminating the voting agreements, and to pay a termination fee believed to be reasonable under the circumstances, in order for us to accept a superior proposal;

         o  The impact of the merger on our customers and employees;

         o The support for the transactions expressed by our principal stockholders, executive officers and directors as evidenced by the voting agreements;

         o The Kendrick Pierce Securities, Inc. opinion that the aggregate consideration to be received by our stockholders in the merger is fair from a financial point of view;

         o The view of our Board that, based on the level of interest shown by other potential acquirors, the merger agreement and the transactions contemplated thereby, represent the most attractive alternative available to maximize stockholder value; and

         o The reasonable likelihood of the consummation of the transactions contemplated by the merger agreement.

         The above discussion concerning the information and factors considered by our Board of Directors includes many of the factors considered by our Board in making its determination. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, our Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination. In addition, individual members of our Board may have given different weight to different factors. The interests of our directors and executive officers may be different from, or in addition to, the interests of our stockholders generally as described under "The Merger - Interests of Certain Persons in the Merger" on page 21.


OPINION OF KENDRICK PIERCE SECURITIES, INC.

         On May 8, 2003, Kendrick Pierce Securities, Inc. delivered its oral opinion to the Nexland board of directors that, as of the date of such opinion, and based upon the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, as set forth in such opinion, the purchase price to be received by the holders of shares of common stock was fair to such holders from a financial point of view. Kendrick Pierce subsequently confirmed its earlier oral opinion by delivery of its written opinion dated as of May 13, 2003.

         Nexland's board of directors did not impose any limitations on Kendrick Pierce with respect to the investigations made or procedures followed in rendering its opinion. However, Kendrick Pierce was not instructed by Nexland to solicit, nor did it solicit or assist Nexland in soliciting third parties that might be interested in acquiring all or any part of Nexland.

         THE FULL TEXT OF THE WRITTEN OPINION OF KENDRICK PIERCE, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE KENDRICK PIERCE OPINION IS ADDRESSED TO NEXLAND'S BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF COMMON STOCK. THE

KENDRICK PIERCE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NEXLAND STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE. NEXLAND STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE SUMMARY OF THE KENDRICK PIERCE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In connection with rendering the opinion described above and performing its related financial analysis, Kendrick Pierce, among other things:

         o reviewed Nexland's annual reports to shareholders on Form 10-K for the fiscal years ended December 31, 1998 through 2002 and a draft copy of the Form 10-Q prepared by Nexland for the period ended March 31, 2002, which Nexland's management represented as being the most current financial statements available;

         o reviewed the most recent (as of the date of the Kendrick Pierce fairness opinion) draft of the Agreement and Plan of Merger between Symantec Corporation, Nebraska Acquisition Sub, Inc., and Nexland;

         o met with certain members of the senior management of Nexland to discuss the operations, financial condition, future prospects, and projected operations and performance of Nexland, and met with representatives of Nexland's independent accounting firm and counsel to discuss certain matters;

         o  visited the corporate offices of Nexland in Miami, Florida;

         o reviewed forecasts and projections prepared by Nexland's management with respect to Nexland for the years ended December 31, 2003 through 2007, which assume no sales of product to Symantec beyond that which Symantec is contractually obligated to purchase under contracts existing as of the date of Kendrick Pierce's fairness opinion;

         o reviewed the historical market prices and trading volume for Nexland's publicly traded securities;

         o reviewed certain other publicly available financial data for certain companies Kendrick Pierce deemed comparable to Nexland, and publicly available prices and premiums paid in other transactions that Kendrick Pierce considered similar to the merger;

         o reviewed drafts of certain documents to be delivered at the closing of the merger; and

         o conducted such other studies, analyses, and inquiries as Kendrick Pierce deemed appropriate.

         Kendrick Pierce assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information and data publicly available or furnished to or reviewed by or discussed with it for the purposes of its opinion. Kendrick Pierce relied upon and assumed, without independent verification, that the financial forecasts and projections provided to Kendrick Pierce had been reasonably prepared and reflected the best then currently available estimates of the future financial results and condition of Nexland, and that there had been no material change in the assets, financial condition, business, or prospects of Nexland since the date of the most recent financial statements made available to Kendrick Pierce. Kendrick Pierce expressed no view with respect to such forecasts and other information and data or the assumptions on which they were based. Kendrick Pierce expressed no opinion as to the underlying decision by Nexland to engage in the transaction.

         Kendrick Pierce did not independently verify the accuracy and completeness of the information supplied to Kendrick Pierce with respect to Nexland and did not assume any responsibility with respect to it. Kendrick Pierce did not make any physical inspection or independent appraisal of any of the properties or assets of Nexland. The Kendrick Pierce opinion is necessarily based on business, economic, market, and other conditions as they existed and were evaluated by Kendrick Pierce as of the date of the written opinion. Kendrick Pierce has not assumed any obligation to update, revise, or reaffirm its opinion.

         FINANCIAL ANALYSIS. The following is a summary of the material financial analyses performed by Kendrick Pierce in connection with its oral opinion and the preparation of its written opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by Kendrick Pierce. Some of the summaries of the financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Kendrick Pierce, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Kendrick Pierce.

         MARKET TRADING ANALYSIS. Kendrick Pierce reviewed current and historical market prices and trading data concerning Nexland's common stock for specified periods before the announcement of the merger, which occurred after the close of trading in Nexland's common stock on February 13, 2003. Kendrick Pierce informed Nexland's Board of Directors that on February 13, 2003, Nexland's common stock closed at $0.15 per share, which is less than the implied transaction price per share of approximately $0.51. Kendrick Pierce also informed Nexland's Board of Directors that the trading volume of Nexland's common stock was low during the 360-days before announcement of the merger, and therefore, may not accurately indicate Nexland's equity value. Kendrick Pierce also noted, however, that the trading range of Nexland's common stock was relatively consistent over such 360-day period. Kendrick Pierce informed the Board that the implied transaction price per share exceeded the average of the market prices of Nexland's common stock for the five-trading day, thirty-calendar day, 90-calendar day, and 360 calendar-day periods ending February 13, 2003 by more than 100%.

         MARKET MULTIPLE APPROACH. Based on public and other available information, Kendrick Pierce calculated the multiples of enterprise value to last twelve months (LTM) (defined as the 12 months ended as of the date of the companies' financial statements in its most recent quarterly or annual report filed with the Securities and Exchange Commission as of May 13, 2003) revenues for two groups of publicly traded companies that Kendrick Pierce deemed to be reasonably similar to Nexland. Kendrick Pierce defined enterprise value as equity value, plus debt less cash and cash equivalents. Kendrick Pierce believes that the following four companies have operations similar to some of the operations of Nexland in terms of product and industry group, but noted that none of these companies have the same management composition, size, or combination of businesses as Nexland: Intrusion, Inc., NetWolves Corporation, SonicWALL, Inc., and V-ONE (collectively referred to as the "Close Group"). Although Kendrick Pierce deems the Close Group to be the more relevant comparison, due to the lack of publicly traded companies in this group, Kendrick Pierce also considered a broader group of companies, including Check Point Software, Cisco Systems, Entrust Inc. Internet Security Systems, Intrusion Inc. Netopia Inc., NetScreen Technologies NetWolves Corporation, Network Associates, Secure Computing Corp., Sonic WALL Inc., Symantec Corp., V-ONE, and WatchGuard Technologies (collectively referred to as the "Broad Group").

                       VALUATION SUMMARY - MARKET APPROACH
                      (LTM MEANS THE LATEST TWELVE MONTHS)


                                                          LOW               HIGH              MEDIAN          MEAN
                                                          ---               ----              ------          ----
Enterprise Value to LTM Revenue - Close Group             .74x              1.36x             1.03x           1.04x

                                                          LOW               HIGH              MEDIAN          MEAN
                                                          ---               ----              ------          ----
Enterprise Value to LTM Revenue - Broad Group             .49x              10.21x            1.73x           3.23x



         Kendrick Pierce also calculated the implied enterprise value of Nexland as a multiple of LTM Revenue, which was 2.53x and represents a premium of 144% of the mean and 147% of the median calculated for the Close Group and a discount of 22% of the mean and a premium of 47% of the median for the Broad Group, respectively. Because of the historic operating losses of Nexland and many of the comparable companies, Kendrick Pierce concluded that it was not appropriate to use an "EBITDA" or other similar profitability analysis in evaluating the fairness of the consideration to be received by Nexland's stockholders from a financial point of view.

         DISCOUNTED CASH FLOW APPROACH. Kendrick Pierce performed a discounted cash flow analysis of Nexland based upon estimates of projected financial performance prepared by Nexland for fiscal years 2003 through 2007, which assume no sales of product to Symantec beyond that which Symantec is contractually obligated to purchase under contracts existing as of the date of Kendrick Pierce's fairness opinion. Using these projections, Kendrick Pierce calculated an equity price per common share ranging from $0.27 to $0.35, which compares to a transaction value per share of approximately $0.51.

         COMPARABLE TRANSACTION APPROACH. The majority of comparable transactions involve privately held target companies for which sufficient, reliable information was not publicly available. As a result, Kendrick Pierce considered only one transaction in the technology industry since January 2001 in which reliable metrics were available, which was as follows:


                                                                                                        DEAL VALUE
DATE                 ACQUIROR                                   TARGET                                  (IN $MILLIONS)
----                 --------                                   ------                                  --------------
10/30/01             SonicWALL, Inc.                            Redcreek Communications                 $12.5


         While Kendrick Pierce believes that a single data point is generally unreliable, Kendrick Pierce calculated the multiple of enterprise value to LTM revenues for the above transaction. The following table sets forth the multiple indicated by this analysis and the implied transaction value resulting from such analysis.

                                                      RELEVANT MULTIPLE                  IMPLIED TRANSACTION VALUE
                                                      -----------------                  -------------------------
Enterprise Value/LTM Revenue                          1.9x                               14.6 million


         Kendrick Pierce noted that the value of the consideration to be received by stockholders in connection with the merger, exceeds the implied transaction value resulting from the above analysis.

         QUALITATIVE ANALYSIS. Kendrick Pierce also considered certain qualitative factors in its analyses in connection with its oral opinion and the preparation of its written opinion described above, including significant customer concentration during Nexland's 2002 fiscal year and the "going concern" qualification in the report of Nexland's independent auditors for fiscal 2002 and the circumstances related thereto.

         The foregoing description is only a summary of the analyses and examinations that Kendrick Pierce considered in connection with its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Kendrick Pierce. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Kendrick Pierce believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to our board. In addition, Kendrick Pierce may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Kendrick Pierce with respect to the actual value of Nexland.

         Kendrick Pierce is an investment-banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Kendrick Pierce is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate, and other purposes. Kendrick Pierce does not beneficially own any interest in the securities of Nexland.

         Pursuant to a letter agreement, dated May 2, 2002, Nexland retained Kendrick Pierce to render a fairness opinion in connection with the merger. Nexland selected Kendrick Pierce based on its qualifications, expertise, reputation, and knowledge in the valuation of assets and businesses, including businesses in the technology industry.

         Nexland has agreed to pay Kendrick Pierce a fee of $50,000 for the delivery of its fairness opinion, $5,000 of which was due upon execution of its engagement letter and $45,000 of which is contingent upon the consummation of the merger. Nexland has also agreed to reimburse Kendrick Pierce for its expenses in performing its services. Further, Nexland has agreed to indemnify Kendrick Pierce, its affiliates, and their respective directors, officers, agents, consultants, employees, and controlling persons against specific liabilities, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of our Board of Directors with respect to the merger, stockholders should be aware that the executive officers and directors of Nexland have some interests in the merger that may be different from, or in addition to, the interests of stockholders generally. Our Board was aware of these interests and considered them, among other matters, in making its recommendation.

         DIRECTOR AND OFFICER INDEMNIFICATION. Nexland has provided our officers and directors with liability insurance in respect of acts or omissions of each person covered by our current policy occurring prior to the completion of the merger.

         OFFICER AND DIRECTOR OPTIONS TO PURCHASE SHARES OF NEXLAND COMMON STOCK. Under the merger agreement, all outstanding and vested in-the-money options to purchase shares of Nexland common stock granted to our employees, including officers and directors, will be canceled and extinguished and will be automatically exchanged for the right to receive a cash payment equal to an aggregate of $1,746,197.57, subject to adjustment, of which officers and directors will receive $931,884.95 in exchange for options they hold. A vested in-the-money option is any option that has an exercise price per share that is less than $0.5118 per share, the amount of the consideration per share to be paid in the merger. All other options will be canceled and extinguished upon completion of the merger without consideration.

         OFFICERS OF NEXLAND. Gregory S. Levine and I. Daniel Sultan will be employed by Symantec following the merger. Mr. Levine will serve as Senior Director of Global Appliances and Mr. Sultan will serve as Chief Architect. Martin E. Dell'Oca will receive severance compensation equal to two years' of his base salary and a portion of his employee benefits.

         INDEMNIFICATION AGREEMENTS REGARDING NEXLAND LIABILITIES. Gregory S. Levine, Martin E. Dell'Oca and I. Daniel Sultan have each entered into an indemnification agreement with Symantec providing that he will indemnify Symantec for a portion of the amount that total liabilities of Nexland exceed $4,700,000 as of the closing of the merger.


MERGER FINANCING; SOURCE OF FUNDS

         Symantec has informed us that the aggregate merger consideration of approximately $19,600,000 to be paid to our stockholders will be financed through existing cash on hand.


REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

         We are not aware of any material governmental or regulatory approval required for completion of the merger other than compliance with Delaware law.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material United States federal income tax consequences of exchange of shares of Nexland common stock for cash in the merger. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code, Treasury regulations under the Code and administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Nexland or the Nexland stockholders as described herein.

         Nexland stockholders should be aware that this discussion does not address all federal income tax considerations that may be relevant to particular stockholders of Nexland in light of their particular circumstances, such as stockholders who are banks, insurance companies, tax-exempt organizations, dealers in securities, or foreign persons, stockholders who acquired their shares in connection with stock options or in other compensatory transactions, stockholders who hold Nexland common stock as part of an integrated investment

(including a "STRADDLE") comprising shares of Nexland common stock and one or more other positions, or stockholders who have previously entered into a constructive sale of Nexland common stock. In addition, the following discussion does not address the tax consequences of the transaction under foreign, state or local tax laws, or the tax consequences of transactions effectuated prior or subsequent to or concurrently with the transaction (whether or not such transactions are in connection with the transaction), including, without limitation, transactions in which Nexland common stock is acquired.

         ACCORDINGLY, NEXLAND STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

         Assuming that the shares of Nexland common stock surrendered in the transaction were held as capital assets, then, subject to the assumptions, limitations and qualifications referred to in this document, the transaction would result in the following federal income tax consequences:

         o Except as described below, generally, each holder of Nexland common stock will recognize gain, if any, only to the extent of the excess of the sum of the amount of cash received in the merger over the holder's adjusted basis in the Nexland common stock immediately prior to the transaction. Such gain generally should be capital gain, and generally should be long-term capital gain if the Nexland common stock exchanged in the transactions has been held for more than one year. In the event that a holder's adjusted basis in the Nexland common stock exceeds the amount of cash received by the holder in the transaction, the holder will recognize a loss. Such loss generally should be capital loss, and generally should be long-term capital loss if the Nexland common stock exchanged in the transactions has been held for more than one year.

         o Each individual who acquired shares of Nexland common stock through the exercise of incentive stock options will incur a disqualifying disposition of those shares upon receipt of the cash in the merger if the shares have not been held for more than two years from the grant date of the incentive stock option and more than one year after the exercise date of the incentive stock option for those shares. Upon the disqualifying disposition, each individual will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Nexland common stock at the time the incentive stock option was exercised over the aggregate exercise price paid for those shares. Any additional gain or any loss recognized upon the exchange of Nexland common stock for the cash in the merger will be capital gain or loss, which will be long term if the shares of Nexland common stock were held more than one year from the date of exercise. However, if the aggregate value of the cash received per share of Nexland common stock is less than the exercise price paid per share of Nexland common stock upon the exercise of the incentive stock option, then the individual will not recognize any ordinary income upon the disqualifying disposition of those shares and will recognize a capital loss per share equal to the excess of such exercise price per share over the cash paid per share of Nexland common stock. The capital loss will be short term unless the shares of Nexland common stock involved in the disqualifying disposition have been held for more than one year.

         o Each individual who holds an option to purchase Nexland common stock and does not exercise such option prior to the merger will recognize ordinary income in the amount of the cash consideration received, if any, upon the automatic cash-out of such option. Such income will constitute wages subject to applicable federal and state income and employment withholding taxes.

         No ruling has been or will be sought from the Internal Revenue Service in connection with the transaction.

         You may be subject to "backup withholding" at a rate of 28% on payments received in connection with the merger unless you (i) provide a correct taxpayer identification number (which, if you are an individual, is your social security number) and any other required information to the paying agent, or (ii) are a corporation or come within certain exempt categories and, when required, demonstrate this fact, all in accordance with the requirements of the backup withholding rules. If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service.

Any amount paid as backup withholding does not constitute an additional tax and will be creditable against your United States federal income tax liability. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption. You may prevent backup withholding by completing a W-9 or substitute W-9 and submitting it to the paying agent for the merger when you submit your stock certificate(s) following the effective time of the merger.

         The preceding discussion is intended only as a summary of certain United States federal income tax consequences of the merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant to the merger. Thus, Nexland's stockholders are urged to consult their own tax advisors concerning the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws, and the effect of any proposed changes in the tax laws.


EXCHANGE OF CASH FOR NEXLAND STOCK CERTIFICATES

         When the merger is completed, Symantec's paying agent will mail to Nexland stockholders a letter of transmittal and instructions for use in surrendering Nexland stock certificates in exchange for the appropriate amount of cash. When a Nexland stockholder delivers Nexland stock certificates to the paying agent along with a properly executed letter of transmittal and any other required documents, the Nexland stock certificates will be canceled and the Nexland stockholder will receive the amount of cash to which the stockholder is entitled under the merger agreement.


ACCOUNTING TREATMENT

         The merger will be accounted for using the purchase method of accounting under generally accepted accounting principles. After the merger, the results of operations of Nexland will be included in the consolidated financial statements of Symantec. The purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets will be allocated to goodwill. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been made.


APPRAISAL RIGHTS OF STOCKHOLDERS

         You have the right to dissent from the merger and to demand and obtain a cash payment for the appraised value of your shares of common stock under the circumstances described below. The appraised value may be less than, equal to or greater than the per share cash merger consideration provided for in the merger agreement, and will be determined exclusive of any value arising from the accomplishment or expectation of the merger. If you fail to comply with the procedural requirements of Section 262 of the Delaware General Corporation Law, you will lose your right to dissent and seek payment of the appraised value of your shares.

         Symantec's obligations to close the merger are conditioned upon holders of 5% or less of the outstanding Nexland common stock exercising these appraisal rights.

         The following is a summary of Section 262, which specifies the procedures applicable to dissenting stockholders. This summary is not a complete statement of the law regarding your right to dissent under Delaware law, and if you are considering dissenting, we urge you to review the provisions of Section 262 carefully. The text of Section 262 is attached to this document as Appendix D, and we incorporate that text into this document by reference.

         Among other matters, you should be aware of the following:

         o to be entitled to dissent and seek appraisal, you must hold shares of our common stock on the date you make the demand required under Delaware law, you must continuously hold those shares until the merger has been completed, you must not vote in favor of the merger and you must otherwise comply with the requirements of Section 262;

         o before the special meeting, you must deliver a written notice that states your identity and your intent to demand appraisal to Nexland, Inc., 1101 Brickell Avenue, North Tower, Second Floor, Miami Florida 33131, Attention: Secretary; simply voting against the merger is not a demand for appraisal rights;

         o the surviving corporation will notify all of the dissenting stockholders who have complied with Section 262 and who have not voted in favor of the merger that the merger has been completed;

         o within 120 days after the effective time of the merger, the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of the dissenting stockholders;

         o if a petition is made, the Delaware Court of Chancery will determine which dissenting stockholders complied with the requirements of
            Section 262 and are entitled to appraisal rights;

         o the Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation; and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with this requirement;

         o the Delaware Court of Chancery will then appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the appraised fair value; the Delaware Court of Chancery will consider all relevant factors in determining the fair value and the fair interest rate, if any;

         o the Delaware Court of Chancery will then direct the surviving corporation to pay the fair value of the dissenting shares, together with any interest, to the stockholders entitled to payment; payment will be made when the stockholder surrenders the certificates to the surviving corporation;

         o the costs of the proceeding for appraising the fair value may be determined by the court and the court may require the parties to bear the costs in any manner that the court believes to be equitable;

         o if you dissent from the merger, you will not be entitled to vote your shares of common stock for any purpose or to receive dividends or other distributions following the merger, other than dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger;

         o you may withdraw your demand for appraisal and accept the per share cash merger consideration provided for in the merger agreement at any time within 60 days after the effective date of the merger; and

         o the exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well.

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the merger agreement. You are urged to read the full text of the merger agreement attached as Appendix A to this proxy statement. In addition, important information about the merger is provided in the section titled "The Merger" beginning on page 15.

         STRUCTURE OF THE MERGER. The merger agreement provides that following the approval and adoption of the merger agreement by our stockholders and the satisfaction or waiver of the other conditions to the merger, Nebraska Acquisition Sub, a wholly owned subsidiary of Symantec, will be merged with and into us, and Nexland will continue as the surviving corporation and become a wholly owned subsidiary of Symantec. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to in writing by the parties and as specified in the certificate of merger. The filing of the certificate of merger and the closing of the merger will occur promptly following the special meeting.

         When the merger becomes effective, the certificate of incorporation of Nexland will be amended in its entirety as set forth in the certificate of merger, and as so amended will be the certificate of incorporation of Nexland as the surviving corporation, until thereafter amended as provided by applicable law or in the certificate of incorporation. The bylaws of Nebraska Acquisition Sub in effect immediately prior to the effective time of the merger will be the bylaws of Nexland as the surviving corporation until thereafter changed or amended as provided by applicable law, the certificate of incorporation or the bylaws of that entity.

         CONVERSION OF CAPITAL STOCK. At the effective time of the merger, pursuant to the merger agreement and the Delaware General Corporation Law, each issued and outstanding share of Nexland common stock, other than any shares held by a dissenting stockholder that has exercised and perfected appraisal rights, will be canceled and extinguished and will be automatically converted into the right to receive cash merger consideration, without interest, as described below.

         The cash merger consideration that Symantec will pay for each issued and outstanding share of Nexland common stock will be equal to the fraction, the numerator of which is $19,600,000 minus the amount of consideration paid to the holders of outstanding and vested in-the-money options and validly exercised warrants, and the denominator of which is the total number of shares of Nexland common stock outstanding immediately prior to the completion of the merger. Assuming that no options or warrants are exercised or canceled prior to the completion of the merger, each outstanding share of Nexland common stock will be converted in the right to receive a cash amount of $0.5118 upon completion of the merger based on 34,824,172 shares of common stock outstanding as of May 13, 2003.

         EXCHANGE OF COMMON STOCK CERTIFICATES. At the effective time, each certificate representing shares of Nexland common stock then outstanding, other than any shares held by a dissenting stockholder exercising appraisal rights, will represent the right to receive the cash into which such issued and outstanding shares may be converted. At the effective time, all such shares of our common stock will be canceled and extinguished and will cease to exist. As a result, each holder of a certificate representing any such shares will cease to have an equity interest in Nexland and will cease to have any voting or other rights with respect to such shares, except the right to receive upon the surrender of such certificate the cash consideration payable under the merger agreement, without interest.

         Symantec will designate a bank or trust company to act as paying agent and will deposit with the paying agent sufficient funds to pay the cash merger consideration payable to the holders of vested in-the-money options and our stockholders who surrender their stock certificates. Symantec will direct the paying agent to mail a letter of transmittal to you as soon as possible after the effective time of the merger. The letter of transmittal will provide you instructions regarding how to surrender your Nexland stock certificates in exchange for the cash merger consideration payable for your shares. YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL AND YOU SHOULD ONLY SEND YOUR CERTIFICATES AS INSTRUCTED IN SUCH LETTER OF TRANSMITTAL. In all cases, the merger consideration will only be paid in accordance with the procedures set forth in the merger agreement and the letter of transmittal mailed to you by Symantec's paying agent.

         We strongly recommend that stock certificates and letters of transmittal be transmitted only by registered United States mail, return receipt requested and appropriately insured. Holders of common stock whose stock certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and, if required by Symantec, to post a bond in such amount as we may reasonably require to indemnify against any claim that may be made against us with respect to such certificate or certificates.

         Any merger consideration payable in respect of stock certificates that have not been surrendered prior to six months after the effective time of the merger will, to the extent permitted by applicable law, become the property of Symantec, free and clear of all claims or interest of any person previously entitled to such merger consideration. Thereafter, such holders will be entitled to look to the surviving corporation only as a general creditor with respect to the merger consideration payable upon surrender of their certificates, without any interest. Neither the surviving corporation nor the paying agent will be liable to any holder of a certificate for merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         TREATMENT OF STOCK OPTIONS TO PURCHASE SHARES OF NEXLAND COMMON STOCK. All options to purchase Nexland common stock outstanding as of the effective time of the merger shall by virtue of the merger, and without any action on the part of the holders of such options, be terminated and cancelled as of the effective time of the merger and each vested in-the-money option shall be automatically converted into, and represent only, the right to receive an amount in cash equal to the excess if any, of (i) the aggregate merger consideration for that number of shares of common stock subject to outstanding options to purchase our common stock immediately prior to the effective time of the merger over (ii) the aggregate exercise price of all those shares of our common stock subject to outstanding options to purchase our common stock. This excess amount is also referred to in this proxy statement as the "option cash-out amount." An in-the-money option is any option that has an exercise price per share that is less than $0.5118 per share, the amount of cash consideration per share to be paid in the merger.

         EXCHANGE PROCEDURES FOR OPTIONS TO PURCHASE SHARES OF NEXLAND COMMON STOCK. Promptly following the effective time of the merger, Symantec will cause the paying agent to mail to each holder (as of the effective time of the merger) of an option that was converted into the right to receive the option cash-out amount, a letter of transmittal and instructions for use in receiving the cash amount payable in respect of the options held by such holder. Upon the delivery to the paying agent of a properly completed letter of transmittal in accordance with the instructions specified in such letter of transmittal, a holder of options will be entitled to receive that portion of the option cash-out amount payable in respect of such options.

         TREATMENT OF WARRANTS TO PURCHASE SHARES OF NEXLAND COMMON STOCK. All outstanding warrants to purchase shares of Nexland common stock that are not validly exercised before the effective time of the merger will be automatically terminated without consideration. Holders of warrants will be given an opportunity to exercise the warrants prior to the completion of the merger, in which case such holders will receive a cash payment equal to the difference between approximately $0.5118 per share and the per share exercise price for such warrant.

         REQUIRED WITHHOLDING. The paying agent may deduct and withhold from the per share merger consideration or other consideration or amount deliverable or otherwise payable upon completion of the merger to any holder or former holder of our common stock or option to purchase our common stock any amounts as may be required to be deducted or withheld under the Code or under any applicable provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent any amounts are so deducted or withheld by the paying agent, these amounts will be treated for all purposes under the merger agreement as having been delivered or otherwise paid to the person to whom those amounts would otherwise have been delivered or otherwise paid upon completion of the merger.

         REPRESENTATIONS AND WARRANTIES. The merger agreement contains customary representations and warranties made by each of Nexland, Symantec and Nebraska Acquisition Sub relating to, among other things, the following:

         o corporate organization and corporate matters of Nexland, Symantec and Nebraska Acquisition Sub;

         o corporate authorization of the merger agreement and authorization to enter into and complete the transactions contemplated by the merger agreement;

         o  the binding effect of the merger agreement;

         o conflicts or violations under its certificate of incorporation or bylaws as a result of the completion of the transactions contemplated by the merger agreement; and

         o  governmental approvals and consents.

         In addition, the merger agreement contains representations and warranties by us, relating to, among other things:

         o  capital structure;

         o  liens on outstanding shares of our stock;

         o  issuance of outstanding shares of our stock;

         o options, warrants, calls, subscriptions and other rights relating to our stock;

         o authorization, performance and enforceability of the merger agreement;

         o  our subsidiaries;

         o  property, equipment and leasehold matters;

         o  ownership and condition of our tangible assets;

         o  environmental matters;

         o  material contracts and the absence of defaults under such contracts;

         o reports, registration statements and documents filed by us with the Securities and Exchange Commission;

         o  financial statements;

         o absence of specified material changes or events relating to us or our business since December 31, 2002;

         o  absence of undisclosed liabilities;

         o  pending or threatened litigation;

         o  labor matters;

         o  employee benefit plans;

         o  compliance with laws;

         o  intellectual property;

         o  tax matters and compliance with relevant tax laws;

         o  insurance matters;

         o finder's fees, brokerage commissions and legal, accounting or similar fees;

         o  approval of the merger agreement by our Board of Directors;

         o  receipt of a fairness opinion from our financial advisor; and

         o accuracy of the information provided by us to Symantec in connection with the merger agreement and this proxy statement.

         CERTAIN COVENANTS. Under the merger agreement, we have agreed that from May 13, 2003 until the effective time of the merger, we will conduct our businesses in the ordinary course consistent with past practice and not take any action inconsistent with the merger agreement or the consummation of the merger. In addition, except as expressly contemplated or allowed by the terms of the merger agreement and except as we have previously expressly disclosed to Symantec, during the period from May 13, 2003 and continuing until the effective time of the merger, we have agreed not to take any of the following actions, among others, unless Symantec agrees in writing:

         o incur any indebtedness for borrowed money, or assume, guarantee, endorse, or otherwise become responsible for obligations of any other person;

         o issue (except pursuant to the exercise of options or warrants outstanding on May 13, 2003) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock, accelerate the vesting of any options, or reserve for issuance of additional shares;

         o declare, pay or incur any obligation to pay any dividend or distribution in respect of our capital stock or declare, make or incur any libation to make any distribution or redemption with respect to our capital stock;

         o  make any change to our certificate of incorporation or bylaws;

         o mortgage, pledge or otherwise encumber any assets or sell, transfer, license or otherwise dispose of any assets except for the sale or disposition of inventory to customers in the ordinary course of business and consistent with past practice;

         o cancel, release or assign any indebtedness owed to it or any claims or rights held by us;

         o make any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other person;

         o terminate certain material contracts or make any change in any such contracts;

         o enter into or modify any employment contract or pay any compensation to or for any employee, officer or director other than in the ordinary course of business and pursuant to employment arrangements existing as of May 13, 2003;

         o pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit or enter into or modify any other material employee plan;

         o enter into or modify any contract or other arrangement with a related party;

         o  make any change in any method of accounting or accounting practice;

         o fail to comply with all material laws applicable to the assets of Nexland and our business in a manner consistent with past practices;

         o fail to use our commercially reasonable efforts to maintain our business and existing business relationships and to preserve the goodwill of our business so that such relationships and goodwill will be preserved on and after the effective time of the merger;

         o take certain actions or make certain agreements with respect to taxes;

         o  commence any litigation or similar proceeding;

         o take any action that would cause any representation or warranty made by us in the merger agreement to be or become untrue in any material respect;

         o knowingly take any action that would prevent us from performing our agreements and covenants under the merger agreement; or

         o directly or indirectly take, agree to take or otherwise permit to occur any of the actions described above.

         The merger agreement also contains covenants by us relating to the following:

         o  obtaining stockholder approval of the merger agreement;

         o  filing of this proxy statement;

         o  providing Symantec with access to information about us;

         o providing Symantec with notice regarding the commencement by us of any litigation regarding our proprietary technology;

         o  certain tax-related matters; and

         o  our filings with the Securities and Exchange Commission.

         The covenants contained in the merger agreement that relate to the conduct of our business are complicated and are not easily summarized. You are urged to read carefully the sections of the merger agreement titled "Conduct Prior to the Effective Time" and "Covenants."

         NO SOLICITATION OF TRANSACTIONS. Prior to the effective time of the merger, we have agreed to certain limitations on our ability to initiate, solicit or encourage any inquiries or the making of any proposal that, among other things, constitutes or is reasonably likely to lead to, in a single or series of related transactions, a bona fide proposal by a third party:

         o to acquire a beneficial ownership of all or a portion of our capital stock or our business pursuant to a merger, sale of shares or other business combination; or

         o to acquire, lease, license or otherwise dispose of a material portion of our proprietary rights and technology.

         We have also agreed not to engage in negotiations or discussions with or furnish any information to, any third party relating to an acquisition proposal, as described above, or to enter into any agreement in respect of any such acquisition proposal or approve any such acquisition proposal. However, we may participate in discussions or negotiations with and furnish information to any third party making an unsolicited acquisition proposal, and we may approve an unsolicited acquisition proposal if, among other things, the Board of Directors determines in good faith, after receiving advice from our financial advisor that such acquisition proposal is reasonably likely to lead to a acquisition proposal superior to the transactions contemplated by the merger agreement. In the event that Nexland determines to furnish any information as described above, or receives any acquisition proposal, we have agreed to inform

Symantec in writing promptly and furnish to Symantec the identity of the recipient of such information to be provided and/or the potential acquiror and the terms of such acquisition proposal.

         We have also agreed that our Board of Directors will not withdraw or modify or propose to withdraw or modify, in any manner adverse to Symantec, the Board of Directors' approval or recommendation of the merger agreement and the merger, or approve or recommend, or propose to approve or recommend, any other acquisition proposal unless the Board of Directors has determined in good faith that it must take such action, pursuant to its fiduciary duties under applicable law, and gives notice of such determination to Symantec.

         In the event that Nexland receives a superior acquisition proposal, we may terminate the merger agreement and pay the applicable termination fee. For a more complete discussion of the termination provisions and termination fee, see the sections titled "The Merger - Termination of the Merger Agreement" and "The Merger - Termination Fee" on pages 32 and 34 of this proxy statement. If the merger agreement is terminated and Nexland pays Symantec the required termination fee prior to the special meeting, there will no longer be an obligation to hold a special meeting to approve the merger with Symantec and all voting agreements will terminate.

         CONDITIONS TO THE MERGER. The obligations of Nexland and Symantec to complete the merger are subject to the fulfillment or waiver, prior to the effective time of the merger of a number of conditions, including the following:

         o receipt of approvals from any governmental regulatory authority, if necessary;

         o no court or governmental authority has issued a temporary restraining order, preliminary or permanent injunction or other order which remains pending and which would enjoin or prohibit completion of the merger;

         o no governmental authority has notified either party of its intent to commence or the commencement of any proceedings that would restrain or prohibit completion of the merger;

         o the representations and warranties made by each of Nexland and Symantec in the merger agreement are accurate in all respects at the effective time; and

         o each of Nexland and Symantec has performed and complied in all material respects with each agreement, covenant and obligation required by the merger agreement to be so performed or complied with by it on or before the effective time.

         The obligation of Symantec to complete the merger is subject to the fulfillment or waiver, prior to the effective time of the merger of a number of conditions, including the following:

         o  approval of the merger agreement by Nexland stockholders;

         o all consents, approvals, notifications, disclosures, filings and registrations listed or required to be listed under the merger agreement have been obtained or made;

         o no litigation may be pending or threatened relating to the merger agreement or the transactions contemplated by the merger agreement;

         o not more than 5% of the issued and outstanding shares of common stock have exercised their appraisal rights;

         o certain key employees having remained continuously employed by us on substantially the same terms with substantially the same responsibilities as on the date of the merger agreement and our not having any knowledge that any of our key employees has an intention to termination his employment with us;

         o certain key employees have executed and delivered employment agreements to Symantec;

         o all agreements evidencing Nexland options have been amended, in a manner satisfactory to Symantec, to allow for the treatment of such options in the merger as contemplated by the merger agreement;

         o none of our employees having any right to a payment or acceleration of any right to benefits that constitutes a parachute payment under the Code upon the closing of the merger;

         o we have not exercised our option to purchase the assets of Nexland, S.A.;

         o all outstanding warrants to purchase shares of our stock have been exercised or terminated;

         o agreements with each of E.S. Bankest, LLC and ExpoCredit Corporation have been terminated;

         o certain employees have executed a noncompetition agreement with Symantec;

         o Nexland, S.A., certain stockholders of Nexland, S.A. and us have executed a noncompetition agreement with Symantec;

         o the trademarks "Nexland, " Internet Sharing Box," "Etherland," and "Plug N' Net" have been assigned to Nexland;

         o our irrevocable option agreement with Nexland, S.A. has been amended as contemplated by the merger agreement;

         o our agreement with ADP TotalSource Services, Inc. has been terminated; and

         o each of our officers has executed and delivered to Symantec an indemnification agreement.

         The execution of noncompetition agreements by certain employees of Nexland with Symantec, the assignment of certain trademarks by Nexland, S.A. to us, the amendment of the irrevocable option agreement with Nexland, S.A. and the delivery of indemnification agreements by officers of Nexland to Symantec have been completed.

         Our obligation to complete the merger is subject to additional conditions, including, generally, the accuracy of the representations and warranties of Symantec and Nebraska Acquisition Sub, and the performance in all material respects of their obligations under the merger agreement.

         TERMINATION OF THE MERGER AGREEMENT. The merger agreement may be terminated, at any time prior to the effective time of the merger, whether before or after receiving stockholder approval, under certain circumstances, including the following:

         o  By the mutual written consent of the parties;

         o  By us or Symantec:

            o if the merger is not completed by August 31, 2003, or such other date as we and Symantec may agree Upon, except this right to terminate the merger agreement is not available to any party responsible for the delay;

            o if any law has been enacted or promulgated prohibiting the completion of the merger;

            o if a court of competent jurisdiction or other governmental entity has issued an order, decree, rulINg or injunction restraining, enjoining or otherwise prohibiting the merger on substantially the terms contemplated by the merger agreement; or

            o if our stockholders do not approve and adopt the merger agreement at the special meeting or any adjournment or postponement thereof.

         o  By Symantec:

            o if we have materially breached or failed to comply in any material respect with any covENant, representation, warranty or agreement contained in the merger agreement and the breach is not cured within 30 days following written notice of such breach;

            o if our Board fails to recommend the adoption of the merger agreement to our stockholders, or withDRaws, amends or modifies in a manner adverse to Symantec its recommendation to the stockholders of Nexland for adoption of the merger agreement;

            o if a tender offer for any of the outstanding shares of capital stock of Nexland is commenced prIOr to the special meeting and within the time required by Rule 14e-2(a) under the Securities Exchange Act of 1934 and the Board of Directors fails to recommend against acceptance of such tender offer, or takes no position with respect to such tender offer, or states its inability to take a position with respect to such tender offer;

            o if we or our Board of Directors takes any position with respect to any acquisition proposal (otheR than the merger agreement) other than a recommendation to reject such acquisition proposal; or

            o if the Board of Directors resolves to accept, accepts or recommends to the stockholders of Nexland a superior proposal.

         o  By Nexland:

            o if Symantec or Nebraska Acquisition Sub materially breaches or fails to comply in any material rESpect with any covenant, representation, warranty or agreement contained in the merger agreement and the breach is not cured within 30 days following written notice of such breach; or

            o if prior to the closing of the merger, our Board of Directors determines in good faith, After consultation with its financial and legal advisors, that another acquisition proposal constitutes a superior proposal and the Board of Directors believes in its good faith judgment, after receiving advice of its outside legal counsel, that its failure to terminate the merger agreement and enter into the superior proposal would constitute a breach of its fiduciary duties, provided that we:

               o  provide proper notice to Symantec of our intention;

               o afford Symantec an opportunity to match the terms of the superior proposal and to negotiate with us to make other adjustments in the terms and conditions of the merger agreement that would permit the Board of Directors to recommend the merger agreement as revised;

               o have not received from Symantec within three business days of Symantec's receipt of proper notice an offer that the Board of Directors determines in good faith matches or exceeds such superior proposal or is otherwise sufficient to permit the Board of Directors to continue to recommend the merger agreement as amended by such offer from Symantec in lieu of the superior proposal; or

               o within three business days of Symantec's receipt of proper notice, Nexland pays to Symantec the applicable termination fee and expense reimbursement described below.

         In the event of termination of the merger agreement by either Symantec or us, the merger agreement will become void and have no effect, provided that the termination of the merger agreement will not relieve a breaching party from liability for a breach of the merger agreement or for the payment of the termination fee and expenses reimbursement described below.

         TERMINATION FEE.

         o Nexland has agreed to pay Symantec a termination fee of $800,000, plus all of the expenses incurred by Symantec in connection with the merger agreement, if the merger agreement is terminated by Symantec as a result of:

            o our Board of Directors failing to recommend the adoption of the merger agreement to the stockholderS, or withdrawing, amending or modifying in a manner adverse to Symantec its recommendation to the stockholders of Nexland for adoption of the merger agreement;

            o our Board of Directors failing to recommend against acceptance of a tender offer for any OF the outstanding shares of capital stock of Nexland commenced prior to the special meeting and within the time required by Rule 14e-2(a) under the Securities Exchange Act of 1934, taking no position with respect to such tender offer, or stating its inability to take a position with respect to such tender offer;

            o our Board of Directors taking any position with respect to any acquisition proposal (other thAN the merger agreement) other than a recommendation to reject such acquisition proposal;

            o our Board of Directors resolving to accept, accepting or recommending to the stockholders of Nexland a superior proposal;

            o Nexland failing to comply in any material respect with any of the covenants or agreements contaiNEd in the merger agreement to be complied with or performed by Nexland; or

            o our Board of Directors determining in good faith, after consultation with its financial and Legal advisors, that another acquisition proposal constitutes a superior proposal and our Board of Directors believes in its good faith judgment, after receiving advice of its outside legal counsel, that its failure to terminate the merger agreement and enter into the superior proposal would constitute a breach of its fiduciary duties.

         We have agreed to reimburse Symantec up to $300,000 of the expenses incurred by Symantec in connection with the merger agreement, if the merger agreement is terminated by us or Symantec because of our failure to obtain stockholder approval at the special meeting or any adjournment or postponement thereof, provided that if Nexland is acquired within the 12 months following the termination of the merger agreement for our failure to obtain the required stockholder vote, then we will pay Symantec a termination fee equal to $800,000 less any termination fee previously paid.

         EXPENSES. Except as set forth above, all fees and expenses incurred in connection with the merger, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by us or Symantec are the obligation of the respective party incurring such fees and expenses.

         VOTING AGREEMENTS. As an inducement and a condition to Symantec's entering into the merger agreement and incurring the obligations set forth therein, each of Gregory S. Levine, Martin E. Dell'Oca, I. Daniel Sultan, Andre Chouraqui, Laurent Solomon and Yves Many entered into a voting agreement with Symantec and Nexland. Under the terms of the voting agreement, the stockholders agreed to vote, and granted an irrevocable proxy to Symantec to vote, all shares of Nexland capital stock owned by such stockholders as of the record date for the special meeting:

         o in favor of the adoption of the merger agreement and the completion of the merger;

         o against any action or agreement that would result in a breach in any material respect of Nexland under the merger agreement; and

         o except as otherwise agreed to in writing in advance by Nexland, against: (i) any proposal made by a third-party to acquire a beneficial ownership of all or a material portion of Nexland pursuant to a merger, consolidation or similar transaction or the sale, disposal or lease of material assets of Nexland or any similar transaction, each whether in any single or multi-step transaction;
            (ii) any change in the Board of Directors other than in connection with the merger; (iii) any amendment of our certificate of incorporation other than in connection with the merger; or (iv) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially and adversely affect the contemplated benefits to us in the merger.

         The stockholders who entered into the voting agreement held an aggregate of 28,221,338 outstanding shares of Nexland common stock (representing approximately 81.0% of the combined voting power of Nexland common stock) as of the record date.

         In addition, these stockholders have agreed not to dispose of any shares of Nexland common stock without Symantec's prior written consent on or prior to the record date of the special meeting, or grant any proxy or power of attorney with respect to their shares of Nexland common stock. After the record date of the special meeting, those stockholders are permitted to transfer their shares as long as the transferee agrees in writing to be bound by the voting agreement. The voting agreement will terminate on the earlier of the effective time of the merger or the termination of the merger agreement. The form of voting agreement entered into by the stockholders is attached to this proxy statement as Appendix B.

         INDEMNIFICATION AGREEMENTS. As a condition to Symantec entering into the merger agreement, Gregory S. Levine, Martin E. Dell'Oca and I. Daniel Sultan have each entered into an indemnification agreement with Symantec, providing that he will indemnify Symantec for a portion of the amount by which Nexland's total liabilities exceed $4,700,000 as of the closing of the merger. Under the indemnification agreements, the amounts for which each of Gregory S. Levine, Martin E. Dell'Oca and I. Daniel Sultan may be liable will not exceed $374,400, $85,600 or $1,540,000, respectively. If the parties to the indemnification agreements are not able to agree on the amount of liabilities and the amounts, if any, payable to Symantec, the indemnification agreements provide that an independent certified public accountant will be appointed to resolve the dispute.

                   SECURITY OWNERSHIP OF NEXLAND COMMON STOCK

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 13, 2003, as to (i) each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all directors and executive officers of Nexland as a group.

         For the purpose of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 13, 2003. Shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

         Gregory S. Levine, Martin E. Dell'Oca, I. Daniel Sultan, Andre Chouraqui, Laurent Solomon and Yves Many have entered into voting agreements with Symantec, providing that they will vote all shares of our common stock owned by them on, or acquired by them prior to, the record date for, among other things, the approval of the merger agreement and the merger. As a result of its entering into voting agreements with these stockholders, Symantec may be deemed to be the beneficial owner of 32,121,338 shares of Nexland common stock, which includes 3,900,000 shares of Nexland common stock subject to options covered under the voting agreements that are exercisable at the discretion of the appropriate stockholder within 60 days of May 13, 2003. For a more complete description of the voting agreements, please refer to the section titled "The Merger Agreement -- Voting Agreements" beginning on page 35 of this proxy statement.

                                                      COMMON STOCK
                                                   BENEFICIALLY OWNED
    NAME AND ADDRESS                            ------------------------------
    OF BENEFICIAL OWNER                         NUMBER           PERCENTAGE(1)
    -------------------                         ------        ----------------

    I. Daniel Sultan                        14,207,588(2)(3)            39.0%
    P.O. Box 3783
    Hallandale, Florida 33008

    Andre Chouraqui
    Barker Road #2, House #9
    The Peak, Hong Kong                           5,044,500             14.5%

    Laurent Solomon
    P.O. Box 9096
    Daytona Beach, Florida 32120               4,044,500(4)             11.0%

    Gregory S. Levine
    P.O. Box 693267
    Miami, Florida 33169                    4,002,500(5)(6)             11.0%

    Yves Many(7)
    P.O. Box 693267
    Miami, Florida 33169                          2,522,250              7.2%

    Martin E. Dell'Oca
    385 Hampton Lane
    Key Biscayne, Florida 33149                1,300,000(8)              3.6%

    All directors and executive officers
      as a group (3 persons)                     19,510,088             50.1%

--------------

(1) Applicable percentage of ownership is based on 34,824,172 shares of common stock outstanding as of May 13, 2003, together with applicable options for each stockholder.

(2) Includes 12,611,251 shares that are held of record by BH Investor Group, LLC. This entity is controlled by I. Daniel Sultan.


(3) Includes options owned by Mr. Sultan to acquire 1,400,000 shares of our common stock and 196,337 shares of common stock for conversion of debt to common stock.


(4) These shares are held of record by Fast-Access Group, LLC. This entity is controlled by Laurent Solomon.


(5) Includes 2,602,500 shares that are held of record by Broadband Investor Group, LLC. This entity is controlled by Gregory S. Levine, our President and Chief Executive Officer.


(6) Includes options owned by Mr. Levine to acquire 1,400,000 shares of our common stock.


(7) These shares are held of record by High-Speed Venture, LLC. This entity is controlled by Mr. Many.


(8) Includes 200,000 shares of our common stock that were granted to Mr. Dell'Oca pursuant to his employment agreement. Also includes options to acquire 1,100,000 shares of our common stock.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         Nexland's common stock is traded on the Over-the-Counter Bulletin Board under the symbol "XLND." The following table sets forth, for the periods indicated, the high and low bid prices of a share of common stock for the last two years, as well as the first quarter of 2003.

                                                      HIGH BID       LOW BID
                                                      --------       -------
      2001
      Quarter Ended March 31, 2001                    $ 1.78         $  0.19
      Quarter Ended June 30, 2001                       0.85            0.27
      Quarter Ended September 30, 2001                  0.55            0.20
      Quarter Ended December 31, 2001                   0.55            0.22

      2002
      Quarter Ended March 31, 2002                    $ 0.39         $  0.22
      Quarter Ended June 30, 2002                       0.29            0.07
      Quarter Ended September 30, 2002                  0.25            0.10
      Quarter Ended December 31, 2002                   0.24            0.05

      2003
      Quarter Ended March 31, 2003                    $ 0.47         $  0.15
      Quarter Ended June 30, 2003
        (through May 14, 2003)                        $ 0.50         $  0.23


         On May 13, 2003, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing sale price of our common stock reported on the Over-the-Counter Bulletin Board was $0.15 per share. On May 28, 2003, the most recent practicable date prior to the printing of this proxy statement, the closing price of our common stock reported on the Over-the-Counter Bulletin Board was $0.50. You are urged to obtain current market quotations for our common stock prior to making any decision with respect to the proposed merger.


HOLDERS OF COMMON EQUITY

         As of May 28, 2003, there were 405 registered holders of record for our common stock.


DIVIDENDS

         We have never declared or paid dividends on our common stock.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Certain information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which is subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside our control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: economic conditions, labor costs, cost of supplies, competitive pressures on pricing, particularly from lower-cost competitors, government legislation, customer perceptions of our products, demand for our products, and other operational matters and risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We assume no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.


PROPOSALS BY STOCKHOLDERS OF NEXLAND

         If we complete the merger, we will no longer have public stockholders or any public participation in our stockholder meetings. If we do not complete the merger, we intend to hold our next annual stockholder meeting in 2004. In that case, if you are still a stockholder as of the record date of that meeting, you would continue to be entitled to attend and participate in our stockholder meetings. Proposals by our stockholders that are intended to be presented at our 2004 annual meeting must be received by us within a reasonable time before we begin to print and mail our proxy materials in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals received within 90 days of our 2004 annual meeting will be considered to be received within a reasonable time.


WHERE YOU CAN FIND MORE INFORMATION

         As required by law, we file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Reports, proxy statements and other information concerning Nexland may be inspected at The National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

         Copies of our reports, proxy statements and other information can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website on the Internet that contains reports, proxy statements and other information regarding Nexland. The address of the website maintained on the Internet by the Securities and Exchange Commission is http://www.sec.gov.

         Neither Symantec nor we have authorized anyone to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this proxy statement or in the documents that Symantec or we file publicly with the Securities and Exchange Commission. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents that Symantec or we file publicly with the Securities and Exchange Commission.

         The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

         With respect to the information contained in this document, Symantec has supplied the information concerning Symantec and Nebraska Merger Sub, and we have supplied the information concerning us.

                                   APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

================================================================================





                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              SYMANTEC CORPORATION,

                         NEBRASKA ACQUISITION SUB, INC.,

                                       and

                                  NEXLAND, INC.







                            Dated as of May 13, 2003





================================================================================

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----

ARTICLE 1. DEFINITIONS..........................................................................1

   1.1      Defined Terms.......................................................................1
   1.2      Interpretation Provisions..........................................................12

ARTICLE 2. THE MERGER..........................................................................12

   2.1      The Merger.........................................................................12
   2.2      Effective Time.....................................................................12
   2.3      Effect of the Merger...............................................................13
   2.4      Certificate of Incorporation; Bylaws...............................................13
   2.5      Directors and Officers.............................................................13
   2.6      The Merger Consideration; Effect on Outstanding Securities of the Company..........13
   2.7      Dissenting Shares..................................................................14
   2.8      Exchange Procedures................................................................15
   2.9      No Further Ownership Rights in Company Securities..................................15
   2.10     Lost, Stolen or Destroyed Certificates.............................................16
   2.11     Taking of Necessary Action; Further Action.........................................16
   2.12     Tax Treatment......................................................................16
   2.13     Withholding........................................................................16
   2.14     Cancellation, Termination or Exercise of In-the-Money Company Options..............16

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MAJOR STOCKHOLDERS................17

   3.1      Organization of the Company........................................................17
   3.2      Capitalization of the Company......................................................17
   3.3      Stockholders' Agreements, etc......................................................18
   3.4      Authorization......................................................................18
   3.5      Officers and Directors.............................................................19
   3.6      Bank Accounts......................................................................19
   3.7      Subsidiaries.......................................................................19
   3.8      Real Property......................................................................19
   3.9      Personal Property..................................................................20
   3.10     Environmental Matters..............................................................21
   3.11     Contracts..........................................................................22
   3.12     No Conflict or Violation; Consents.................................................24
   3.13     Permits............................................................................24
   3.14     SEC Reports; Financial Statements; Books and Records...............................25
   3.15     Absence of Certain Changes or Events...............................................26
   3.16     Liabilities........................................................................28
   3.17     Litigation.........................................................................28
   3.18     Labor Matters......................................................................29
   3.19     Employee Benefit Plans.............................................................30
   3.20     Transactions with Related Parties..................................................32
   3.21     Compliance with Law................................................................32
   3.22     Intellectual Property..............................................................32
   3.23     Tax Matters........................................................................36
   3.24     Insurance..........................................................................38
   3.25     Brokers; Transaction Costs.........................................................39
   3.26     No Other Agreements to Sell the Company or the Assets..............................39
   3.27     Accounts Receivable................................................................39
   3.28     Inventory..........................................................................40
   3.29     Product Warranty...................................................................40
   3.30     Board Recommendation...............................................................40
   3.31     Fairness Opinion...................................................................40
   3.32     Material Misstatements or Omissions................................................40

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
                                                                                             ----

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB..............................41

   4.1      Organization.......................................................................41
   4.2      Authorization......................................................................41
   4.3      No Conflicts.......................................................................41
   4.4      Approvals..........................................................................41
   4.5      Merger Consideration...............................................................42
   4.6      Brokers' and Finders' Fees.........................................................42
   4.7      Board Approval; No Stockholder Approval Required...................................42
   4.8      Material Misstatements or Omissions................................................42

ARTICLE 5. CONDUCT PRIOR TO THE EFFECTIVE TIME.................................................42

   5.1      Conduct of Business of the Company.................................................42
   5.2      No Solicitation....................................................................44

ARTICLE 6. ADDITIONAL COVENANTS................................................................46

   6.1      Special Meeting; Board Recommendation..............................................46
   6.2      Voting Agreements..................................................................47
   6.3      Access to Information..............................................................47
   6.4      Confidentiality....................................................................47
   6.5      Expenses...........................................................................48
   6.6      Public Disclosure..................................................................48
   6.7      Commercially Reasonable Efforts....................................................48
   6.8      Notification of Certain Matters....................................................48
   6.9      Company Repurchases................................................................49
   6.10     Proprietary Rights.................................................................49
   6.11     Tax Matters........................................................................49
   6.12     SEC Filings........................................................................50
   6.13     Stockholder Litigation.............................................................50
   6.14     Indemnification....................................................................51

ARTICLE 7. CONDITIONS TO THE MERGER............................................................51

   7.1      Conditions to Obligations of Each Party to Effect the Merger.......................51
   7.2      Additional Conditions to Obligations of the Company................................51
   7.3      Additional Conditions to the Obligations of Buyer..................................52

ARTICLE 8. TERMINATION.........................................................................54

   8.1      Termination........................................................................54
   8.2      Termination by Buyer...............................................................55
   8.3      Termination by the Company.........................................................56
   8.4      Procedure for Termination..........................................................56
   8.5      Effect of Termination..............................................................56
   8.6      Extension; Waiver..................................................................57

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
                                                                                             ----

ARTICLE 9. MISCELLANEOUS PROVISIONS............................................................57

   9.1      Notices............................................................................57
   9.2      Entire Agreement...................................................................58
   9.3      Further Assurances; Post-Closing Cooperation.......................................58
   9.4      Amendment; Waiver..................................................................58
   9.5      Third Party Beneficiaries..........................................................59
   9.6      No Assignment; Binding Effect......................................................59
   9.7      Headings...........................................................................59
   9.8      Invalid Provisions.................................................................59
   9.9      Governing Law......................................................................59
   9.10     Arbitration........................................................................59
   9.11     Remedies Cumulative................................................................59
   9.12     Construction.......................................................................60
   9.13     Counterparts.......................................................................60


                  EXHIBITS TO THE AGREEMENT AND PLAN OF MERGER

Exhibit A                  Form of Voting Agreement
Exhibit B                  Form of Certificate of Merger
Exhibit C                  Form of Buyer Compliance Certificate
Exhibit D                  Form of Employment Agreement
Exhibit E                  Form of Company Compliance Certificate
Exhibit F                  Form of Noncompetition Agreement with Key Employees
Exhibit G                  Form of Noncompetition Agreement with Nexland, S.A.
Exhibit H                  Form of Indemnification Agreement

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER, dated as of May 13, 2003 (the "AGREEMENT"), is by and among Symantec Corporation, a Delaware corporation ("BUYER"), Nebraska Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer ("MERGER SUB"), and Nexland, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS:

         A. The respective Boards of Directors of Buyer, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders to effect the acquisition of the Company pursuant to the terms and subject to the conditions set forth herein.

         B. In furtherance of such acquisition, the Boards of Directors of Buyer, Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL" or "DELAWARE LAW").

         C. In connection with the execution of this Agreement and as an inducement to Buyer to enter into this Agreement, Gregory S. Levine, Martin E. Dell'Oca, I. Daniel Sultan, Andre Chouraqui, Laurent Solomon and Yves Many (collectively, the "MAJOR STOCKHOLDERS") shall have executed and delivered to Buyer, concurrently with the execution and delivery of this Agreement by the parties hereto, a Voting Agreement in the form attached hereto as EXHIBIT A.

         E. Pursuant to the Merger, each outstanding share of Company Common Stock will be converted solely into the right to receive cash payment, as provided in Section 2.6 herein, upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Buyer, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the terms below shall have the following meanings:

                  "ACQUISITION AGREEMENT" has the meaning set forth in Section 5.2(f).

                  "ACQUISITION PROPOSAL" has the meaning set forth in Section 5.2(c).

                  "ACTIONS" means, collectively, any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute.

                  "AFFILIATE" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" has the meaning set forth in the preamble.

                  "AGGREGATE COMPANY OPTION CONSIDERATION" means $1,777,376.45, subject to adjustment as set forth in Section 2.14(c).

                  "APPROVAL" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

                  "ASSETS" means the right, title and interest of any Person in its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following: all Contracts and Contract Rights; all machinery, equipment and computer hardware; all inventory; all Books and Records; all Proprietary Rights; all Permits; all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person; all cash, accounts receivable, deposits and prepaid expenses; and all goodwill.

                  "BALANCE SHEET DATE" means December 31, 2002.

                  "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any Subsidiary or under which the Company or any Subsidiary may incur any liability, and (c) covers any Employee or former Employee.

                  "BOOKS AND RECORDS" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets of the Company or any Company Subsidiary or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets of the Company or the Company Subsidiaries or the Business (including records and lists of customers, distributors, suppliers and personnel), computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans, and (c) all telephone and fax numbers used in the Business, and in each case whether maintained as hard copy or stored in computer memory and whether owned by the Company or its Affiliates.

                  "BUSINESS" means the business and operations of the Company.

                  "BUSINESS COMBINATION" means, with respect to any Person, (i) any merger, consolidation or other business combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or the exercise of options or warrants outstanding on the date hereof or issued in accordance with the covenants of this Agreement), (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets of such Person (including by way of exclusive license or joint venture formation) or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

                  "BUYER" has the meaning set forth in the preamble.

                  "BUYER EXPENSE NOTICE" has the meaning set forth in Section 8.5(b).

                  "BUYER TRANSACTION EXPENSES" has the meaning set forth in
Section 8.5(b).

                  "CERTIFICATE OF MERGER" has the meaning set forth in Section 2.2.

                  "CERTIFICATES" has the meaning set forth in Section 2.8(b).

                  "CLOSING" has the meaning set forth in Section 2.1(b).

                  "CLOSING DATE" means the date of the Closing.

                  "COBRA" has the meaning set forth in Section 3.19(f).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON MERGER CONSIDERATION" means the dollar amount equal to the fraction, the numerator of which is the Merger Consideration minus the Aggregate Company Option Consideration and the denominator of which is the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  "COMPANY" has the meaning set forth in the preamble.

                  "COMPANY BALANCE SHEET" has the meaning set forth in Section 3.14(b).

                  "COMPANY COMMON STOCK" means the Common Stock, par value $0.0001 per share, of the Company.

                  "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.14(b).

                  "COMPANY MATERIAL ADVERSE EFFECT" or "COMPANY MATERIAL ADVERSE CHANGE" or a similar phrase means (a) any change, circumstance or effect that individually or in the aggregate with all other changes, circumstances and effects, is or would be reasonably likely to be materially adverse to (i) the business, operations, assets, properties (whether tangible or intangible), liabilities (taken as a whole), condition (financial or otherwise), results of operations or prospects, of the Company and the Company Subsidiaries, taken as a whole, or (ii) the right or ability of the Company to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to the Company and the Company Subsidiaries, taken as a whole.

                  "COMPANY NEGATIVE VOTE" has the meaning set forth in Section 8.1(d).

                  "COMPANY OPTION PAYMENT SCHEDULE" means SCHEDULE 2.4(C) to the Disclosure Schedules, which sets forth, each as of the date hereof, the name of each holder of In-the-Money Company Options, as well as the number of In-the-Money Company Options held by each such holder, the number of shares of Company Common Stock for which such In-the-Money Company Options are exercisable, the price per share of Company Common Stock for which such In-the-Money Company Options are exercisable and the amount payable to the holder of such In-the-Money Company Options pursuant to this Agreement.

                  "COMPANY OPTIONS" means options to purchase shares of Company Common Stock issued by the Company (including, but not limited to, options issued to Employees).

                  "COMPANY PROPRIETARY RIGHT" shall mean any Proprietary Right that is (i) owned by, (ii) licensed to, or (iii) was developed or created by or for the Company or the Company Subsidiaries.

                  "COMPANY REGISTERED PROPRIETARY RIGHTS" means all Registered Proprietary Rights owned by, filed in the name of, assigned to or applied by or for, the Company or the Company Subsidiaries.

                  "COMPANY RESTRICTED STOCK" means shares of Company Common Stock which are subject to a repurchase option by the Company.

                  "COMPANY SEC REPORTS" has the meaning set forth in Section 3.14(a).

                  "COMPANY SHARES" means (i) all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, (ii) all vested and unvested Company Options issued and outstanding immediately prior to the Effective Time, and (iii) any other securities convertible into or otherwise exercisable or exchangeable for Company Common Stock issued and outstanding immediately prior to the Effective Time.

                  "COMPANY SPECIAL MEETING" has the meaning set forth in Section 6.1(a).

                  "COMPANY STOCKHOLDER" means each holder of Company Common Stock immediately prior to the Effective Time.

                  "COMPANY STOCK PLANS" means the Company's 1999 Nonqualifying Stock Option Plan and the Company's 2000 Stock Option Plan.

                  "COMPANY SUBSIDIARY" means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by the Company (through ownership of securities, by contract or otherwise) or (B) the Company or any subsidiary of the Company is a general partner of any general partnership or a manager of any limited liability company.

                  "COMPANY THIRD PARTY EXPENSES" has the meaning set forth in
Section 6.5.

                  "COMPANY WARRANTS" has the meaning set forth in Section
3.2(b).
                  "CONFIDENTIALITY AGREEMENT" means that certain Mutual Non-Disclosure Agreement, dated as of January 20, 2003, between Buyer and the Company.

                  "CONSENTS" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

                  "CONTRACT RIGHTS" means all rights and obligations under the Contracts.

                  "CONTRACTS" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which a Person is a party or by which a Person or any of its Assets are bound or affected, whether written or oral.

                  "DEFAULT" means (a) a breach of or default under any Contract,
(b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

                  "DGCL" or "DELAWARE LAW" has the meaning set forth in the recitals.

                  "DISCLOSURE SCHEDULES" has the meaning set forth in Article 3.

                  "DISSENTING SHARES" has the meaning set forth in Section
2.7(a).

                  "EFFECTIVE TIME" has the meaning set forth in Section 2.2.

                  "EMPLOYEE PLANS" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                  "EMPLOYEES" means all officers and directors of the Company or the Company Subsidiaries and all other Persons employed by the Company on a full or part-time basis, together with all Persons retained as "independent contractors" as of the relevant date.

                  "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 7.3(d).

                  "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, tax assessment, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                  "ENVIRONMENTAL CLAIMS" means all notices of violation, liens, claims, demands and Action or Proceedings arising directly or indirectly out of Environmental Conditions or Environmental Laws.

                  "ENVIRONMENTAL CONDITIONS" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Company or any of its predecessors or successors in interest, or by its respective agents, representatives, Employees or independent contractors when acting in such capacity on behalf of the Company. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.

                  "ENVIRONMENTAL LAWS" means all applicable U.S. federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (a) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (b) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental or Regulatory Authority.

                  "ENVIRONMENTAL REPORTS" means any and all written analyses, summaries or explanations, in the possession or control of the Company or the Company Subsidiaries, prepared for the purpose of analyzing or assessing (a) any Environmental Conditions in, on or about the properties of the Company or the Company Subsidiaries or (b) the Company's or the Company Subsidiaries' compliance with Environmental Laws.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company as set forth in Section 414(b), (c), (m) or (o) of the Code.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FACILITIES" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities leased by the Company or the Company Subsidiaries, all as identified or listed on DISCLOSURE SCHEDULE 3.8(B).

                  "GAAP" means generally accepted accounting principles as applied in the United States.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, ministry or a branch thereof, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, province, county, city or other political subdivision.

                  "HAZARDOUS SUBSTANCES" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws.

                  "INDEMNIFICATION AGREEMENT" has the meaning set forth in
Section 7.3(v).

                  "IRREVOCABLE OPTION AGREEMENT" has the meaning set forth in
Section 7.3(m).

                  "IN-THE-MONEY COMPANY OPTIONS" means all Company Options identified on the Company Option Payment Schedule.

                  "KEY EMPLOYEES" means each of Gregory S. Levine, I. Daniel Sultan and David Lonardo.

                  "LAW" or "LAWS" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "LEASE" means a real property lease or a personal property lease, as applicable.

                  "LEASED PROPERTY" has the meaning set forth in Section 3.8(b).

                  "LETTER OF INTENT" means that certain non-binding Letter of Intent between Buyer and the Company dated as of February 13, 2003.

                  "LIABILITY" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

                  "LICENSE" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Proprietary Right (including without limitation any covenants not to sue with respect to any Proprietary Right).

                  "MAJOR STOCKHOLDERS" has the meaning set forth in the preamble.

                  "MERGER" has the meaning set forth in the preamble.

                  "MERGER CONSIDERATION" means a cash amount equal to $19,600,000.00.

                  "MERGER SUB" has the meaning set forth in the preamble.

                  "MULTIEMPLOYER PLAN" means any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (a) the Company or any ERISA Affiliate contributes to or is required to contribute to, or, after September 25, 1980, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any Employee or former Employee or any ERISA Affiliate.

                  "NEXLAND CANADA" means Nexland Canada Distributors Inc., a corporation organized under the laws of British Columbia.

                  "NEXLAND, S.A." means Nexland, S.A., a corporation organized under the laws of France.

                  "NEXLAND, S.A. INVENTORY" has the meaning set forth in Section 7.3(t).

                  "OFFICER'S CERTIFICATE" has the meaning set forth in Section 6.5.

                  "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract (other than such Person's preferred stock) that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person.

                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "OUTSIDE DATE" has the meaning set forth in Section 9.1(b).

                  "PAYING AGENT" means American Stock Transfer and Trust
Company.

                  "PENSION PLAN" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five (5) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) covers any Employee or former Employee or any ERISA Affiliate.

                  "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, national, state or local, necessary for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of any Person.

                  "PERMITTED ENCUMBRANCES" means (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and material persons, and purchase money liens incurred in the ordinary course of business for sums
(i) not yet due and payable, or (ii) being contested in good faith, if, in either such case, an adequate reserve shall have been made therefor in such Person's financial statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and the Company Subsidiaries and do not materially detract from the value of the property upon which such encumbrance exists, and (d) liens securing taxes, assessments and governmental charges not yet due and payable.

                  "PERSON" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

                  "POTENTIAL ACQUIROR" has the meaning set forth in Section 5.2(a).

                  "PROPRIETARY RIGHTS" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) rights in Trade Secrets, (f) domain name registrations, (g) other proprietary rights, and (h) licenses granting any rights with respect to any of the foregoing.

                  "PROXY STATEMENT" has the meaning set forth in Section 6.1(b).

                  "PTO" shall mean the United States Patent and Trademark
Office.

                  "REGISTERED PROPRIETARY RIGHTS" shall mean all United States, international and foreign: (a) issued patents and patent applications (including provisional applications), (b) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks,
(c) registered copyrights and applications for copyright registration, (d) any mask work registrations and applications to register mask works, and (e) any other Proprietary Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                  "RELATED PARTY" means (a) any of the Company's officers, directors, stockholders and any officers, directors, partners, associates or relatives of such officers, directors and stockholders, (b) any Person in which the Company or any stockholder or any Affiliate, associate or relative of any such Person has any direct or indirect interest, including without limitation Nexland, S.A., Nexland Asia Limited, Smerwick Ltd. and Longfield Ltd. and (c) any direct or indirect trustee or beneficiary of any stockholder.

                  "REPRESENTATIVE" of any Person means any officer, director, Employee, stockholder, attorney, principal, investment advisors, accountant, agent, Affiliate, or other representative of such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SUBSIDIARY" means any Person in which the Company or Buyer, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

                  "SUPERIOR PROPOSAL" has the meaning set forth in Section
5.2(d).

                  "SUPERIOR TRANSACTION" has the meaning set forth in Section 5.2(f).

                  "SURVIVING CORPORATION" has the meaning set forth in Section 2.1(a).

                  "TAX" or "TAXES" means any (i) federal, state, local or foreign net income, gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) any liability of the Company or the Company Subsidiaries imposed by law for the payment of amounts described in clause (i) on another Person, including as a result of being a transferee, successor or a member of an affiliated, consolidated, combined or unitary group.

                  "TAX LIABILITY" means a Liability for any Tax.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and including any elections, rulings and requests for rulings and other correspondence to or from any Governmental Authority dealing with Taxes.

                  "THIRD PARTY EXPENSES" has the meaning set forth in Section
6.5.

                  "TO THE KNOWLEDGE" or "KNOWLEDGE" of a party (or similar phrases) means to the extent of matters which are actually known by such party and when used in respect of the Company or the Company Subsidiaries, the term "to the knowledge" or "knowledge" shall mean the matters which are known or reasonably should be known by Gregory S. Levine, Martin E. Dell'Oca, I. Daniel Sultan or David Lonardo after due inquiry.

                  "TRADE SECRETS" means all trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, mailing and e-mail lists, and customer and supplier mailing and e-mail lists and information), in each case which are not generally known to the public.

                  "VOTING AGREEMENT" means a Voting Agreement in the form attached hereto as EXHIBIT A, dated the date hereof, executed and delivered to Buyer by each Major Stockholder.

                  "WELFARE PLAN" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any Employee or former Employee or any ERISA Affiliate.

                  "WSRI" has the meaning set forth in Section 3.10(f).

         1.2 INTERPRETATION PROVISIONS.

                  (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The terms "include" and "including" are not limiting and mean "including without limitation."

                  (b) References to agreements and other documents are also to all subsequent amendments and other modifications thereto.

                  (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                  (d) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as part of this Agreement.

                                   ARTICLE 2.
                                   THE MERGER

         2.1 THE MERGER.

                  (a) THE MERGER. At the Effective Time, and on the terms and subject to the conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

                  (b) CLOSING. Unless this Agreement shall have been terminated pursuant to Section 8.1, and subject to the satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "CLOSING") will take place (i) at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California, as promptly as practicable (and in any event within three (3) Business Days) after satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as Buyer and the Company may mutually agree.

         2.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, and provided that this Agreement has not been terminated pursuant to
Section 9.1, the parties hereto shall cause the Merger to be consummated by executing and filing a certificate of merger, in substantially the form attached hereto as EXHIBIT B, with the Secretary of State of the State of Delaware as required by, and executed in accordance with the relevant provisions of, the DGCL (the "CERTIFICATE OF MERGER"), the time of acceptance by the Secretary of State of Delaware of such filing or such later time as may be agreed to by the parties and set forth in the Certificate of Merger being referred to herein as the "EFFECTIVE TIME".

         2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights privileges, powers, franchises of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time, the Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be amended in its entirety as set forth in Exhibit A to the Certificate of Merger, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

                  (b) At the Effective Time, the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         2.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law. The Company shall cause each or any director and officer of the Company to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.

         2.6 THE MERGER CONSIDERATION; EFFECT ON OUTSTANDING SECURITIES OF THE COMPANY. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, the Company or the holder of any Company Shares, the following shall occur:

                  (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished, and each share of Company Common Stock which is issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.6(b), and any Dissenting Shares (as provided in Section 2.7)) shall be automatically converted into solely the right to receive in cash, without interest, the Common Merger Consideration.

                  (b) CANCELLATION OF COMPANY-OWNED STOCK. Each share of Company Common Stock owned by the Company or the Company Subsidiaries immediately prior to the Effective Time shall be automatically canceled and extinguished without any exchange thereof and without any further action on the part of Buyer, Merger Sub or the Company.

                  (c) COMPANY OPTIONS.

                           (i) Each In-the-Money Company Option outstanding
immediately prior to the Effective Time shall be cancelled and extinguished and shall be automatically exchanged for the right to receive a cash payment in the amount set forth on the Company Option Payment Schedule.

                           (ii) All other Company Options shall be cancelled and
extinguished as of the Effective Time without consideration.

                           (iii) The Company shall take all action necessary to
cause the Company Options to be treated as contemplated by this Section 2.6(c).

                  (d) COMPANY WARRANTS. The Company shall take all action necessary to cause the Company Warrants to be exercised prior to the Effective Time and to cause the Company Warrants to be automatically terminated if not exercised prior to the Effective Time.

                  (e) COMMON STOCK OF MERGER SUB. Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         2.7 DISSENTING SHARES.

                  (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has demanded appraisal for such shares in accordance with Delaware Law ("DISSENTING SHARES") shall not be converted into a right to receive the Common Merger Consideration unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraisal value of such shares of Company Common Stock held by such holder in accordance with the provisions of Section 262 of the DGCL unless, after the Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, in which case such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Common Merger Consideration, without interest thereon.

                  (b) The Company shall give Buyer (i) prompt notice of its receipt of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Buyer or as may be required under applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

         2.8 EXCHANGE PROCEDURES.

                  (a) MERGER CONSIDERATION. On the Closing Date, Buyer shall deposit with the Paying Agent, for exchange in accordance with this Article 2, the Merger Consideration payable in exchange for the Company Common Stock and the In-the-Money Company Options.

                  (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Buyer shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Company Common Stock or an option agreement representing In-the-Money Company Options (the "CERTIFICATES") and which shares of Company Common Stock or In-the-Money Company Options are exchanged for and represent the right to receive a portion of the Merger Consideration pursuant to Section 2.6,
(i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the appropriate portion of the Merger Consideration pursuant to Section 2.6. Upon surrender of a Certificate for cancellation to Paying Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor an amount to which such holder is entitled pursuant to Section 2.6, and the Certificate so surrendered shall be canceled. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented Company Shares or In-the-Money Company Options will be deemed from and after the Effective Time to evidence the ownership of the portion of the Merger Consideration as provided in Section 2.6 without any interest thereon.

                  (c) REMAINING FUNDS. At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates. Thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as a general creditor thereof with respect to the Common Merger Consideration payable upon surrender of their Certificates, without any interest thereon. Neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY SECURITIES. The portion of the Merger Consideration paid upon the surrender for exchange of shares of Company Common Stock or In-the-Money Company Options in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock or In-the-Money Company Options, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock or Company Options which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

         2.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Common Stock or In-the-Money Company Options shall have been lost, stolen or destroyed, Buyer shall cause the Paying Agent to pay the portion of the Merger Consideration applicable to such shares or options in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; PROVIDED, HOWEVER, that Buyer or Paying Agent may, in their discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity with respect to the Certificates alleged to have been lost, stolen or destroyed.

         2.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation and the Buyer are fully authorized to take, and will use their reasonable efforts to take, all lawful and reasonable action.

         2.12 TAX TREATMENT. The Merger shall constitute a taxable transaction under the Code.

         2.13 WITHHOLDING. Buyer shall be entitled to deduct and withhold, from the Merger Consideration otherwise payable to the Company Stockholders or holders of In-the-Money Company Options, such amounts as may be required to be deducted and withheld under the Code and any other applicable Tax laws. If any withholding obligation may be avoided by any Company Stockholder or holder of In-the-Money Company Options providing information or documentation to Buyer, Buyer shall request that information before withholding. To the extent amounts are so withheld and paid to any appropriate taxing authority, Buyer shall be treated as though it had paid, from the Merger Consideration from which withholding was required, an appropriate amount otherwise payable directly to such Company Stockholders or holders of In-the-Money Company Options.

         2.14 CANCELLATION, TERMINATION OR EXERCISE OF IN-THE-MONEY COMPANY OPTIONS.

                  (a) If at any time after the date of this Agreement but immediately prior to the Effective Time any In-the-Money Company Options are cancelled or terminated without consideration in connection with the termination of employment of the holder thereof or for any other reason other than the exercise of such In-the-Money Company Options for cash, the amount of Aggregate Company Option Consideration shall be reduced by an amount equal to the amount payable in respect of each such In-the-Money Company Option, as such amount is reflected on the Company Option Payment Schedule.

                  (b) If at any time after the date of this Agreement but immediately prior to the Effective Time any In-the-Money Company Options are exercised for cash, the Merger Consideration shall be increased by an amount equal to the exercise price for each such In-the-Money Company Option.

                                   ARTICLE 3.
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MAJOR STOCKHOLDERS

         As an inducement of Buyer to enter into this Agreement, the Company hereby makes the following representations and warranties to Buyer which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, except as otherwise set forth in written disclosure schedules of the Company (the "DISCLOSURE SCHEDULES") delivered to Buyer prior to the date hereof, a copy of which is attached hereto. The Disclosure Schedules are numbered to correspond to the various sections of this
Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement.

         3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of the Company Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction the failure to be so qualified would constitute a Company Material Adverse Effect. Each jurisdiction in which the Company and the Company Subsidiaries are qualified to do business as a foreign corporation is set forth in DISCLOSURE SCHEDULE 3.1.

         3.2 CAPITALIZATION OF THE COMPANY.

                  (a) AUTHORIZED CAPITALIZATION. As of the date of this Agreement, the authorized capitalization of the Company consists of (i) 50,000,000 shares of common stock, par value $0.0001 per share, of which 34,824,172 shares are issued and outstanding and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share, none of which are issued and outstanding. The Company has no other capital stock authorized, issued or outstanding. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. With respect to any Company Common Stock that has been issued subject to a right of repurchase on the part of the Company, DISCLOSURE
SCHEDULE 3.2(A) sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated).

                  (b) COMPANY OPTIONS AND COMPANY WARRANTS. As of the date of this Agreement, 6,592,346 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding Company Options and 100,000 shares of Company Common Stock reserved for issuance upon exercise of warrants to purchase Company Common Stock (the "COMPANY WARRANTS"). Except as set forth on Schedule 3.2(b), all of the Company Options have been validly granted under the Company Common Stock Plan. DISCLOSURE SCHEDULE 3.2(B) sets forth the name of each holder of Company Options and Company Warrants, as well as the number of Company Options or Company Warrants held by each such holder, the number of shares of

Company Common Stock for which each such Company Option or Company Warrant is exercisable (both vested and unvested in the case of Company Options), and the price per share of Company Common Stock for which each such Company Option or Company Warrant is exercisable (without taking into account whether or not such Company Option or Company Warrant is in fact exercisable on the date hereof). The Company has previously provided to Buyer true and correct copies of all option agreements governing Company Options and all Company Warrants.

                  (c) NO OTHER CAPITAL STOCK, OPTIONS, WARRANTS. Except for the Company Options referred to above and the Company Warrants, there are no outstanding Options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Company or any Company Subsidiary. No debt securities of the Company or any Company Subsidiary are issued and outstanding.

                  (d) The Company is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each Company Subsidiary. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by the Company free and clear of any claim, lien or encumbrance of any kind with respect thereto. There are no proxies or voting agreements with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any shares of any Company Subsidiary. The Company does not directly or indirectly own any interest in any Person except the Company Subsidiaries.

                  (e) VALID ISSUANCES. All outstanding shares of Company Common Stock are, and any shares of Company Common Stock issued upon exercise of any Company Option or Company Warrant will be, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights created by statute, the Company's Certificate of Incorporation or Bylaws, or any Contract. The Company Options have been, and the shares of Company Common Stock have been or will be, issued in compliance with all federal, state and foreign corporate and securities laws.

         3.3 STOCKHOLDERS' AGREEMENTS, ETC. Neither the Company nor any Company Subsidiary is a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no Contract, arrangement or understanding between or among any Persons, which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Common Stock, including without limitation any voting trust agreement or proxy.

         3.4 AUTHORIZATION. The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, assuming the approval of the adoption of the Merger by a majority of the outstanding shares of Company Common Stock at the Company Special Meeting or any adjournment or postponement thereof, has taken all corporate action necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3.5 OFFICERS AND DIRECTORS. DISCLOSURE SCHEDULE 3.5 contains a true, correct and complete list of all the officers and directors of the Company and each Company Subsidiary.

         3.6 BANK ACCOUNTS. DISCLOSURE SCHEDULE 3.6 contains a list of all of the Company's and the Company Subsidiaries' bank accounts, safe deposit boxes and persons authorized to draw thereon or have access thereto.

         3.7 SUBSIDIARIES. The Company has no Subsidiaries, other than Nexland Canada, and Nexland, Inc., a Florida corporation. Neither the Company nor any Company Subsidiary owns any or has any obligations, whether conditional or otherwise, to purchase any equity interests in any other entity.

         3.8 REAL PROPERTY.

                  (a) COMPANY-OWNED REAL PROPERTY. Neither the Company nor any Company Subsidiary owns any real property.

                  (b) LEASED REAL PROPERTY. DISCLOSURE SCHEDULE 3.8(B) sets forth and describes briefly all Leases pursuant to which Facilities are leased, occupied or used by the Company or any Company Subsidiary (as lessee), true and correct copies of which have been delivered to Buyer. The Company or a Company Subsidiary has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such Leases (the "LEASED PROPERTY"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each Leased Property (i) there are no pending or, to the knowledge of the Company, threatened condemnation or administrative proceedings relating to, or any pending or threatened Actions relating to, the Company's or the Company Subsidiaries' leasehold interests in such Leased Property or any portion thereof, (ii) to the knowledge of the Company, no third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein, except in connection with a Permitted Encumbrance, and (iii) neither the Company nor any Company Subsidiary has received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto.

         With respect to each Lease listed on DISCLOSURE SCHEDULE 3.8(B), (i) there has been no breach or default under any such Lease by the Company, any Company Subsidiary or, to the knowledge of the Company, by any other party, (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of the lessor, is in full force and effect with respect to and is enforceable against the lessor in accordance with its terms, and will continue to be legal, binding, enforceable, valid, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, (iv) no party is in breach or default and no action has been taken by the Company or any Company Subsidiary, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company or a Company Subsidiary without the consent of the Company or a Company Subsidiary, as the case may be, under any such Lease that is material to the Company or any Company Subsidiary, (v) no party has repudiated any term thereof or threatened to terminate, cancel or not renew any such Lease, (vi) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof), (vii) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease, (viii) with respect to each sublease, the representations and warranties set forth in subsections (i) through (vii) above are true and correct with respect to the underlying Lease, (ix) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, and (x) all Facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

         3.9 PERSONAL PROPERTY.

                  (a) GENERAL. The Company or a Company Subsidiary owns or leases all personal property Assets necessary for the conduct of the Business as presently conducted, and such personal property Assets (taken as a whole) (i) are free from material defects (patent and latent), (ii) have been maintained in accordance with normal industry practice, and (iii) are in such operating condition and repair as is appropriate for the conduct of the Business as presently conducted.

                  (b) OWNED PERSONAL PROPERTY. The Company or a Company Subsidiary has good and marketable title to all such personal property used by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and
(iii) there are no parties (other than the Company or the Company Subsidiaries) who are in possession of or who are using any such item of personal property.

                  (c) LEASED PERSONAL PROPERTY. Other than Personal Property owned by the Company or the Company Subsidiaries, the Company or a Company Subsidiary has good and valid leasehold title to all of the tangible personal property Assets used by the Company or any Company Subsidiary, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. DISCLOSURE SCHEDULE 3.9(C) sets forth all Leases for personal property.

         With respect to each Lease listed on DISCLOSURE SCHEDULE 3.9(C), (i) there has been no breach or default under such Lease by the Company, any Company Subsidiary or by any other party, (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause (with or without notice and with or without the passage of time) a default under any such Lease, (iii) such Lease is a valid and binding obligation of the applicable lessor, is in full force and effect and is enforceable by the Company or a Company Subsidiary in accordance with its terms,
(iv) no action has been taken by the Company or any Company Subsidiary and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than by the Company or a Company Subsidiary without the consent of the Company or a Company Subsidiary, (v) no party has repudiated any term thereof or threatened to terminate, cancel or not renew any such Lease, and (vi) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.10 ENVIRONMENTAL MATTERS.

                  (a) COMPLIANCE. The Company and the Company Subsidiaries are in compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct the Business as currently being conducted or proposed to be conducted. All such Permits are listed on DISCLOSURE SCHEDULE 3.10(A). Neither the Company nor any Company Subsidiary has received any notice to the effect that (i) it is not in compliance with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any circumstances are reasonably likely to result in a failure of the Company to comply with, or a violation by the Company or any Company Subsidiary of, any such Environmental Laws or Permits required thereunder.

                  (b) ENVIRONMENTAL CLAIMS. There are no existing or, to the knowledge of the Company, threatened Environmental Claims against the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received any notification of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance which could result in liability to the Company or any Company Subsidiary under Environmental Laws.

                  (c) HAZARDOUS SUBSTANCES. To the knowledge of the Company, (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities, and (ii) there have been no releases of any Hazardous Substances from any such underground tank or related piping. There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities that could result in liability to the Company or any Company Subsidiary under Environmental Laws, other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder. In addition, to the knowledge of the Company, (i) there have been no such releases by predecessors of the Company or any Company Subsidiary and (ii) no releases in quantities exceeding the reportable quantities as defined under federal or state law on, upon, or into any real property in the immediate vicinity of any of the real properties of the Company or any Company Subsidiary other than those authorized by Environmental Laws which, through soil or ground water contamination, may have come to be located on the properties of the Company.

                  (d) ENVIRONMENTAL INDEMNITIES. Neither the Company nor any Company Subsidiary is a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Disclosure Schedules) under which the Company or any Company Subsidiary is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions. Neither the Company nor any Company Subsidiary has released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                  (e) ENVIRONMENTAL REPORTS. Complete and accurate copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by the Company, any Company Subsidiary or any person engaged by the Company or any Company Subsidiary for such purpose, at any facility owned or formerly owned by the Company or any Company Subsidiary have been made available to Buyer.

                  (f) ENVIRONMENTAL MATTERS. The precious metal mining claims ("properties") formerly held by Windstar Resources, Inc. ("WSRI") were properties owned by the Department of Interior (federal land) and staked (boundaries established) by WSRI, which granted WSRI the right to mine for minerals contained therein only if a mining permit was issued by the Department of Interior. There were no mining nor exploration permits ever issued, therefore no mining took place on the properties. Since the annual minimum payment payable to the Department of Interior was not made by WSRI on August 31, 1999, the right to hold the claims was lost and the properties reverted by to the Department of Interior.

         3.11 CONTRACTS.

                  (a) DISCLOSURE. DISCLOSURE SCHEDULE 3.11(A) sets forth a complete and accurate list of all of the Contracts to which the Company or any Company Subsidiary is a party of the following categories:

                           (i) Contracts not made in the ordinary course of
business;

                           (ii) License agreements or royalty agreements,
whether the Company or any Company Subsidiary is the licensor or licensee thereunder (excluding licenses that are commonly available on standard commercial terms, such as software "shrink-wrap" licenses);

                           (iii) Non-disclosure agreements (whether the Company
or any Company Subsidiary is the beneficiary or the obligated party thereunder);

                           (iv) Contracts or commitments (including groups of
related Contracts or commitments) involving future expenditures or Liabilities, actual or potential, in excess of $50,000.00 after the date hereof or otherwise material to the Business or the Assets of the Company or any Company Subsidiary;

                           (v) Contracts or commitments relating to commission
arrangements with others that are material to the Business;

                           (vi) Employment contracts, consulting contracts,
severance agreements, "stay-bonus" agreements and similar arrangements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or any Company Subsidiary or (B) that will result in the payment by, or the creation of any Liability of the Company, any Company Subsidiary or Buyer to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                           (vii) Indemnification agreements;

                           (viii) Promissory notes, loans, agreements,
indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company or any Company Subsidiary shall be the borrower, lender or guarantor thereunder (excluding credit provided by the Company or any Company Subsidiary in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

                           (ix) Contracts containing covenants limiting the
freedom of the Company, any Company Subsidiary, or any officer, director, Employee or Affiliate of the Company or any Company Subsidiary to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                           (x) Any Contract with the federal, state or local
government or any agency or department thereof;

                           (xi) Any Contract or other arrangement with a Related
Party;

                           (xii) Leases of real or personal property (including
groups of related Leases) involving annual payments of more than $50,000.00;

                           (xiii) Contracts or commitments (including groups of
related Contracts or commitments) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than six (6) months, result in a loss to the Company or any Company Subsidiary, or involve consideration in excess of $50,000.00;

                           (xiv) Contracts or commitments concerning a
partnership or joint venture; and

                           (xv) Any other Contract under which the consequences
of a default by any party or termination would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Complete and accurate copies of all of the Contracts listed on DISCLOSURE SCHEDULE 3.11, including all amendments and supplements thereto, have been provided to Buyer. There are no oral Contracts.

                  (b) TERMINATION OF EMPLOYMENT CONTRACTS. That certain Executive Compensation Agreement dated November 17, 1999 between the Company and Gregory S. Levine and that certain Executive Employment Agreement dated January 1, 2003 between the Company and I. Daniel Sultan each has been irrevocably terminated, effective as of immediately prior to the Effective Time and pursuant to a Termination Agreement in the form attached as DISCLOSURE SCHEDULE 3.11(B), such that the Company shall have no liability thereunder following the termination thereof.

                  (c) ABSENCE OF DEFAULTS. All of the Contracts are valid, binding and enforceable in accordance with their terms, with no material existing (or threatened in writing) Default or dispute. The Company or a Company Subsidiary has fulfilled, or is in a position to take all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. All parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to the Company or any Company Subsidiary.

         3.12 NO CONFLICT OR VIOLATION; CONSENTS. None of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) violate or conflict with any provision of the governing documents of the Company or any Company Subsidiary, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or the passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice or consent under, or result in the creation of any Encumbrance upon any of its respective Assets under, any Contract, Lease, License, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any of its respective Assets are subject, (c) violate any applicable Regulation or Order or (d) impose any Encumbrance on any of the Assets of the Company or any Company Subsidiary or the Business.

                  (b) No notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, national, state or local governmental or administrative authorities) are necessary to be made or obtained by the Company in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.13 PERMITS. DISCLOSURE SCHEDULE 3.13 sets forth a complete list of all material Permits held by the Company and the Company Subsidiaries, all of which are as of the date hereof in full force and effect. The Company and the Company Subsidiaries have, and at all times have had, all material Permits required under any applicable Regulation in the operation of the Business or in the ownership of the Assets of the Company or any Company Subsidiary, and own or possess such Permits free and clear of all Encumbrances. Neither the Company nor any Company Subsidiary is in default, and neither the Company nor any Company Subsidiary has received any notice of any claim of default with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement.

         3.14 SEC REPORTS; FINANCIAL STATEMENTS; BOOKS AND RECORDS.

                  (a) SEC REPORTS. The Company has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed since January 1, 1998 are referred to herein as the "COMPANY SEC REPORTS"). All of the Company SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Accurate and complete copies of the Company SEC Reports have been made available to Buyer. As of their respective dates or, in the case of registration statements, their effective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Company SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has been advised by each of its current officers and directors that each such person and such persons' Affiliates have complied with all filing requirements under
Section 13 and Section 16(a) of the Exchange Act. Each certification included in the Company SEC Reports pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 was accurate when made.

                  (b) FINANCIAL STATEMENTS. Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIAL STATEMENTS"), (x) was prepared in accordance with GAAP and (y) fairly presented the financial position of Company as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company, except that the unaudited interim financial statements were or are subject to normal year-end adjustments. The balance sheet of the Company contained in the Company's Form 10-K for the year ended December 31, 2002 is hereinafter referred to as the "COMPANY BALANCE SHEET."

                  (c) INTERNAL CONTROLS; DISCLOSURE CONTROLS. The Company maintains a system of internal accounting controls and disclosure controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and
(v) material information concerning the Company is publicly disseminated in a timely manner.

                  (d) BOOKS AND RECORDS. The Books and Records, in reasonable detail, accurately and fairly reflect in all material respects the activities of the Company, the Company Subsidiaries and the Business and have been provided to Buyer or made available for its inspection.

                  (e) ALL ACCOUNTS RECORDED. Neither the Company nor any Company Subsidiary has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the Books and Records.

                  (f) CORPORATE RECORDS. The stock records and minute books of the Company and the Company Subsidiaries that have been made available to Buyer fully reflect all minutes of meetings, resolutions and other material actions and proceedings of the stockholders and board of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of the Company and the Company Subsidiaries and contain true, correct and complete copies of their respective Certificate of Incorporation and Bylaws and all amendments thereto through the date hereof.

         3.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, the Company and the Company Subsidiaries have conducted the Business only in the ordinary course consistent with past practice and there has not been any:

                  (a) Company Material Adverse Change;

                  (b) failure to operate the Business in the ordinary course so as to use all commercially reasonable efforts to preserve the Business intact and to preserve the continued services of the Employees and the goodwill of suppliers, customers and others having business relations with the Company or any Company Subsidiary;

                  (c) resignation or termination of any officer, director or manager, or any increase in the rate of compensation payable or to become payable by the Company or any Company Subsidiary to any officer, director or Representative of the Company or any Company Subsidiary (other than standard increases in connection with general, regularly-scheduled reviews consistent with past practice), including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person;

                  (d) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except regular compensation to Employees;

                  (e) sale, assignment, license, transfer or Encumbrance of any of the Assets of the Company or any Company Subsidiary, tangible or intangible, singly or in the aggregate, other than sales of products and services involving less than $50,000.00 in the ordinary course of business and consistent with past practice;

                  (f) new Contracts (or series of related new Contracts), or extensions, modifications, terminations, accelerations or renewals thereof, except for Contracts involving less than $50,000.00 entered into, modified or terminated in the ordinary course of business and consistent with past practice;

                  (g) actual or threatened (i) termination of any material customer account or group of accounts or actual or (ii) material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

                  (h) disposition or lapsing of any Proprietary Rights of the Company or any Company Subsidiary, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

                  (i) change in accounting methods or practices by the Company or any Company Subsidiary;

                  (j) revaluation by the Company or any Company Subsidiary of any of their respective Assets, including writing off or establishing reserves with respect to inventory, notes or accounts receivable (other than for which adequate reserves have been previously established);

                  (k) damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets, the Business or the prospects of the Company or any Company Subsidiary;

                  (l) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any Company Subsidiary or any redemption, purchase or other acquisition of any equity securities of the Company or any Company Subsidiary;

                  (m) issuance or reservation for issuance by the Company or any Company Subsidiary of, or commitment of it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

                  (n) increase, decrease or reclassification of the capital stock of the Company or any Company Subsidiary;

                  (o) amendment of the Certificate of Incorporation, Bylaws or charter documents of the Company or any Company Subsidiary;

                  (p) capital expenditure or execution of any lease or any incurring of liability therefor by the Company in one or more related transactions, involving payments or obligations in excess of $50,000.00 in the aggregate;

                  (q) failure to pay any obligation of the Company or any Company Subsidiary when due;

                  (r) cancellation of any indebtedness or waiver of any rights of substantial value to the Company or any Company Subsidiary, except in the ordinary course of business and consistent with past practice;

                  (s) indebtedness incurred or guaranteed by the Company or any Company Subsidiary for borrowed money or any commitment to borrow money entered into by the Company or any Company Subsidiary, or any loans made or agreed to be made by the Company or any Company Subsidiary;

                  (t) liability incurred by the Company or any Company Subsidiary except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                  (u) payment, discharge or satisfaction of any Liabilities of the Company or any Company Subsidiary other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities as reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                  (v) acquisition of any equity interest in any other Person by the Company or any Company Subsidiary; or

                  (w) agreement by the Company or any Company Subsidiary directly or indirectly to do any of the foregoing.

         3.16 LIABILITIES. Neither the Company nor any Company Subsidiary has any Liabilities (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred after the Balance Sheet Date in the ordinary course of business and consistent with past practice (iii) Liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on DISCLOSURE SCHEDULE 3.11 and (iv) Liabilities set forth on DISCLOSURE SCHEDULE
3.16. None of the Liabilities described in this Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any Action.

         3.17 LITIGATION. There is no Action pending or threatened or, to the knowledge of the Company, anticipated (i) against, relating to or affecting the Company or any Company Subsidiary, or any of the Assets of the Company or any Company Subsidiary or any of the officers and directors of the Company or any Company Subsidiary, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or (iii) which seeks to prevent the Company from consummating the transactions contemplated hereby. None of such Actions, if adversely determined against the Company, any Company Subsidiary, their respective directors or officers, or any other Person could reasonably be expected to result in a loss to the Company and any Company Subsidiary, individually or in the aggregate, in excess of $25,000.00. There is no basis for any Action, which if adversely determined against the Company, any Company Subsidiary, their respective directors or officers, or any other Person could reasonably be expected to result in a loss to the Company, individually or in the aggregate, in excess of $25,000.00. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Company, any Company Subsidiary, the Business or any of the Assets of the Company or any Company Subsidiary. DISCLOSURE SCHEDULE
3.17 contains a complete and accurate description of all Actions to which the Company or any Company Subsidiary has been a party since January 1, 1998 or which relate to any of the Assets of the Company or any Company Subsidiary or the Company's or any Company Subsidiary's officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by the Company or any Company Subsidiary for collection of monies owed in the ordinary course of business.

         3.18 LABOR MATTERS.

                  (a) GENERAL. Neither the Company nor any Company Subsidiary is a party to any labor agreement with respect to its Employees with any labor organization, group or association. No petition for certification as the exclusive bargaining representative for any of the Employees is pending before the National Labor Relations Board. To the Company's knowledge, no union organizing activity has occurred with respect to the Employees in the past two
(2) years. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of the Company's or any Company Subsidiary's activities, and the Company has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company or any Company Subsidiary, nor is any grievance currently being asserted against it; and neither the Company nor any Company Subsidiary has experienced a work stoppage or other labor difficulty. There are no material controversies pending or to the knowledge of the Company, threatened between the Company or any Company Subsidiary and the Employees, and the Company has no knowledge of any facts which could reasonably result in any such controversy. To the knowledge of the Company, no executive, Key Employee, or group of Employees has any plans to terminate employment with the Company or any Company Subsidiary.

                  (b) COMPLIANCE. The Company and each Company Subsidiary is in material compliance with all applicable Laws respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes and is not engaged in any unfair labor practice. The Company has no knowledge of any claims for past due wages or any penalties for failure to comply with any of the foregoing.

                  (c) SEVERANCE OBLIGATIONS. Except as set forth on Schedule 3.18(c), neither the Company nor any Company Subsidiary has entered into any severance, "stay-bonus" or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Buyer or the Company or any Company Subsidiary to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

                  (d) HIGHLY COMPENSATED EMPLOYEES. Attached hereto as DISCLOSURE SCHEDULE 3.18(D) is a list of the names of all present Employees with total compensation exceeding $100,000.00 in 2002 and their current compensation payable by the Company or any Company Subsidiary. Notwithstanding any provision of this Agreement or any Disclosure Schedule to the contrary, the Company represents that from and after the Effective Time no benefit or other compensation is payable to any Person identified on DISCLOSURE SCHEDULE 3.18(D) upon the voluntary resignation of such Person from employment with Buyer or the Company or any Company Subsidiary as a result of the Merger.

         3.19 EMPLOYEE BENEFIT PLANS.

                  (a) There are no, and since the formation of the Company and each Company Subsidiary, there have been no, Employee Plans which cover or have covered Employees or under which the Company has contributed or has any obligation to contribute or with respect to which the Company may have any liability. With respect to each Employee Plan, the Company has delivered or made available to Buyer a true, complete and correct copy of (i) such Employee Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Employee Plan, (ii) each trust agreement or other funding arrangement relating to such Employee Plan, (iii) the two (2) most recent annual reports (Form 5500) filed with the IRS with respect to such Employee Plan, (iv) the most recent actuarial report or financial statement relating to such Employee Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Employee Plan and any pending request for such a determination letter. The Company and the Company Subsidiaries have no, and to the knowledge of Company, no other person or entity has, any express or implied obligation, whether legally enforceable or not, to modify, change or terminate any Employee Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) COMPLIANCE. Each Employee Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of such Employee Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Financial Statements prior to the date of this Agreement. With respect to such Employee Plans, no event has occurred and there exists no condition or set of circumstances in connection with which Company or any Company Subsidiary could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Employee Plans, ERISA, the Code or any other applicable Law.

                  (c) QUALIFICATION. The Company on behalf of itself and each ERISA Affiliate hereby represents that: (i) each Employee Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any such Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred that could adversely affect the qualified status of any such Employee Plan or the exempt status of any such trust and (ii) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or
(B) if the Employee Plan is a Pension Plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits of the Pension Plan as of the date of such termination to the extent that either there are sufficient assets set aside in the Pension Plan's trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Company Financial Statements prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or is threatened, against or with respect to any such Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims by Employee Plan participants or beneficiaries).

                  (d) TITLE IV PENSION PLANS. No Employee Plan is a Multiemployer Plan or other Pension Plan subject to Title IV of ERISA, and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other Pension Plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions to a Multiemployer Plan under Section 515 of ERISA.

                  (e) FUNDING DEFICIENCY. With respect to each Pension Plan set forth on DISCLOSURE SCHEDULE 3.19 that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Pension Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (f) RETIREE WELFARE BENEFITS; COBRA AND HIPAA. Except as required by Law, no Employee Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. The Company is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations, if any) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including proposed regulations) thereunder.

                  (g) DEDUCTIBILITY OF PAYMENTS. There is no contract, agreement, plan or arrangement covering any Employee or former Employee that, individually or collectively, requires the payment by the Company or any Company Subsidiary of any amount (i) that is not deductible under Section 162(a)(1), 162(m) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (h) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Employee Plan for which no exemption exists under Section 408 of ERISA and Section 4975(c)(2) or (d) of the Code and is reasonably likely to subject the Company, any Company Subsidiary or any of their employees, directors or officers to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed on prohibited transactions under Title I of ERISA. Neither the Company nor any Company Subsidiary has violated or has participated with a fiduciary (as defined in Section 3(21) of ERISA) of a Welfare Plan or Pension Plan in a violation of Part 4 of Title I, Subtitle B of ERISA with respect to any such plan, and the Company has not been assessed any civil penalty under Section 502(l) of ERISA.

                  (i) NO ADOPTION. Neither the Company nor any ERISA Affiliate has announced to their employees, former employees, consultants or directors an intention to create, or otherwise created, a legally binding commitment to adopt, change or terminate any Employee Plan which is intended to cover Employees or former Employees.

         3.20 TRANSACTIONS WITH RELATED PARTIES. No Related Party has (a) borrowed from or loaned to the Company money or other property which has not been repaid or returned, (b) any contractual relationship or other claims, express, or implied, of any kind whatsoever against the Company or any Company Subsidiary or (c) any interest in any property used by the Company or any Company Subsidiary.

         3.21 COMPLIANCE WITH LAW. The Company and the Company Subsidiaries have conducted the Business in compliance with all applicable Laws and Orders. Neither the Company nor any Company Subsidiary has received any notice to the effect that, or has otherwise been advised that, the Company or any Company Subsidiary is not in compliance with any such Laws or Orders, and the Company has no reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

         3.22 INTELLECTUAL PROPERTY.

                  (a) DISCLOSURE SCHEDULE 3.22(A) lists all Company Registered Proprietary Rights (including all Company Registered Proprietary Rights and all trademarks and service marks that the Company or any Company Subsidiary has used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Proprietary Rights.

                  (b) The Company or a Company Subsidiary has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Company Proprietary Rights used by the Company or any Company Subsidiary or necessary to the conduct of the Business as presently conducted. Each item of Company Proprietary Rights, including all Company Registered Proprietary Rights listed on DISCLOSURE SCHEDULE 3.22(B), is owned exclusively by the Company (excluding Proprietary Rights licensed to the Company under any License) and is free and clear of any Encumbrances). The Company (i) owns exclusively all trademarks, service marks and trade names used by the Company or any Company Subsidiary in connection with the operation or conduct of the Business, including the sale of any products or technology or the provision of any services by the Company or any Company Subsidiary, PROVIDED, HOWEVER, that the Company or a Company Subsidiary may use trademarks, service marks and trade names of third parties which are licensed to the Company or any Company Subsidiary, and (ii) owns exclusively, and have good title to, all copyrighted works that are the Company's products or other works of authorship that the Company otherwise purports to own; PROVIDED, HOWEVER, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to the Company or are in the public domain.

                  (c) To the extent that any Company Proprietary Rights have been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Proprietary Rights by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Proprietary Rights.

                  (d) Neither the Company nor any Company Subsidiary has transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use, any Proprietary Rights that are or were Company Proprietary Rights, to any other Person.

                  (e) The Company Proprietary Rights constitute all the Proprietary Rights necessary or desirable to the conduct of the Business as it currently is conducted or as reasonably contemplated to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development). Each of the Company Proprietary Rights owned or used by the Company or any Company Subsidiary immediately prior to the Closing will be owned or available for use by the Company or a Company Subsidiary on identical terms and conditions immediately subsequent to the Closing. The Company has taken all necessary and desirable action to maintain and protect each item of the Company Proprietary Rights that it or any Company Subsidiary owns or uses.

                  (f) DISCLOSURE SCHEDULE 3.22(F) lists all Contracts and Licenses (including all inbound Licenses) to which the Company or any Company Subsidiary is a party with respect to any Proprietary Rights. No Person other than the Company or a Company Subsidiary has ownership rights to improvements made by the Company or any Company Subsidiary in Proprietary Rights which has been licensed to the Company or any Company Subsidiary.

                  (g) DISCLOSURE SCHEDULE 3.22(G) lists all Contracts, Licenses and agreements between the Company or any Company Subsidiary and any other Person wherein or whereby the Company or any Company Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company, any Company Subsidiary or such other Person of the Proprietary Rights of any Person other than the Company or the Company Subsidiaries.

                  (h) To the knowledge of the Company, the operation of the Business as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company or any Company Subsidiary does not infringe or misappropriate the Proprietary Rights of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any applicable Law, and neither the Company nor any Company Subsidiary has received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Proprietary Rights of any Person or constitutes unfair competition or trade practices under any applicable Law. To the extent that the Company has received any notice related to the above or is aware of any pending, anticipated, or threatened Action against the Company or any Company Subsidiary relating to infringement or misappropriation of the Proprietary Rights of any Person, the Company has conducted, prior to the Closing Date, a complete and accurate investigation of any alleged infringement or misappropriation. Based on the complete and accurate investigation, there is no basis for any Action against the Company or any Company Subsidiary and any judgment, order, or determination from such Action will have no material impact on the operation of the Business as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company. These representations are in addition to those of Section 3.17 of this Agreement or any other provision hereof.

                  (i) Each item of Company Registered Proprietary Rights is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes due through the date of this Agreement in connection with such Registered Proprietary Rights have been paid and all necessary documents and certificates in connection with such Company Registered Proprietary Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Proprietary Rights. DISCLOSURE
SCHEDULE 3.22(I) lists all actions that must be taken by the Company or any Company Subsidiary within 180 days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Proprietary Rights. The Company has not registered the copyright with the U.S. Copyright Office for the latest version of each product or technology of the Company or any Company Subsidiary that constitutes or includes a copyrightable work. In each case in which the Company or any Company Subsidiary has acquired ownership of any Proprietary Rights from any Person, the Company or a Company Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Proprietary Rights (including the right to seek damages with respect to such Proprietary Rights) to the Company or a Company Subsidiary, to the maximum extent required to protect the Company's or the Company Subsidiaries' ownership interests in and to such Proprietary Rights in accordance with applicable Laws, the Company has recorded each such assignment of Registered Proprietary Rights with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                  (j) There are no Contracts or Licenses between the Company or any Company Subsidiary and any other Person with respect to Company Proprietary Rights under which there is any claim (or facts that may reasonably lead to a claim) known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder.

                  (k) To the knowledge of the Company, no Person is infringing or misappropriating any Company Proprietary Rights.

                  (l) The Company has taken all commercially reasonable steps to protect its rights in confidential information and trade secrets of the Company and the Company Subsidiaries or provided by any other Person to the Company or any Company Subsidiary subject to a duty of confidentiality. Without limiting the generality of the foregoing, the Company has, and enforces, a policy requiring each Employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements, and all current and former Employees, consultants and independent contractors of the Company and any Company Subsidiary have executed such agreements, as applicable. Forms of all such agreements have been provided to Buyer or made available to Buyer for review.

                  (m) No Company Proprietary Rights or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Proprietary Rights by the Company or that may affect the validity, use or enforceability of such Company Proprietary Rights.

                  (n) Neither this Agreement nor any transactions contemplated by this Agreement will result in Buyer granting any rights or licenses with respect to the Proprietary Rights of Buyer to any Person pursuant to any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective Assets are bound.

                  (o) DISCLOSURE SCHEDULE 3.22(O) sets forth a list of (x) all software which is material to the Business and which the Company or any Company Subsidiary has licensed from any third party which is used by the Company or any Company Subsidiary in the Company products or otherwise in their businesses and
(y) a list of all "freeware" and "shareware" incorporated into any product now shipped by the Company or any Company Subsidiary. The Company and the Company Subsidiaries have all rights necessary to the use of such software, "freeware" and "shareware."

                  (p) The Company has taken all necessary and appropriate steps to protect and preserve ownership of Company Proprietary Rights. The Company has secured valid written assignments from all consultants and Employees who contributed to the creation or development of the Company Proprietary Rights. In the event that the consultant is concurrently employed by the Company or any Company Subsidiary and a third party, the Company has taken additional steps to ensure that any Company Proprietary Rights developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement such steps include, but are not limited to, ensuring that all research and development work performed by such a consultant are performed only on the Company's or the Company Subsidiaries' facilities and only using the Company's or the Company Subsidiaries' resources.

         3.23 TAX MATTERS.

                  (a) FILING OF TAX RETURNS. The Company and each Company Subsidiary has timely filed with the appropriate taxing authorities and in the proper form all Tax Returns required to be filed. The Tax Returns filed are complete and accurate. All Taxes due and payable by the Company or any Company Subsidiary (whether or not shown on any Tax Return) have been paid. Neither the Company nor any Company Subsidiary has applied for or received any extension of time within which to file any Tax Return, other than for Tax Returns that have already been filed. No claim has ever been made by an authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

                  (b) PAYMENT OF TAXES. The unpaid Taxes of the Company and the Company Subsidiaries (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets contained in the Financial Statements (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their respective Tax Returns.

                  (c) AUDITS, INVESTIGATIONS OR CLAIMS. To the knowledge of the Company, no deficiencies for Taxes of the Company or any Company Subsidiary have been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or, to the knowledge of the Company, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Company or any Company Subsidiary, and there are no matters under discussion with any governmental authorities, or known to the Company, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to the Company or any Company Subsidiary. Audits of federal, state, local and foreign Tax Returns by the relevant taxing authorities have been completed for the periods set forth on DISCLOSURE SCHEDULE 3.23(C) and, except as set forth in such Disclosure Schedule, none of the Company, any Company Subsidiary and their predecessors have been notified that any taxing authority intends to audit a Tax Return for any other period.

                  (d) COPIES OF TAX RETURNS, WAIVERS AND EXTENSIONS. The Company has delivered to Buyer complete and accurate copies of federal, state, local and foreign Tax Returns of the Company, the Company Subsidiaries and their predecessors for the years ended December 31, 1998, 1999, 2000 and 2001, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Company or any predecessor since December 31, 1996. None of the Company, any Company Subsidiary or any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) LIENS. There are no Encumbrances for Taxes other than Permitted Encumbrances on any of the Assets of the Company or any Company Subsidiary.

                  (f) TAX ELECTIONS. All elections with respect to Taxes affecting the Company, the Company Subsidiaries or their Assets, as of the date hereof are set forth on DISCLOSURE SCHEDULE 3.23(F). Neither the Company nor any

Company Subsidiary has (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, or is required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under
Section 103(a) of the Code; (v) made and will not make a consent dividend election under Section 565 of the Code; (vi) elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or
(vii) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

                  (g) PRIOR AFFILIATED GROUPS. Neither the Company nor any Company Subsidiary is or has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined consolidated or unitary state or local return, except for the group of which the Company is the parent and Company Subsidiaries are members.

                  (h) TAX SHARING AGREEMENTS. None of the Company, any Company Subsidiary, their respective Assets or the Business are, or will be after the Effective Time, bound by any Tax-sharing agreement (including indemnity arrangements) or similar arrangements. Neither the Company nor any Company Subsidiary has assumed the liability of any other Person for Taxes by contract or course of dealing.

                  (i) PARTNERSHIPS, SINGLE MEMBER LLCS, CFCS AND PHCS. Neither the Company nor any Company Subsidiary (i) is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) owns a single member limited liability company which is treated as a disregarded entity, (iii) is a stockholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) and (iv) is a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

                  (j) NO WITHHOLDING. The Company and the Company Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, stockholder or other third party.

                  (k) FIRPTA. Neither the Company nor any Company Subsidiary is or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

                  (l) INTERNATIONAL BOYCOTT. Neither the Company nor any Company Subsidiary has ever participated in or is participating in an international boycott within the meaning of Section 999 of the Code.

                  (m) PERMANENT ESTABLISHMENT. Neither the Company nor any Company Subsidiary has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

                  (n) OTHER AGREEMENTS. Except as set forth on DISCLOSURE
SCHEDULE 3.23(N), (i) there are no Tax rulings, requests for rulings, or "closing agreements" (as described in Section 7121 of the Code or any corresponding provision of state, local or foreign Tax law) relating to the Company or any Company Subsidiary which could affect the Company's or the Company Subsidiaries' liability for Tax for any period after the Closing Date,
(ii) as a result of any closing agreement, neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, any taxable period ending after the Closing Date, and
(iii) as a result of a change in accounting method for a Tax period beginning on or before the Closing Date, neither the Company nor any Company Subsidiary will be required to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax law) in taxable income for any Tax period ending after the Closing Date.

                  (o) OTHER TAXES. No transaction contemplated by this Agreement will be subject to any stock transfer Tax, sales Tax, use Tax, real estate transfer or gains Tax, or other similar Tax.

                  (p) SECTIONS 280G AND 162(M). No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the regulations thereunder. All compensation payable to any Employee is deductible under Section 162(m) of the Code.

         3.24 INSURANCE. DISCLOSURE SCHEDULE 3.24 sets forth the following information with respect to each insurance policy or binders of insurance (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company or any Company Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy or binder: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) none of the Company, any Company Subsidiary or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy, and (iv) no party to the policy has repudiated any provision thereof. Since November 17, 1999, the Company and each Company Subsidiary has been covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. DISCLOSURE SCHEDULE 3.24 describes any self-insurance arrangements affecting the Company or any Company Subsidiary. There are no facts known to the Company upon which an insurer might reasonably be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date.

         3.25 BROKERS; TRANSACTION COSTS. Neither the Company nor any Company Subsidiary has entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Buyer, the Company or any Company Subsidiary to pay any finder's fee, brokerage commission, legal, accounting, or similar payment in connection with the transactions contemplated hereby.

         3.26 NO OTHER AGREEMENTS TO SELL THE COMPANY OR THE ASSETS. Neither the Company nor any Company Subsidiary has any legal obligation, absolute or contingent, to any other Person to sell the Assets of the Company or any Company Subsidiary (other than inventory in the ordinary course of business) or to sell any capital stock of the Company or any Company Subsidiary or to effect any merger, consolidation or other reorganization of the Company or any Company Subsidiary or to enter into any agreement with respect thereto, except pursuant to the Company Options and this Agreement.

         3.27 ACCOUNTS RECEIVABLE. All Accounts Receivable of the Company and the Company Subsidiaries that are reflected on the Company Balance Sheet or on the accounting records of the Company or any Company Subsidiary as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Company. Unless paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date collectible net of an appropriate reserve shown on the Company Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Each of such Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off under any Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable. DISCLOSURE SCHEDULE 3.27 contains a complete and accurate list of all Accounts Receivable as of the date of the hereof, which list sets forth the aging of such Accounts Receivable.

         3.28 INVENTORY. All inventory of the Company and the Company Subsidiaries, whether or not reflected in the Company Balance Sheet or on the accounting records of the Company or any Company Subsidiary as of the Closing Date (accounted for consistent with past practice), consists of a quality and quantity usable and salable in the ordinary course of business of the Company, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Company Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company. The Company has good and marketable title to the inventories free and clear of all Encumbrances. The inventories do not include any material amount of inventory that is slow-moving, obsolete, excess, damaged or otherwise not merchantable or returnable by vendors for full credit.

         3.29 PRODUCT WARRANTY. Each product manufactured, sold, leased, or delivered by the Company or any Company Subsidiary has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any Company Subsidiary has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damage in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Company Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company or any Company Subsidiary is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has previously provided to Buyer complete and accurate copies of the standard terms and conditions of sale or lease for the Company and any Company Subsidiary (containing applicable guaranty, warranty, and indemnity provisions).

         3.30 BOARD RECOMMENDATION. The board of directors of the Company has, at a meeting of such board duly held on May 13, 2003, unanimously (i) approved, adopted and declared advisable this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, (ii) determined that this Agreement is fair to and in the best interests of the stockholders of the Company and (iii) resolved to recommend approval of the adoption of this Agreement to the stockholders of the Company. The Company has taken any and all action necessary to exempt the execution, delivery and performance of this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from the restrictions on "business combinations" set forth in Section 203 of the Delaware Law.

         3.31 FAIRNESS OPINION. The Company has received the opinion of Kendrick, Pierce & Company, Inc. dated the date of the approval of this Agreement by the board of directors of the Company to the effect that the aggregate consideration in the Merger is fair, from a financial point of view, to the stockholders of the Company.

         3.32 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by the Company in this Agreement (including all schedules, certificates and exhibits hereto) contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. In addition, the other document, written information, statement, certificate or schedule heretofore or hereinafter furnished by the Company or any of its Representatives to Buyer or Merger Sub in connection with the transactions contemplated by this Agreement, or mailed or delivered to stockholders of the Company in connection with soliciting the approval of the adoption of this Agreement by the stockholders of the Company, taken as a whole do not contain or will not contain any untrue statement of a material fact, or do not omit or will not at the Effective Time omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 4.
             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

         As an inducement of the Company to enter into this Agreement, Buyer and the Merger Sub represent and warrant to the Company as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Merger Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation. Merger sub is a wholly-owned subsidiary of Buyer.

         4.2 AUTHORIZATION. Each of Buyer and Merger Sub has all necessary corporate power and authority to enter into this Agreement and, assuming the approval of the adoption of this Agreement by the sole stockholder of Merger Sub, has taken all action necessary to consummate the transactions contemplated hereby and to perform its respective obligations hereunder. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub, and this Agreement is a valid and binding obligation of each of Buyer and Merger Sub enforceable against each of Buyer and Merger Sub in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.3 NO CONFLICTS. The execution and delivery by each of Buyer and Merger Sub of this Agreement does not, and the performance by each Buyer and Merger Sub of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Buyer or Merger Sub; or

                  (b) conflict with or result in a violation or breach of any Law or Order applicable to Buyer or Merger Sub.

         4.4 APPROVALS. Other than the filing of the Certificate of Merger, together with the required officers' certificates, and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws, if any, there are no material Approvals of Governmental or Regulatory Authorities relating to the business conducted by Buyer or Merger Sub required to be given to or obtained by Buyer from any Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

         4.5 MERGER CONSIDERATION. Buyer currently has available, and at the Effective Time of the Merger will continue to have available, sufficient cash and cash equivalents to enable it to perform its obligations under this Agreement.

         4.6 BROKERS' AND FINDERS' FEES. Neither Buyer nor Merger Sub has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

         4.7 BOARD APPROVAL; NO STOCKHOLDER APPROVAL REQUIRED. The boards of directors of Buyer and Merger Sub have approved this Agreement and the Merger. The stockholders of Buyer are not required to adopt this Agreement. Buyer, as the sole stockholder of Merger Sub, shall adopt this Agreement immediately after the execution and delivery of this Agreement by the parties hereto.

         4.8 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranties by Buyer and/or Merger Sub in this Agreement (including all schedules, certificates and exhibits hereto) contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. In addition, the other document, written information, statement, certificate or schedule heretofore or hereinafter furnished by Buyer and/or Merger Sub or any their respective Representatives to the Company in connection with the transactions contemplated by this Agreement, or provided to the Company by Buyer and/or Merger Sub or any of their Representatives in connection with soliciting the approval of the adoption of this Agreement by the stockholders of the Company, taken as a whole do not contain or will not contain any untrue statement of a material fact, or do not omit or will not at the Effective Time omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 5.
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as otherwise expressly contemplated by this Agreement or as consented to by Buyer in writing, from the date hereof through the Closing, the Company shall, and shall cause each Company Subsidiary to, (a) operate the Business solely in the ordinary course of business and in accordance with past practice and (b) not take any action inconsistent with this Agreement or the consummation of the Merger. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement or as consented to by Buyer in writing, the Company shall not, and shall cause each Company Subsidiary not to:

                  (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse, or otherwise become responsible for obligations of any other Person;

                  (b) issue (except pursuant to the exercise of the Company Options or Company Warrants outstanding on the date of this Agreement) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock, accelerate the vesting of any Company Options, or reserve for issuance additional shares under the Company Stock Plans;

                  (c) declare, pay or incur any obligation to pay any dividend or distribution on its capital stock or declare, make or incur any obligation to make any distribution or redemption with respect to capital stock;

                  (d) make any change to the Company's Certificate of Incorporation or Bylaws or the charter documents of any Company Subsidiary;

                  (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for the sale or disposition of inventory to customers in the ordinary course of business and consistent with past practice;

                  (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it;

                  (g) make any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  (h) terminate any Contract listed on DISCLOSURE SCHEDULE 3.11 or make any change in any such Contract;

                  (i) without the written consent of Buyer, which consent shall not be unreasonably withheld, (i) enter into or modify any employment Contract,
(ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to employment arrangements existing as of the date of this Agreement, (iii) pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit or (iv) enter into or modify any other material Employee Plan;

                  (j) enter into or modify any Contract or other arrangement with a Related Party;

                  (k) make any change in any method of accounting or accounting practice;

                  (l) fail to comply with all material Laws applicable to the Assets of the Company or any Company Subsidiary and the Business consistent with past practices;

                  (m) fail to use its commercially reasonable efforts to (i) maintain the Business, (ii) maintain existing relationships with material suppliers and customers of the Company and others having business dealings with the Company, and (iii) otherwise preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date;

                  (n) make or change any election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (o) commence any Action or Proceeding;

                  (p) take any action that would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

                  (q) knowingly take any other actions that would prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder; or

                  (r) directly or indirectly take, agree to take or otherwise permit to occur any of the actions described in Sections 5.1(a) through 5.1(q).

         5.2 NO SOLICITATION.

                  (a) The Company shall not, and shall cause each Company Subsidiary and its Representatives not to: (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined in Section 5.2(c) hereof), (ii) engage in negotiations or discussions (other than to advise as to the existence of the restrictions set forth in this Section 5.2) with, or furnish any information or data to, any third party relating to an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal or approve any Acquisition Proposal. Notwithstanding anything to the contrary contained in this Section 5.2 or in any other provision of this Agreement, the Company and its Representatives (i) may participate in discussions or negotiations with or furnish information to any third party making an unsolicited Acquisition Proposal (a "POTENTIAL ACQUIROR") or approve an unsolicited Acquisition Proposal if (A) neither the Company nor any of its Representatives has violated the provisions of this Section 5.2 and
(B) the board determines in good faith after receiving advice from its financial advisor that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined in Section 5.2(d) hereof). Prior to furnishing any non-public information to a Potential Acquiror, the Company shall enter into an agreement with such Potential Acquiror containing confidentiality, standstill and nonsolicitation provisions at least as favorable to the Company as the confidentiality, standstill and nonsolicitation provisions of the Confidentiality Agreement and the Letter of Intent. In the event that the Company shall determine to provide any information as described above, or shall receive any Acquisition Proposal (or any material amendment to an Acquisition Proposal previously received), it shall promptly, and in any event within 24 hours, inform Buyer in writing as to that fact and shall furnish to Buyer the identity of the recipient of such information to be provided and/or the Potential Acquiror and the terms of such Acquisition Proposal (or material amendment).

                  (b) Except as provided in this Section 5.2(b), the board of directors of the Company shall recommend to the stockholders of the Company the adoption of this Agreement. The board of directors of the Company shall not (i) withdraw or modify or propose to withdraw or modify, in any manner adverse to Buyer, its approval and recommendation of the adoption of this Agreement or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal unless, in each case, the board has (x) determined in good faith that the failure to take such action would be inconsistent with the board's fiduciary duties under applicable law and (y) gives at least five (5) Business Days' prior written notice to Buyer of its determination under clause (x) of this Section 5.2(b).

                  (c) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any bona fide proposal, whether in writing or otherwise, made by a third party to:

                           (i) acquire beneficial ownership (as defined under
Rule 13d-3 of the Exchange Act) of all or a material portion of the business of, or any material equity interest in, the Company or any Company Subsidiary pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving the Company or any Company Subsidiary; or

                           (ii) acquire, lease, exchange, transfer, license or
dispose of (other than in the ordinary course of business), a material portion of the Company's Proprietary Rights.

Each of (i) or (ii) above shall include any single or multi-step transaction or series of related transactions which is structured to permit any transaction described therein.

                  (d) The term "SUPERIOR PROPOSAL" means a bona fide Acquisition Proposal for all of the Company Common Stock (or all or substantially all of the assets of the Company), made in writing and not initiated, solicited or encouraged in violation of Section 5.2(a) of this Agreement, on terms which the board of directors of the Company (A) determines in its good faith judgment, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial and regulatory aspects of such Acquisition Proposal and (B) determines in its good faith judgment to be more favorable to Company and the stockholders of the Company than the Merger (based on the advice of the Company's financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger).

                  (e) The Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement relating to an Acquisition Proposal to which it or any Company Subsidiary is a party.

                  (f) If prior to the Effective Time the board of directors of the Company determines in good faith, after consultation with its financial and legal advisors, that any Acquisition Proposal constitutes a Superior Proposal and the board of directors of the Company believes in its good faith judgment, after receiving advice of its outside legal counsel that failing to terminate this Agreement and enter into a transaction (the "SUPERIOR TRANSACTION") with respect to the Superior Proposal would constitute a breach of its fiduciary duties under applicable law, the Company may terminate this Agreement and enter into a binding acquisition agreement (an "ACQUISITION AGREEMENT") with respect to such Superior Transaction, provided, that, prior to any such termination, (i) the Company has provided Buyer written notice that it intends to terminate this Agreement pursuant to this Section 5.2(f), identifying the Superior Transaction then determined to be more favorable and the parties thereto and delivering to Buyer a copy of the Acquisition Agreement for such Superior Transaction in the form to be entered into, (ii) the Company causes its legal counsel and its financial advisor to afford Buyer the opportunity to match the terms of the Superior Transaction and to negotiate with Buyer to make other adjustments in the terms and conditions of this Agreement that would permit the Company's board of directors to recommend this Agreement as revised, (iii) the Company has not received from Buyer, within three (3) Business Days of Buyer's receipt of the notice referred to in clause (i), an offer that the Company's board of directors determines in good faith, after consultation with and taking into account the advice of its outside legal counsel and its outside financial advisors of nationally recognized reputation, matches or exceeds such Superior Transaction or is otherwise sufficient to permit the Company's board of directors to continue to recommend this Agreement, as amended by such offer from Buyer, and the Merger, rather than the Superior Transaction (for purposes of such determination, if the consideration offered in a Superior Transaction is other than cash, Buyer shall be deemed to have "matched" such Superior Transaction if the aggregate consideration offered by Buyer has a value that is not less than the value of the consideration offered in the Superior Transaction, as determined in good faith by Company's board of directors, after consultation with and taking into account the advice of its outside legal and outside financial advisor of nationally recognized reputation); (iv) Buyer's right to match any Superior Transaction shall apply equally with respect to any subsequent increase or other revision of the terms of any Superior Transaction, and (v) within three (3) full Business Days after the Company has provided the notice referred to in clause (i) above (provided that the Company board of directors' determinations and beliefs shall continue in effect without material revision or modification), the Company delivers (or causes the other party to the Superior Transaction to deliver) to Buyer the termination fee provided for in Section 8.5.

                                   ARTICLE 6.
                              ADDITIONAL COVENANTS

         6.1 SPECIAL MEETING; BOARD RECOMMENDATION.

                  (a) In order to obtain stockholder approval of this Agreement, the Company, acting through its board of directors, shall duly call, give notice of, convene and hold a special meeting of the stockholders of the Company for the purpose of considering and voting on the adoption of this Agreement (the "COMPANY SPECIAL MEETING"). The Company Special Meeting shall be held as soon as practicable after the execution of this Agreement.

                  (b) As promptly as practicable, but in no event later than 15 Business Days after the execution of this Agreement, the Company shall prepare and file with the SEC a preliminary form of the proxy statement for the Company Special Meeting (the "PROXY STATEMENT"). As promptly as practicable following receipt of SEC comments on such preliminary Proxy Statement, the Company shall prepare a response to such comments. The Company shall provide drafts of the Proxy Statement and any response letter to Buyer, and Buyer shall be entitled to review and comment on all such drafts. Neither the Proxy Statement nor any such response letter shall be filed with the SEC without the consent of Buyer, which consent shall not be unreasonably withheld. Upon resolution of all comments or expiration of any waiting period, the Company shall, as promptly as practicable following such resolution, mail the definitive Proxy Statement to the stockholders of the Company as of the record date for the Company Special Meeting. The Company shall use all commercially reasonable efforts to have the preliminary Proxy Statement cleared by the SEC as promptly as practicable. Buyer and the Company shall promptly furnish to each other all information, and take such other actions (including, without limitation, using all commercially reasonable efforts to provide any required consents of their respective independent auditors), as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this Section 6.1(b).

                  (c) Subject to Section 5.2(b), the Proxy Statement shall contain the recommendation of the board of directors of the Company in favor of the adoption of this Agreement.

         6.2 VOTING AGREEMENTS. Contemporaneously with the execution of this Agreement, each of the Major Stockholders have entered into Voting Agreements with Buyer (in the form of EXHIBIT A attached hereto) with respect to the voting of their Company Common Stock and which Voting Agreements prohibit the Major Stockholders from selling or transferring their Company Common Stock prior to the Effective Time.

         6.3 ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company shall (i) give Buyer and its officers, employees, accountants, counsel, financing sources and other agents and representatives reasonable access to all buildings, offices, and other facilities and to all Books and Records of the Company and the Company Subsidiaries, whether located on the premises of the Company or at another location; (ii) permit Buyer to make such inspections as it may reasonably require; (iii) cause its officers to furnish Buyer such financial, operating, technical and product data and other information with respect to the Business and Assets of the Company or any Company Subsidiary as Buyer from time to time may request, including without limitation, financial statements and schedules; (iv) allow Buyer the opportunity to interview such Employees and other personnel and Affiliates of the Company and the Company Subsidiaries as Buyer may reasonably request; and (v) assist and cooperate with Buyer in the development of integration plans for implementation by Buyer and the Surviving Corporation following the Effective Time; PROVIDED, HOWEVER, that no investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made by the Company herein.

         6.4 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep the information or knowledge obtained in any investigation pursuant to Section 6.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; PROVIDED, HOWEVER, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of Law, or a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality of the disclosing party or any other party with respect to such information, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by order of court or Governmental or Regulatory Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action) or (f) which is disclosed without obligation of confidentiality in the course of any Action or Proceeding between any of the parties hereto.

         6.5 EXPENSES(a) All fees and expenses incurred in connection with the proposed Merger, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. The Company shall deliver to Buyer itemized invoices for all Third Party Expenses of the Company ("COMPANY THIRD PARTY EXPENSES") to be incurred by the Company prior to or after the Effective Time and an officer's certificate (the "OFFICER'S CERTIFICATE") setting forth the aggregate amount of all such Company Third Party Expenses, each to be delivered to Buyer at least five (5) Business Days before the Closing Date.

         6.6 PUBLIC DISCLOSURE. Except as required by law (including federal and state securities laws), or as may be reasonably necessary to complete the Merger, no party hereto shall disclose the existence of, or any subject matter of, or the terms and conditions of, this Agreement to any third party (other than a party's financial and legal advisors) without the prior written consent of the other (which shall not be unreasonably withheld or delayed), and each party is responsible for preventing disclosure by such party's financial and legal advisors. The parties will mutually reasonably agree to the timing and content of any announcements, press releases or public statements concerning the proposed Merger.

         6.7 COMMERCIALLY REASONABLE EFFORTS. The Company and Buyer shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and appropriate under this Agreement, applicable laws, and applicable regulations to complete the transactions contemplated by this Agreement, including without limitation, (a) obtain all Approvals and Consents under any of the Contracts and under other agreements as may be required in connection with the Merger (including those set forth in DISCLOSURE SCHEDULE 3.12), (b) to obtain all Approvals from Governmental or Regulatory Authorities including, without limitation, using commercially reasonable efforts to obtain all necessary governmental and private party consents, approvals or waivers, PROVIDED, HOWEVER, that no party shall be obligated to make a material payment of money as a condition to obtaining any such Approval or Consent other than filing fees and other reasonably anticipated costs and expenses. Buyer and the Company shall provide each other with such assistance and information as is reasonably required to obtain such Approvals as set forth in DISCLOSURE SCHEDULE 3.12.

         6.8 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (b) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.9 COMPANY REPURCHASES. The Company will exercise any rights that mature between the date hereof and the Effective Time to repurchase any outstanding shares of Company Common Stock at the price at which such shares were issued.

         6.10 PROPRIETARY RIGHTS. The Company shall give Buyer prompt notice of that any Person shall have (i) commenced, or shall have notified the Company or any Company Subsidiary that it intends to commence, an Action or Proceeding or
(ii) provided the Company or any Company Subsidiary with notice, in either case which allege(s) that any of the Proprietary Rights, including the Company Proprietary Rights, presently embodied, or proposed to be embodied, in the Company's or the Company Subsidiaries' products or utilized in Company-designed or modified development tools (including standard cells) or design environments infringes or otherwise violates the intellectual property rights of such Person, is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company or any Company Subsidiary does not otherwise own or have the right to exploit such Proprietary Rights, including the Company Proprietary Rights. The Company shall take commercially reasonable actions to maintain, perfect, preserve or renew the Company Registered Proprietary Rights, including, without limitation, the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto, and to promptly respond and prepare to respond to all requests, related to the Company Registered Proprietary Rights, received from Governmental or Regulatory Authorities. At the Closing, the Company will notify Buyer of all material actions which must be taken within the 180 days following the Closing and which are necessary to maintain, perfect, preserve or renew the Company Registered Proprietary Rights, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto.

         6.11 TAX MATTERS

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Company Subsidiaries for all periods ending on or prior to the Closing Date which are required to be filed (taking into account all extensions properly obtained) after the Closing Date.

                  (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date.

                  (c) REFUNDS. Any Tax refunds of the Company or any Company Subsidiary that are received by Buyer, the Company or any Company Subsidiaries and any amounts credited against Tax of the Company or any Company Subsidiary to which Buyer, the Company or any Company Subsidiary become entitled, that relate to Tax periods or portions thereof ending on, before or after the Closing Date shall be for the account of the Buyer.

                  (d) TAX ELECTIONS. Neither the Company nor any Company Subsidiary shall make or change any election or method of accounting with respect to Taxes or settle or compromise any material Tax Liability or refund after the date hereof without Buyer's prior written consent (which consent shall not be unreasonably withheld).

                  (e) FIRPTA CERTIFICATE. The Company shall have delivered to Buyer, not more than 20 days before the Closing Date, a statement in accordance with Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not, and has not been, a "United States real property holding corporation" for purposes of Sections 897 and 1445 of the Code. In addition, the Company shall have delivered to Buyer on the Closing Date a copy of the notification to the IRS, prepared in accordance with Treasury Regulations
Section 1.897-2(h)(2), of delivery of the statement referred to in the preceding sentence, signed by a responsible corporate officer of the Company. The Company acknowledges that Buyer may cause the Company to file such notification with the IRS on or after the Closing Date.

                  (f) CARRYBACKS. Any net operating losses or similar Tax attribute of the Company or any Company Subsidiary is an asset of the Company that (subject to any applicable limitations imposed by law) is being acquired by Buyer pursuant to the Merger, and neither the Company nor any Company Subsidiary shall elect to carry back any such Tax attributes to prior years of the Company or any Company Subsidiary or otherwise act so as to limit the ability of Buyer to use such attributes subsequent to the Merger.

         6.12 SEC FILINGS. The Company will deliver promptly to Buyer true and complete copies of each report, registration statement or statement mailed by it to its stockholder generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by Buyer or the Merger Sub, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports, (a) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (b) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (c) shall fairly present the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments.

         6.13 STOCKHOLDER LITIGATION. The Company and Buyer agree that in connection with any third party or derivative litigation which may be brought against the Company, any Company Subsidiary or their respective directors relating to the transactions contemplated hereby, the Company will keep Buyer, and any counsel which Buyer may retain, informed of the course of such litigation, to the extent Buyer is not otherwise a party thereto, and the Company agrees that it will consult with Buyer prior to entering into settlement or compromise of any such stockholder litigation; PROVIDED that no such settlement or compromise will be entered into without Buyer's prior written consent (which consent or denial of consent shall not be unreasonably withheld or delayed).

         6.14 INDEMNIFICATION. The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors and officers of the Company, unless such modification is required by law. The Surviving Corporation will honor and fulfill the obligations of the Company pursuant to indemnification agreements with the Company's officers and directors existing as of the date hereof.

                                   ARTICLE 7.
                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or mutual waiver at or prior to the Closing of the following conditions:

                  (a) GOVERNMENTAL AND REGULATORY APPROVALS. Approvals from any Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated hereby shall have been timely obtained.

                  (b) NO INJUNCTIONS OR REGULATORY RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if Buyer were to agree to limitations on its business activities or operations.

                  (c) LEGAL PROCEEDINGS. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing.

         7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

                  (b) PERFORMANCE. Buyer shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Buyer at or before the Closing Date.

                  (c) BUYER CERTIFICATE. Buyer shall have delivered to the Company a certificate, dated the Closing Date and executed by an authorized officer of the Buyer, substantially in the form set forth in EXHIBIT C hereto.

         7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

                  (b) PERFORMANCE. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date.

                  (c) COMPANY CERTIFICATE. The Company shall have delivered to Buyer a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of the Company, substantially in the form set forth in EXHIBIT D.

                  (d) STOCKHOLDER APPROVAL. The adoption of this Agreement by a majority of the outstanding shares of Company Common Stock shall have been obtained at the Company Special Meeting or any adjournment or postponement thereof.

                  (e) CONSENTS AND APPROVALS. All consents, approvals, notifications, disclosures, filings and registrations listed or required to be listed in DISCLOSURE SCHEDULE 3.12 of the Disclosure Schedule shall have been obtained or made.

                  (f) ACTIONS. No Action shall be pending or threatened relating in any way to this Agreement or the transactions contemplated herein.

                  (g) DISSENTING SHARES. Not more than 5% of the issued and outstanding shares of Company Common Stock shall be Dissenting Shares.

                  (h) KEY EMPLOYEES. Each of the Key Employees shall remain continuously employed by the Company on substantially the same terms and with substantially the same responsibilities as on the date hereof and the Company shall have no knowledge that any of the Key Employees has any intention to terminate their employment with the Surviving Corporation.

                  (i) EMPLOYMENT AGREEMENTS. Each Key Employee shall have executed and delivered to Buyer an Employment Agreement in substantially the form attached hereto as EXHIBIT E.

                  (j) COMPANY OPTIONS. All agreements evidencing Company Options shall have been amended, in a manner reasonably satisfactory to Buyer, to the extent necessary to provide for the treatment of such Company Options in the Merger as contemplated by this Agreement.

                  (k) SECTION 280G. The Company and any person who is a "disqualified individual" (as defined in Section 280G(c) of the Code and the proposed Treasury Regulations promulgated thereunder) with respect to the Company shall have taken any and all actions necessary such that no payment or acceleration of any right to benefits or payment pursuant to this Agreement, any Employee Plan, Contract or any other plan or arrangement shall constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                  (l) FIRPTA CERTIFICATE. Buyer shall have no actual knowledge and shall not have received a notice pursuant to Treasury Regulations Section 1.445-4 that the statement delivered by the Company pursuant to Section 6.11(e) is false.

                  (m) PURCHASE OF ASSETS OF NEXLAND, S.A. The Company shall not have exercised, in any manner, its option to acquire the assets of Nexland, S.A. pursuant to the Irrevocable Option Agreement, dated as of November 6, 2002, between the Company, Nexland, S.A. and the stockholders of Nexland, S.A. (the "IRREVOCABLE OPTION AGREEMENT").

                  (n) COMPANY WARRANTS. All Company Warrants shall have been exercised or amended in a manner reasonably satisfactory to Buyer to provide for their termination at the Effective Time.

                  (o) TERMINATION OF E.S. BANKEST, LLC AGREEMENT. That certain Factoring Agreement, dated as of January 31, 2001, between the Company and Bankest LLC shall have been terminated, the Company shall have no liability thereunder and any UCC-1 financing statement related thereto shall have been terminated.

                  (p) TERMINATION OF EXPOCREDIT CORPORATION AGREEMENT. That certain Assignment of Receivables Agreement, dated as of April 2, 2003, between the Company and ExpoCredit Corporation shall have been terminated, the Company shall have no liability thereunder and any UCC-1 financing statement related thereto shall have been terminated.

                  (q) NONCOMPETITION AGREEMENTS. Each of I. Daniel Sultan, Gregory S Levine and David Lonardo shall have executed a Noncompetition Agreement in the form attached hereto as EXHIBIT F.

                  (r) NONCOMPETITION AGREEMENT WITH NEXLAND, S.A. The Company, Nexland, S.A., Yves Many, Andre Chouraqui and I. Daniel Sultan shall have executed a Noncompetition Agreement in the form attached hereto as EXHIBIT G.

                  (s) ASSIGNMENT OF TRADEMARKS BY I. DANIEL SULTAN AND NEXLAND, S.A. The trademark "Nexland" owned by I. Daniel Sultan shall have been assigned to the Company and the trademarks "Internet Sharing Box", "Etherland" and "Plug N' Net" owned by Nexland, S.A. shall have been assigned to the Company, pursuant to a trademark assignment agreement reasonably satisfactory to Buyer.

                  (t) AMENDMENT OF IRREVOCABLE OPTION AGREEMENT. The Company shall have caused the Irrevocable Option Agreement to be amended, in a manner satisfactory to Buyer, so as to (i) terminate the limited licensed granted to Nexland, S.A. by the Company under Section 2.6 of the Irrevocable Option Agreement, (ii) grant Nexland, S.A. a limited license to sell the Company's products which Nexland, S.A. holds in its inventory as of the date hereof (the "NEXLAND, S.A. INVENTORY") in Europe and Africa for a period of 180 days from the Closing Date and (iii) grant Nexland, S.A. the limited right to use the trademarks assigned by I. Daniel Sultan and Nexland, S.A. to Buyer under Section 7.3(s) of this Agreement in Europe and Africa for a period of 180 days from the Closing Date and to the extent necessary to facilitate the disposition of the Nexland, S.A. Inventory in accordance with the terms of the amendment to the Irrevocable Option Agreement.

                  (u) TERMINATION OF AGREEMENTS WITH ADP TOTALSOURCE SERVICES, INC. All agreements between the Company and ADP TotalSource Services, Inc. including that certain Client Services Agreement dated as of December 4, 2002, shall have been terminated, effective as of the Closing Date.

                  (v) INDEMNIFICATION AGREEMENT. I. Daniel Sultan, Gregory S. Levine and Martin E. Dell'Oca shall have executed and delivered to Buyer an Indemnification Agreement, dated as of the Closing Date, in the form attached hereto as EXHIBIT H (the "INDEMNIFICATION AGREEMENT").

                                   ARTICLE 8.
                                   TERMINATION

         8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company:

                  (a) by mutual written consent of the parties duly authorized by the boards of directors of the Company and Merger Sub;

                  (b) by either Buyer or the Company if the Merger shall not have been consummated on or before August 31, 2003 (the "OUTSIDE DATE"), which date may be extended by mutual consent of the parties hereto; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this clause 8.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

                  (c) by either Buyer or the Company if (i) any law shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) a court of competent jurisdiction or other Government Entity shall have issued an order, decree, ruling or injunction, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger substantially on the terms contemplated hereby, and such order, decree, ruling, injunction or other action shall have become final; PROVIDED, that the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used its reasonable commercial efforts to remove such order, decree, ruling or injunction; or

                  (d) by either Buyer or the Company if the adoption of this Agreement by a majority of the outstanding shares of Company Common Stock is not obtained at the Company Special Meeting or any adjournment or postponement thereof (a "COMPANY NEGATIVE VOTE").

         8.2 TERMINATION BY BUYER. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company, by Buyer, if:

                  (a) The Company shall have failed to comply in any material respect with any of the covenants or agreements contained in any Section of this Agreement to be complied with or performed by the Company at or prior to such date of termination; PROVIDED, HOWEVER, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within thirty (30) days of delivery to the Company of written notice of such failure or failures;

                  (b) there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied; PROVIDED, HOWEVER, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not have been cured within thirty
(30) days of delivery to the Company of written notice of such breach or breaches; or

                  (c) (i) the board of directors of the Company fails to recommend the adoption of this Agreement to the stockholders of the Company, or withdraws, amends or modifies in a manner adverse to Buyer its recommendation to the stockholders of the Company for adoption of this Agreement, (ii) a tender offer (to which Rule 14e-2(a) applies) for any of the outstanding shares of capital stock of the Company is commenced prior to the Company Special Meeting, and within the time required by Rule 14e-2(a) under the Exchange Act the board of directors of the Company fails to recommend against acceptance of such tender offer, or takes no position with respect to such tender offer, or states its inability to take a position with respect to such tender offer, (iii) the Company or its board of directors takes any position (including making no recommendation or stating an inability to make a recommendation) with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal, (iv) the board of directors of the Company resolves (which resolution shall not modify, limit or impair the Company's obligations under this Agreement) to accept, accepts or recommends to the stockholders of the Company a Superior Proposal, or (v) the board of directors of the Company resolves to take any of the foregoing actions.

         8.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after adoption of this Agreement by the stockholders of the Company, by action of the board of directors of the Company:

                  (a) if Buyer or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in any Section of this Agreement to be complied with or performed by Buyer or Merger Sub at or prior to such date of termination; PROVIDED, HOWEVER, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within thirty (30) days of delivery to Buyer of written notice of such failure or failures; or

                  (b) if there exists a breach or breaches of any representation or warranty of Buyer or Merger Sub contained in this Agreement such that the Closing condition set forth in Section 7.2(a) would not be satisfied; PROVIDED, HOWEVER, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not be cured within thirty (30) days of delivery to Buyer of written notice of such breach or breaches.

                  (c) pursuant to and in compliance with Section 5.2(f).

         8.4 PROCEDURE FOR TERMINATION. In order to terminate this Agreement pursuant to this Article VIII, a Party shall provide written notice thereof to the other Parties.

         8.5 EFFECT OF TERMINATION.

                  (a) In the event of termination of this Agreement pursuant to this Article VIII, no Party (or any of its directors or officers) shall have any liability or further obligation under this Agreement to any other Party, except as provided in this Section 8.5 and except that nothing herein shall relieve any Party from liability for breach of this Agreement.

                  (b) If this Agreement is terminated by Buyer (i) pursuant to
Section 8.2(c), or (ii) pursuant to Section 8.2(a) as a result of a breach by the Company of a covenant contained in Section 5.2 or by the Company pursuant to
Section 8.3(c), then within two (2) Business Days of delivery by Buyer of the Buyer Expense Notice (as defined below) the Company shall pay Buyer a termination fee equal to $800,000.00 PLUS all of the expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby (collectively, the "BUYER TRANSACTION EXPENSES") as set forth in a written notice to the Company (the "BUYER EXPENSE NOTICE"). If this Agreement is terminated by Buyer or the Company pursuant to Section 8.1(d) as a result of a Company Negative Vote, then within two (2) Business Days of delivery by Buyer of the Buyer Expense Notice the Company shall pay Buyer its Buyer Transaction Expenses as set forth in a Buyer Expense Notice which shall not exceed $300,000.00; provided that if, within twelve months of the date of termination of this Agreement pursuant to Section 8.1(d) as a result of a Company Negative Vote, any Person acquires a majority of the voting stock of the Company or all or substantially all of the assets of the Company, then the Company shall pay to Buyer a termination fee equal to $800,000.00 less any termination fee previously paid upon closing of such transaction.

                  (c) Any fee payable under this Section 8.5 will be payable by wire transfer of immediately available funds to an account specified by the receiving party.

         8.6 EXTENSION; WAIVER. At any time prior to the Effective Time, Buyer or the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

         9.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

         If prior to the Closing, to the Company:

         Nexland, Inc.
         1101 Brickell Avenue
         North Tower - 2nd Floor
         Miami, Florida 33131
         Attention: Gregory S. Levine, President & Chief Executive Officer Facsimile No.: (305) 358-7771
         Telephone No.: (305) 358-3151

         With a copy to:

         Kirkpatrick & Lockhart LLP
         Miami Center
         20th Floor
         201 South Biscayne Boulevard
         Miami, Florida 33131-2399
         Attention:  Clayton Parker, Esq.
         Facsimile No.: (305) 358-7095
         Telephone No.: (305) 539-3306

         If to Buyer or Merger Sub or, if after the Closing, to the Surviving
         Corporation:

         Symantec Corporation
         20330 Stevens Creek Blvd.
         Cupertino, California 95014
         Attention:  Arthur F. Courville
         Facsimile No.:  (408) 517-8121
         Telephone No.:  (408) 517-8000

         With a copy to:

         Heller Ehrman White & McAuliffe LLP
         333 Bush Street
         San Francisco, California 94104
         Attention:  Timothy G. Hoxie, Esq.
         Facsimile No.: (415) 772-6268
         Telephone No.: (415) 772-6000

         All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon receipt of facsimile confirmation, (c) if delivered by mail in the manner described above to the address as provided for in this Section 9.1, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (d) if delivered by overnight courier to the address as provided in this Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         9.2 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

         9.3 FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

         9.4 AMENDMENT; WAIVER. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Buyer, Merger Sub and the Company. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         9.5 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person, other than any Person entitled to indemnity under Section 6.14, and each such person shall be a third-party beneficiary of the provisions set forth in Section 6.14.

         9.6 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         9.7 HEADINGS. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         9.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         9.9 GOVERNING LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware.

         9.10 ARBITRATION. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in California in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that nothing in this
Section 9.10 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in
Section 9.10 shall be valid and sufficient.

         9.11 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.12 CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra preferentum.

         9.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                                   * * * * * *

                  IN WITNESS WHEREOF, Buyer, Merger Sub and the Company have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

                               SYMANTEC CORPORATION



                               By:  /s/ John W. Thompson
                                   --------------------------------------------
                               Name:  John W. Thompson
                               Title:  Chairman and Chief Executive Officer


                               NEBRASKA ACQUISITION SUB, INC.


                               By: /s/
                                   --------------------------------------------
                               Name:
                                   --------------------------------------------
                               Title:
                                   --------------------------------------------


                               NEXLAND, INC.



                               By:  /s/
                                   --------------------------------------------
                               Name:
                                   --------------------------------------------
                               Title:
                                   --------------------------------------------







                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                                   APPENDIX B


                            FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of ________, 2003 by and among the undersigned stockholder ("STOCKHOLDER") of Nexland, Inc., a Delaware corporation (the "COMPANY"), and Symantec Corporation, a Delaware corporation ("SYMANTEC").

                                    RECITALS

         A. Stockholder is the registered and/or beneficial owner of such number of shares of the Company's common stock (the "COMMON STOCK") and options to purchase shares of the Common Stock as is indicated on EXHIBIT A to this Agreement.

         B. Nebraska Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Symantec ("MERGER SUB"), and the Company are entering into the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of the date hereof, pursuant to which Merger Sub will merge with and into the Company upon the terms and conditions set forth in the Merger Agreement (the "MERGER"). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

         C. The execution of this Agreement by Stockholder is a condition to Symantec's obligation to execute the Merger Agreement.

         D. The parties wish to provide for the voting arrangements set forth in this Agreement.

         In consideration of the mutual covenants and agreements set forth herein, the Company's and Symantec's willingness to enter into the Merger Agreement, and such other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. VOTING AGREEMENT. Subject to Section 3 below, Stockholder hereby irrevocably agrees to vote (or cause to be voted) all of its shares of capital stock of the Company as is indicated on EXHIBIT A and all other shares of capital stock of the Company now owned or hereafter acquired, or which Stockholder may be empowered to vote (the "SHARES"), from time to time and at all times, whether at an annual or special meeting of the Company's stockholders, or upon an action by written consent, (a) in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger, (b) against any action or agreement that would result in a breach in any material respect of the Company and Symantec under the Merger Agreement, and (c) except as otherwise agreed to in writing in advance by the Company (other than the Merger and the other transactions contemplated by the Merger Agreement), against: (i) any Acquisition Proposal, (ii) any change in the board of directors of the Company other than in connection with the Merger,
(iii) any amendment of the Company's certificate of incorporation other than in connection with the Merger or (iv) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially and adversely affect the contemplated benefits to the Company of the Merger and the other transactions contemplated by the Merger Agreement.

Stockholder shall not enter into any agreement or understanding, whether oral or written, with any person or entity prior to the termination of this Agreement to vote thereafter in a manner inconsistent with this Section 1.

         2. IRREVOCABLE PROXY. Contemporaneously with the execution of this Agreement, Stockholder has executed and delivered to Symantec a duly executed proxy in the form attached hereto as EXHIBIT B (the "PROXY") with respect to each meeting of stockholders of Company, such Proxy to cover the total number of Shares for which Stockholder is entitled to vote at any such meeting. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until on or after the Expiration Date (as defined below). Symantec shall (i) vote for each proposal or give its consent, as applicable, with respect to any matter described in Section 1(a) and (ii) vote against or withhold its consent, as applicable, with respect to (A) any matter described in Section 1(b) and (B) unless agreed to in writing in advance by the Company and Symantec, any matter described in Section 1(c).

         3. TERM. This Agreement shall be effective as of the date hereof and shall continue in effect until the earlier to occur of (i) the Effective Time of the Merger or (ii) termination of the Merger Agreement in accordance with its terms (the "EXPIRATION DATE").

         4. SOLICITATION. Prior to the Expiration Date, Stockholder shall not, directly or indirectly: (i) solicit, initiate or encourage (including by way of furnishing nonpublic information) inquiries or proposals concerning any Acquisition Proposal or, except as set for in the Merger Agreement, have discussions or negotiations with any third party (other than Symantec or Merger
Sub) regarding any Acquisition Proposal (other than the Merger); or (ii) induce or encourage any other stockholder of the Company to vote against, or fail to vote in favor of, the Merger Agreement and the Merger. Stockholder shall notify Symantec of any written inquiries or proposals it receives relating to any Acquisition Proposal.

         5. SPECIFIC ENFORCEMENT. The parties acknowledge and agree that the parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed by the parties in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that Symantec and the Company shall be entitled to an injunction to prevent breaches of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which the parties may be entitled at law or in equity. Each party consents to personal jurisdiction in any such action brought in the United States District Court for the Northern District of California or in any court of the State of California having subject matter jurisdiction.

         6. AGREEMENT TO RETAIN SHARES. Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date, unless each person or entity to which any of such Shares are or may be transferred shall have: (a) executed a counterpart of this Agreement and a Proxy (with such modifications as Symantec may reasonably request); and (b) agreed in writing to hold such Shares subject to all of the terms and provisions of this Agreement.

         7. WAIVER OF APPRAISAL RIGHTS. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 262 of the General Corporation Law of the State of Delaware) and any similar rights relating to the Merger or any related transaction that Stockholder or any other person may have by virtue of the ownership of any outstanding shares of Common Stock.

         8. LEGEND REQUIREMENT. All certificates evidencing the Shares shall, during the term of this Agreement, bear such restrictive legends as Symantec and its counsel deem necessary or advisable under applicable law or pursuant to this Agreement, and the Company agrees to so legend such Shares. Such legend may include, without limitation, the following:

                  "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING RESTRICTIONS PURSUANT TO A VOTING AGREEMENT RELATING TO SUCH SECURITIES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

         9. REPRESENTATIONS AND WARRANTIES.

                  9.1 OWNERSHIP OF SHARES. Stockholder represents and warrants that (a) it has good title to and is the sole record owner of the Shares and it does not own beneficially or of record any other capital stock of the Company,
(b) the Shares are validly issued, fully paid and nonassessable and (c) except for the encumbrances and restrictions arising hereunder, it has no knowledge of the Shares that are owned by Stockholder being subject to any pledges, liens, security interests, adverse claims, assessments, proxies, participations, options, equities, charges or encumbrances of any nature whatsoever with respect to the ownership of or right to vote or dispose of such Shares, except for applicable securities laws and the transactions documents under which they were issued.

                  9.2 AUTHORITY; DUE EXECUTION; ENFORCEABILITY. Stockholder hereby represents and warrants that he has the full right, power, capacity and authority to enter into this Agreement and Stockholder has sole voting power and sole power of disposition with respect to the Shares with no restrictions on Stockholder's voting rights or rights of disposition pertaining thereto. Each party hereto represents and warrants that this Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforcement thereof may be limited against such party by (a) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers (the "ENFORCEABILITY EXCEPTIONS"). The Proxy, when duly executed and delivered by Stockholder, will constitute the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited against Stockholder by the Enforceability Exceptions. If Stockholder is married and the Shares constitute community property, this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of,

Stockholder's spouse, enforceable against Stockholder's spouse in accordance with its terms, subject to laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies.

                  9.3 NO CONFLICTS OR CONSENTS. Each party hereto represents and warrants that the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, with or without giving of notice or the passage of time, (a) violate any judgment, award, decree, injunction or order of any court, arbitrator or governmental agency applicable to such party or its property or assets or any federal or state law, statute or regulation, (b) conflict with, result in the breach of any provision of or constitute a violation of or default under any agreement or instrument to which such party is a party or by which such party or such party's property or assets may be bound, or (c) require any consent or approval of any person.

                  9.4 TITLE TO SECURITIES. As of the date of this Agreement: (a) Stockholder either (i) holds of record or (ii) beneficially owns with the right to vote (in the case of clause (i) and (ii), free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances (collectively, "LIENS")), other than a right of repurchase in favor of the Company, the number of outstanding shares of Common Stock set forth on EXHIBIT A hereof; and (b) Stockholder holds (free and clear of any Liens) the options and other rights to acquire shares of Company Common Stock set forth under the caption "Options and Other Rights to Purchase Common Stock" on EXHIBIT A hereof; and (c) Stockholder does not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options and other rights specified on EXHIBIT A hereof.

                  9.5 RELIANCE BY SYMANTEC AND MERGER SUB. Stockholder understands and acknowledges that Symantec and Merger Sub are entering into the Merger Agreement in reliance, in part, upon Stockholder's execution and delivery of this Agreement. Stockholder has sole voting power with respect to the Shares.

                  9.6 DUTY OF CANDOR. Stockholder represents and warrants that for each patent application filed by Nexland with the U.S. Patent and Trademark Office (the "USPTO"), Stockholder is not aware of any relevant references or publications that either should have been disclosed or need to be disclosed to the USPTO.

         10. COVENANTS OF STOCKHOLDER. Except as set forth in the Merger Agreement, Stockholder hereby covenants and agrees that during the term hereof it shall not enter into any transaction, take any action or by inaction permit any event to occur, that would result in any of the representations or warranties of Stockholder herein contained not being true and correct. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have under Section 262 of the General Corporation Law of the State of Delaware or otherwise.

         11. CONFIDENTIALITY. Stockholder agrees, except as otherwise required by legal process, (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as Symantec or the Company has disclosed publicly the Merger or the Expiration Date occurs or such information becomes public not through disclosure by Stockholder.

         12. MISCELLANEOUS.

                  12.1 ASSIGNMENT; TRANSFER OF RIGHTS. This Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the parties. The Shares may be transferred or assigned by Stockholder; provided, however, that (i) Symantec and the Company must receive written notice prior to the time of said transfer or assignment, stating the name and address of said transferee or assignee, and
(ii) such transferee or assignee must agree in writing (which writing shall be in a form acceptable to the Company) to be bound by the terms and conditions of this Agreement.

                  12.2 FURTHER ASSURANCES. Stockholder shall cooperate with the Company and execute and deliver any additional documents necessary or desirable, in the opinion of the Company or its counsel, to evidence the irrevocable proxy granted herein with respect to the Shares and to carry into effect the intent and purposes of each provision of this Agreement.

                  12.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding those laws that direct the application of the laws of another jurisdiction.

                  12.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12.5 NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the party at the address set forth below such party's name on the signature page of this Agreement, or at a new address as such party may designate by 10 days' advance written notice to the other parties hereto.

                  12.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  12.7 SURVIVAL. The representations, warranties and agreements of the parties contained in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect following termination of the Agreement.

                  12.8 COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

                  12.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto. This Agreement, the Proxy and the Merger Agreement constitute and contain the entire agreement of the parties with regard to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties regarding the subject matter hereof or thereof.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

STOCKHOLDER:                   By:
                                     -------------------------------------------
                               Name:
                                     -------------------------------------------

                               Address:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Telephone:
                                                  ------------------------------
                                        Facsimile:
                                                  ------------------------------

SYMANTEC:


                               By:
                                   ---------------------------------------------
                               Name: John W. Thompson
                               Title: Chairman and Chief Executive Officer

                               Address: Symantec Corporation
                                        20330 Stevens Creek Blvd.
                                        Cupertino, California 95014
                                        Telephone: (408) 517-8000
                                        Facsimile: (408) 517-8121






                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                    EXHIBIT A
                               TO VOTING AGREEMENT

___________ is the registered and/or beneficial owner of such number of shares of the Company's common stock and options to purchase shares of the Common Stock as indicated below:

Shares of common stock:_____________________

Company options:___________________________

                                    EXHIBIT B
                               TO VOTING AGREEMENT

                                IRREVOCABLE PROXY

         The undersigned stockholder of Nexland, Inc., a Delaware corporation ("NEXLAND"), hereby irrevocably (to the full extent permitted by Section 212 of the General Corporation Law of the State of Delaware) appoints Gregory E. Myers and Arthur F. Courville, and each of them, or any other designee of Symantec Corporation, a Delaware corporation ("SYMANTEC"), as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Nexland that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Nexland issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Nexland as of the date of this Proxy are listed on the final page of this Proxy.

         Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the extent provided in Section 212 of the General Corporation Law of the State of Delaware) and is granted in consideration of Symantec entering into that certain Agreement and Plan of Merger among Nexland, Nebraska Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Symantec ("MERGER SUB"), and Symantec (such agreement as it may be amended or restated is hereinafter referred to as the "MERGER AGREEMENT"). The Merger Agreement provides for the merger of Merger Sub with and into Nexland (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the date of termination of the Merger Agreement in accordance with its terms.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the General Corporation Law of the State of Delaware), at every annual, special or adjourned meeting of the stockholders of Nexland and in every written consent in lieu of such meeting as follows:

                  (a) in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger,

                  (b) against any action or agreement that would result in a breach in any material respect of Nexland and Symantec under the Merger Agreement; and

                  (c) except as otherwise agreed to in writing in advance by Nexland (other than the Merger and the other transactions contemplated by the Merger Agreement), against:

                           (i) any Acquisition Proposal (as defined in the
Merger Agreement);

                           (ii) any change in the board of directors of Nexland
other than in connection with the Merger;

                           (iii) any amendment of Nexland's certificate of
incorporation other than in connection with the Merger; or

                           (iv) any other action which is intended, or could
reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially and adversely affect the contemplated benefits to Nexland of the Merger and the other transactions contemplated by the Merger Agreement.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         This Proxy is coupled with an interest and is irrevocable.

Dated:          , 2003
      ----------

--------------------------------------
(Signature of Stockholder)

-------------------------------------
(Print Name of Stockholder)

Shares beneficially owned:

          shares of Nexland, Inc. Common Stock
---------

                                   APPENDIX C


                   OPINION OF KENDRICK PIERCE SECURITIES, INC.


May 13, 2003

The Board of Directors
Nexland, Inc.
1101 Brickell Avenue
North Tower, 2nd Floor
Miami, FL 33131

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Nexland, Inc. ("Nexland") of the aggregate consideration in the proposed merger (the "Merger") of Nexland into Nebraska Acquisition Sub, Inc., a Delaware Corporation ("Merger Sub") and subsidiary of Symantec Corporation ("Symantec"), pursuant to the Agreement and Plan of Merger, dated as of May 13, 2003, between Buyer, Merger Sub and Nexland and other such documents related thereto (the "Agreement"). Pursuant to the terms of the Agreement, Buyer will pay gross aggregate consideration of $19,600,000 in cash for all of the outstanding equity interest in Nexland. It is our understanding that the aggregate consideration will result in an estimated net consideration of $.5118 per outstanding share, after payment of $1,777,376 to the holders of outstanding options and warrants. It is further our understanding that no transaction expenses will be deducted from the aggregate consideration that is distributed to the shareholders of Nexland; however, I. Daniel Sultan, Gregory S. Levine and Martin E. Dell'Oca (the "Directors") shall have executed an Indemnification Agreement (the " Indemnification Agreement") with Symantec and Merger Sub pursuant to which the Directors have agreed to indemnify Symantec for certain liabilities of Nexland.

Kendrick, Pierce Securities, Inc., as part of its investment banking business, is continually engaged in the valuation of securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. We have acted exclusively for the Board of Directors of Nexland in rendering this fairness opinion and will receive a fee from Nexland for our services that is principally contingent upon the consummation of the Merger. Nexland has agreed to indemnify us against certain liabilities arising out of our engagement including the rendering of this opinion and other matters.

In connection with this opinion, we have, among other things,

         1. reviewed, analyzed and relied upon the draft Agreement dated as of May 12, 2003;

         2. reviewed Nexland's Form 10-KSB for the fiscal years ended December 31, 2002 and December 31, 2001 filed with the Securities and Exchange Commission;

         3. reviewed certain financial statements, including the unaudited financial statements dated March 31, 2003, and other operating data, including financial forecasts and other forward looking information prepared and/or furnished to us by the management of the Nexland;

         4. held discussions with senior management of Nexland and their counsel regarding the past and current business operations, financial condition and future prospects and such other matters as we have deemed relevant to our inquiry;

         5. compared certain financial and stock market information for Nexland and for certain other companies deemed relevant to our analysis, the securities of which are publicly traded,

         6. reviewed prices and premiums paid in other transactions that we considered relevant to our analysis of the Transaction;

         7. and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us by Nexland's management or its representatives or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Nexland as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management made in good faith and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by management. We have not assumed any responsibility for the independent verification of any such information or projections provided to us and we have relied further on the assurances of the senior management team of Nexland that all such information is complete and accurate in all material respects and that they are unaware of any facts or circumstances that would make such information incomplete or misleading in any material respect.

We have further assumed that the draft Agreement furnished to us is identical in all respects material to our analysis to the definitive agreements to be executed in connection with the Merger and that the Merger will be consummated in accordance with the terms thereof including that, in all respects material to our analysis, the representations and warranties made by the parties thereto are true and accurate in all materials respects.

We have not made an independent evaluation or appraisal of the assets or liabilities of Nexland, including its intellectual property, and we have not been furnished with any such current evaluation or appraisal.

We have not opined as to the fairness of the consideration paid to the Directors because such consideration may be reduced by any potential liabilities pursuant to the Indemnification Agreement

We understand that the Merger will not qualify as a tax-free reorganization under the United States Internal Revenue Code and that the consideration will be taxable to the stockholders of Nexland.

Our opinion is necessarily based on market, economic, financial and other circumstances and conditions as they exist and can be evaluated as of the date of this letter. By rendering this opinion, we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof.

This opinion does not address Nexland's underlying business decision to effect the Merger or the availability or advisability of any alternatives to the Merger. This opinion is not a recommendation to Nexland's directors or shareholders as to whether to approve or vote for the Merger.

It is understood that this letter is intended for the information of Nexland's Board of Directors in evaluating the Merger and does not confer rights or remedies upon any other party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which shall not be unreasonably withheld; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed by Nexland to its stockholders in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the aggregate consideration in the Merger is fair, from a financial point of view, to the stockholders of Nexland.

Very truly yours,


Kendrick Pierce Securities, Inc.

                                   APPENDIX D


                          SECTION 262. APPRAISAL RIGHTS

                                                                         ANNEX D

                        DELAWARE GENERAL CORPORATION LAW

     SECTION 262.  Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX E


                                   PROXY CARD

                                  NEXLAND, INC.
                              1101 BRICKELL AVENUE
                             NORTH TOWER - 2ND FLOOR
                              MIAMI, FLORIDA 33131
                      2003 SPECIAL MEETING OF STOCKHOLDERS

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEXLAND, INC.

Gregory S. Levine and Martin E. Dell'Oca, or either one or more of them with power of substitution in each, are hereby authorized to represent the undersigned as proxies at the 2003 Special Meeting of Stockholders of Nexland, Inc. to be held at J.W. Marriott Hotel, 1109 Brickell Avenue, 5th Floor, Miami, Florida 33131 on July 14, 2003, at 10:00 a.m., and at any adjournment thereof, and to vote the same number of shares as the undersigned would be entitled to vote if then personally present and voting thereat.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED MAY 13, 2003 ENTERED INTO AMONG NEXLAND, INC., SYMANTEC CORPORATION, AND NEBRASKA ACQUISITION SUB, INC.

         (IMPORTANT TO BE SIGNED AND DATED BELOW. THANK YOU FOR VOTING.)

Please mark votes as in this example [X].

APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED MAY 13, 2003 ENTERED INTO AMONG NEXLAND, INC., SYMANTEC CORPORATION, AND NEBRASKA ACQUISITION SUB, INC.

                             FOR   AGAINST   ABSTAIN
                             [ ]     [ ]       [ ]

--------------------------------------------------------------------------------


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER. IN THEIR DISCRETION, THE PROXIES LISTED ABOVE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
                                    DATED:                              , 2003
                                           -----------------------------

----------------------------        -------------------------------------------
Print Name                                         Signature

----------------------------        -------------------------------------------
Print Name, if held jointly                 Signature, if held jointly

                                    Please date, print and sign your name above.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                      E-2